Exhibit 10.1

OFFICE LEASE

by and between

BSREP II SS CHICAGO LLC,

as Landlord,

and

VIVID SEATS LLC,

as Tenant

24 East Washington Street

Chicago, Illinois

1.	BASIC LEASE PROVISIONS..........................................................................................................................		1
	A.	Landlord: BSREP II SS CHICAGO LLC............................................................................................	1
	B.	Tenant: VIVID SEATS LLC, a Delaware limited liability company..................................................	1
	C.	Guarantor: None...................................................................................................................................	2
	D.	Premises Location................................................................................................................................	2
	E.	Rentable Square Feet of the Premises..................................................................................................	2
	F.	Rentable Square Feet of the Building...................................................................................................	2
	G.	Term.....................................................................................................................................................	2
	H.	Commencement Date...........................................................................................................................	2
	I.	Expiration Date.....................................................................................................................................	2
	J.	Projected Turnover Date......................................................................................................................	2
	K.	Base Rent..............................................................................................................................................	2
	L.	Rent Abatement Months.......................................................................................................................	3
	M.	Partial Rent Abatement Months...........................................................................................................	3
	N.	Tenant’s Proportionate Share...............................................................................................................	3
	O.	Security Deposit...................................................................................................................................	3
	P.	Broker(s)...............................................................................................................................................	3
	Q.	Early Occupancy Charge......................................................................................................................	3
	R.	Workletter.............................................................................................................................................	3
	S.	Allowance.............................................................................................................................................	3
2.	LEASE OF PREMISES......................................................................................................................................................		6
3.	DESCRIPTION OF THE PROPERTY, PROJECT, BUILDING, PREMISES AND COMMON AREAS......................		7
	A.	The Property.........................................................................................................................................	7
	B.	The Building.........................................................................................................................................	7
	C.	The Premises; Rentable Square Feet....................................................................................................	7
	D.	The Common Areas..............................................................................................................................	7
	E.	The Project...........................................................................................................................................	7
4.	TERM AND POSSESSION..........................................................................................................................................		8
	A.	Commencement and Expiration...........................................................................................................	8
	B.	Landlord Work; Turnover Condition...................................................................................................	8
	C.	“As Is”..................................................................................................................................................	8
5.	RENT...................................................................................................................................................................................		8
	A.	Definitions............................................................................................................................................	8
	B.	Components of Rent.............................................................................................................................	12
	C.	Payment of Rent...................................................................................................................................	14
	D.	Tenant’s Proportionate Share...............................................................................................................	15
	E.	Audit Rights.........................................................................................................................................	15
	F.	Controllable Expenses..........................................................................................................................	15
6.	USE.....................................................................................................................................................................		16
7.	CONDITION OF PREMISES...........................................................................................................................		16
8.	BUILDING SERVICES.....................................................................................................................................		16
	A.	Basic Services.......................................................................................................................................	16
	B.	Electricity.............................................................................................................................................	17
	C.	Telephones............................................................................................................................................	17
	D.	Additional Service; Supplemental Air Conditioning Units..................................................................	17
	E.	Failure or Delay in Furnishing Services...............................................................................................	18
	F.	Holidays................................................................................................................................................	18
	G.	Tenant Cleaning...................................................................................................................................	18
9.	RULES AND REGULATIONS........................................................................................................................		19
10.	CERTAIN RIGHTS RESERVED TO LANDLORD........................................................................................		19
11.	MAINTENANCE AND REPAIRS...................................................................................................................		19
	A.	Tenant’s Obligations............................................................................................................................	19

	B.	Landlord’s Obligations.........................................................................................................................	20
12.	ALTERATIONS................................................................................................................................................		20
	A.	Requirements........................................................................................................................................	20
	B.	Liens.....................................................................................................................................................	21
	C.	Reasonable Consent.............................................................................................................................	21
	D.	Interior Decorating Alterations............................................................................................................	21
13.	INSURANCE.....................................................................................................................................................		22
	A.	Tenant’s Insurance...............................................................................................................................	22
	B.	Landlord’s Insurance...........................................................................................................................	23
	C.	Risk of Loss..........................................................................................................................................	23
	D.	General Waiver.....................................................................................................................................	23
14.	TENANT’S RESPONSIBILITIES....................................................................................................................		23
	A.	Waiver of Claims..................................................................................................................................	23
	B.	Indemnity by Tenant............................................................................................................................	24
	C.	Indemnity by Landlord.........................................................................................................................	24
	D.	Landlord’s Negligence.........................................................................................................................	24
15.	DAMAGE OR DESTRUCTION BY CASUALTY..........................................................................................		24
	A.	Termination of Lease, Repair by Landlord..........................................................................................	24
	B.	Repair by Tenant..................................................................................................................................	25
	C.	Abatement of Rent...............................................................................................................................	26
	D.	Untenantability....................................................................................................................................	26
	E.	Core and Shell.....................................................................................................................................	26
16.	EMINENT DOMAIN.......................................................................................................................................		26
	A.	Substantial Taking...............................................................................................................................	26
	B.	Taking of Part......................................................................................................................................	27
	C.	Compensation......................................................................................................................................	27
17.	ASSIGNMENT AND SUBLETTING.............................................................................................................		27
	A.	Prohibitions.........................................................................................................................................	27
	B.	Continuing Liability............................................................................................................................	27
	C.	Notice of Proposed Assignment or Sublease......................................................................................	27
	D.	Grounds for Withholding Consent......................................................................................................	28
	E.	Excess Rent Payment..........................................................................................................................	29
	F.	Lease Assumption...............................................................................................................................	29
	G.	Corporation, Partnership and Limited Liability Company Transfers.................................................	29
	H.	Permitted Transfers.............................................................................................................................	29
	I.	Prohibition...........................................................................................................................................	30
18.	SURRENDER...................................................................................................................................................		30
19.	DEFAULTS AND REMEDIES........................................................................................................................		31
	A.	Evidence of Default.............................................................................................................................	31
	B.	Right of Re‑Entry................................................................................................................................	31
	C.	Termination of Right to Possession....................................................................................................	31
	D.	Termination of Lease..........................................................................................................................	32
	E.	Other Remedies..................................................................................................................................	32
	F.	Bankruptcy.........................................................................................................................................	32
	G.	Waiver of Trial by Jury......................................................................................................................	32
	H.	Venue.................................................................................................................................................	32
	I.	Landlord Defaults..............................................................................................................................	32
	J.	Waiver of Consequential and Punitive Damages..............................................................................	32
20.	HOLDING OVER...........................................................................................................................................		33
21.	SECURITY DEPOSIT....................................................................................................................................		33
	A.	Security Deposit...................................................................................................................................	33
22.	HAZARDOUS SUBSTANCES; ADA..............................................................................................................		34

	A.	Hazardous Substances..........................................................................................................................	34
	B.	Landlord Responsibility.......................................................................................................................	34
	C.	Americans With Disabilities Act..........................................................................................................	35
23.	ESTOPPEL CERTIFICATE............................................................................................................................		36
24.	SUBORDINATION.........................................................................................................................................		36
	A.	Subordination of Lease.......................................................................................................................	36
	B.	Notice of and Opportunity to Cure Defaults.......................................................................................	36
	C.	Rights of Successors...........................................................................................................................	37
	D.	Subordination of Mortgage.................................................................................................................	37
	E.	Liability of Mortgagee and Ground Lessor........................................................................................	37
	F.	Immediate Default..............................................................................................................................	37
25.	QUIET ENJOYMENT.....................................................................................................................................		38
26.	BROKER..........................................................................................................................................................		38
27.	NOTICES.........................................................................................................................................................		38
28.	LANDLORD WORK; TENANT’S WORK....................................................................................................		38
	A.	Landlord Work....................................................................................................................................	38
	B.	Substantially Complete.......................................................................................................................	38
	C.	Turnover; Tenant’s Work...................................................................................................................	39
	D.	Early Occupancy................................................................................................................................	39
	E.	Turnover Date; Substantial Completion; Defects..............................................................................	40
29.	MISCELLANEOUS........................................................................................................................................		40
	A.	Successors and Assigns......................................................................................................................	40
	B.	Entire Agreement...............................................................................................................................	40
	C.	Time of Essence.................................................................................................................................	40
	D.	Counterparts.......................................................................................................................................	40
	E.	Execution and Delivery......................................................................................................................	40
	F.	Severability.........................................................................................................................................	40
	G.	Governing Law...................................................................................................................................	40
	H.	Attorneys’ Fees...................................................................................................................................	40
	I.	Delay in Possession............................................................................................................................	41
	J.	Tenant; Joint and Several Liability....................................................................................................	41
	K.	Force Majeure....................................................................................................................................	41
	L.	Captions.............................................................................................................................................	41
	M.	No Waiver..........................................................................................................................................	41
	N.	Landlord.............................................................................................................................................	41
	O.	Landlord’s Right to Perform Tenant’s Duties...................................................................................	42
	P.	Landlord Access to Premises..............................................................................................................	42
	Q.	Limitation of Liability........................................................................................................................	42
	R.	Prohibited Persons and Transactions..................................................................................................	43
	S.	Taxable REIT Subsidiary....................................................................................................................	43
	T.	Landlord as Agent...............................................................................................................................	43
	U.	Partial Payment of Rent......................................................................................................................	43
	V.	Cellular Service..................................................................................................................................	43
	W.	Landlord’s Lien..................................................................................................................................	43
	X.	Access.................................................................................................................................................	43
	Y.	No Re-Measurement...........................................................................................................................	43
30.	RIGHT OF FIRST OFFER..............................................................................................................................		44
31.	EXTENSION OPTION....................................................................................................................................		47
32.	MARKET RENTAL RATE............................................................................................................................		48
33.	SIGNAGE........................................................................................................................................................		49
34.	OPTION TO TERMINATE............................................................................................................................		50
35.	SATELLITE DISH..........................................................................................................................................		51

36.	COMPETITORS..............................................................................................................................................	52
37.	SUBSTITUTION OF OTHER PREMISES....................................................................................................	52
38.	AMENITIES....................................................................................................................................................	53
39.	PRE-OCCUPANCY EXPANSION OPTION.................................................................................................	55
40.	SELF HELP/SET-OFF RIGHTS-ALLOWANCE DISBURSEMENT DEFAULTS.....................................	56

EXHIBITS

A. Landlord Work Outline Specifications

B. Floor Plan(s)

C. Workletter

D. Rules and Regulations

E. HVAC Specifications/Guidelines

F. General Location and Other Agreed Upon Features of Lobby Signage

G. First Offer Space-Rights of Prior Rights Tenants

H. Cleaning Specifications

OFFICE LEASE

(24 East Washington Street Chicago)

THIS OFFICE LEASE (“Lease” or “lease”) is made as of the ____21___ day of _____December_____, 2021, between BSREP II SS CHICAGO LLC, a Delaware limited liability company (“Landlord”), and VIVID SEATS LLC, a Delaware limited liability company (“Tenant”).

1. BASIC LEASE PROVISIONS. The basic terms of this Lease are known as the “Basic Lease Provisions”, which are set forth below:

A. Landlord:

BSREP II SS CHICAGO LLC

A.1 Landlord’s Address:

Brookfield Properties Canada Management LP

Brookfield Place

700- 181 Bay Street

Toronto, ON, M5J 2T3

Canada

Attention: SVP, Legal Counsel

With a copy to:

Brookfield Properties (USA II) LLC

Brookfield Place

250 Vesey Street

15th Floor

New York, NY 10281-1023

USA

Attention: SVP Legal Leasing

With a further copy to:

Brookfield Properties Management Office

24 East Washington Street, Suite 1375

Chicago, Illinois 60602

Attention: General Manager

With a further copy to:

DLA Piper LLP (US)

444 West Lake Street

Chicago, Illinois 60601

Attention: Edward S. Goldman, Esq.

B. Tenant:

VIVID SEATS LLC, a Delaware limited liability company

B.1 Tenant’s Address

Prior to the Commencement Date:

Vivid Seats LLC

111 N. Canal St., Ste. 800

Chicago, Illinois 60606

Attention: Legal Department

Email: David.Morris@vividseats.com

With a copy to:

William J. Lewis

c/o Barnes & Thornburg LLP

One North Wacker Drive, Suite 4400

Chicago, IL 60606

Email: wlewis@btlaw.com

After Commencement Date:

Vivid Seats LLC

24 East Washington Street, 9th Floor

Chicago, Illinois 60602

Attention: Legal Department

Email: David.Morris@vividseats.com

With a copy to:

William J. Lewis

c/o Barnes & Thornburg LLP

One North Wacker Drive, Suite 4400

Chicago, IL 60606

Email: wlewis@btlaw.com

C. Guarantor: None

D. Premises Location. Floor(s): a portion of the 9th floor, to be known as Suite 900, as more fully described in Section 3.C. below.

E. Rentable Square Feet of the Premises. 47,881 Rentable Square Feet, measured in accordance with the standards described in Section 3.C., and subject to any expansion rights provided in this Lease.

F. Rentable Square Feet of the Building. 636,848 Rentable Square Feet, as measured in accordance with the standards described in Section 3.C.

G. Term. Approximately eleven (11) years, beginning with the Commencement Date and ending with the Expiration Date, subject to any exercised extension and/or termination rights provided in this Lease, and as may be extended pursuant to extension options set forth herein or as otherwise agreed upon in writing by the parties, at their sole discretion.

H. Commencement Date. January 1, 2023 (subject to adjustment, if applicable, under Section 4.A. below, and without limitation of certain early occupancy rights of Tenant as expressly provided in Section 28.D. below).

I. Expiration Date. The last day of the eleventh (11th) Lease Year (as defined in Section 5.A.(ii) below).

J. Projected Turnover Date. The thirtieth (30th) day following the date of mutual execution and delivery of this Lease by Landlord and Tenant.

K. Base Rent. (Subject to Section 5):

Lease Year	Annual Base Rent (RSF)	Annual Base Rent	Monthly Base Rent
1	$30.50	$1,460,370.50	$121,697.54
2	$31.19	$1,493,408.39	$124,450.70
3	$31.89	$1,526,925.09	$127,243.76
4	$32.61	$1,561,399.41	$130,116.62
5	$33.34	$1,596,352.54	$133,029.38
6	$34.09	$1,632,263.29	$136,021.94
7	$34.86	$1,669,131.66	$139,094.31
8	$35.64	$1,706,478.84	$142,206.57
9	$36.44	$1,744,783.64	$145,398.64
10	$37.26	$1,784,046.06	$148,670.51
11 (through Expiration Date)	$38.10	$1,824,266.10	$152,022.18

L. Rent Abatement Months. Each of the first fourteen (14) full calendar months occurring from and after the Commencement Date, pursuant to Section 5.B.

M. Partial Rent Abatement Months. Each of the first six (6) full calendar months occurring from and after the last Rent Abatement Month pursuant to Section 5.B.

N. Tenant’s Proportionate Share. 7.52% (which percentage shall be determined and subject to adjustment as provided in Section 5.D. below).

O. Security Deposit. $176,840.49, as provided in Section 21.

P. Broker(s). The Telos Group LLC (“Landlord’s Broker”) and CBRE, Inc. (“Tenant’s Broker”).

Q. Early Occupancy Charge. $.10 per Rentable Square Foot of the Premises per calendar month.

R. Workletter. The Workletter Agreement attached hereto and incorporated herein as Exhibit C.

S. Allowance. The aggregate of $6,463,935.00 (i.e., being $135 per RSF of the Premises), as set forth in Section 9 of the Workletter.

The Basic Lease Provisions are intended to be only a summary of certain basic terms of this Lease. In the event of any inconsistency between such terms and the terms hereinafter set out in this Lease, the latter shall govern.

1.1 Definitions.

In this Lease, unless specifically defined differently in the subject matter of any provision hereof:

(a) “Additional Rent” has the meaning given to it in Section 5.B;

(b) “Additional Rules and Regulations” has the meaning given to it in Section 9;

(c) “Allowance” has the meaning given to it in Section 9(a)(i) of the Workletter;

(d) “Allowance Permitted Costs” has the meaning given to in Section 9(a)(i) of the Workletter;

(e) “Bankruptcy Event” shall be deemed to have occurred with respect to Tenant or any Guarantor of Tenant’s obligations under this Lease if (i) such Person makes an assignment for the benefit of creditors, (ii) such Person commences a voluntary case or proceeding under any applicable law (including, without limitation, Title 11 of the United States Code) in any jurisdiction (including, without limitation, the United States, any state or any foreign jurisdiction) relating to bankruptcy, insolvency, reorganization, liquidation, dissolution or relief of debtors, (iii) such Person is adjudged a bankrupt or insolvent, or has entered against it an order for relief or similar adjudication, in any proceeding in any jurisdiction (including, without limitation, the United States, any state or any foreign jurisdiction) relating to bankruptcy, insolvency, reorganization, dissolution, liquidation or relief of debtors, (iv) such Person files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any law (including, without limitation, Title 11 of the United States Code) of any jurisdiction (including, without limitation, the United States, any state or any foreign jurisdiction), (v) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding in any jurisdiction (including, without limitation, the United States, any state or any foreign jurisdiction) relating to bankruptcy, insolvency, reorganization, dissolution, liquidation or relief of debtors, (vi) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver, assignee, liquidator, conservator, administrator, sequestrator, custodian or similar official for the Person or of all or any substantial part of its assets, (vii) such person admits in writing its inability to pay its debts generally as they become due, or (viii) any involuntary case, proceeding or other action against such Person shall be commenced in any jurisdiction (including, without limitation, the United States, any state or any foreign jurisdiction) seeking to have an order for relief entered against it as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition of it or its debts or similar relief under any law (including, without limitation, Title 11 of the United States Code) of any jurisdiction (including, without limitation, the United States, any state or any foreign jurisdiction) relating to bankruptcy, insolvency, reorganization, dissolution, liquidation or relief of debtors, or seeking appointment of a trustee, receiver, assignee, liquidator, conservator, administrator, sequestrator, custodian or similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (A) results in the entry of any order for relief or similar adjudication against it, or (B) shall remain undismissed for a period of ninety (90) days;

(f) “BOMA” has the meaning given to it in Section 3.C.;

(g) “Building” has the meaning given to it in Section 3.B.;

(h) “Building Systems” means:

(i) the base Building “HVAC Systems” (as defined below) and all other base Building systems, installations and facilities from time to time installed in or servicing the Building (or any portion thereof) or the Common Areas (or any portion thereof), whether exclusively or in common with other parts of the Project including, but not limited to, the base Building elevators and escalators and the following base Building systems, installations and facilities: mechanical (including plumbing, sprinkler, drainage and sewage and any distribution channels of same, other than distribution channels installed by Tenant), electrical (including lighting and emergency power and any distribution channels of same, other than distribution channels installed by Tenant) and other utilities (and any distribution channels of same, other than distribution channels installed by Tenant), communications (including any distributed antenna system), life safety (including fire prevention, security and surveillance), and computer (including environmental, security and lighting control); and

(ii) all machinery, appliances, equipment, apparatus, components, computer hardware and software and appurtenances forming part of or used for or in connection with any of such base Building systems, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them.

(i) “Commencement Date” means the date determined pursuant to Section 4.A.;

(j) “Common Areas” has the meaning given in Section 3.D.;

(k) “Construction Rules” has the meaning given in Section 2 of the Work Letter;

(l) “Developer Parcel” means the “Developer Parcel” described in the REA, as such Developer Parcel may be altered, expanded or reduced from time to time thereunder;

(m) “Early Occupancy Charge” has the meaning given in Section 28.D.;

(n) “Early Occupancy Date” has the meaning given in Section 28.D.;

(o) “Executive Order” has the meaning given in Section29.R.;

(p) "Expense Reduction Capital Improvement" has the meaning given in Section 5.A.(i);

(q) “First Offer Notice” where applicable has the meaning given in Section 30;

(r) “First Offer Space Commencement Date” where applicable has the meaning given in Section 30;

(s) “First Offer Space” where applicable has the meaning given in Section 30.;

(t) “Force Majeure” has the meaning given to it in Section 29.K.;

(u) “Ground Lessor” has the meaning set forth in Section 24.A.;

(v) “Guarantor” means the Person, if any, named as Guarantor in Section 1.C.;

(w) “Holidays” has the meaning set forth in Section 8.F.;

(x) “HVAC System(s)” means all interior climate control (including heating, ventilating and air-conditioning) systems, installations, equipment and facilities in or servicing the Building that are provided or designated from time to time by the Landlord for the benefit of more than one (1) tenant or component of the Building;

(y) “Hazardous Substances” has the meaning given in Section 22.A.;

(z) “Improvements” has the meaning given in Section 10;

(aa) “Landlord” means the party named in Section 1.A., the successors and assigns of the Landlord;

(bb) “Landlord Parties” has the meaning given in Section 14.A;

(cc) “Landlord Work” has the meaning given in Section 28.A;

(dd) “Laws” has the meaning given in Section 6;

(ee) “Lease” means this Lease as it may be amended from time to time in accordance with the provisions hereof and includes all Exhibits annexed hereto and forming part hereof;

(ff) “Lease Year” has the meaning given in Section 5.A.(ii);

(gg) “Management Company” means the company or other entity, if any, retained by Landlord, or jointly retained by the Landlord and any one or more Project Owners, from time to time to operate or manage the Building or any part thereof (the “Senior Manager”) and includes the company or other entity, if any, retained by Landlord or the Senior Manager, from time to time to sub-manage and operate the Building or any part thereof;

(hh) “Mortgage” has the meaning given in Section 24.A.;

(ii) “Mortgagee” has the meaning given in Section 24.A.;

(jj) “Money Laundering Act” has the meaning given in Section 29.R.;

(kk) “OFAC” has the meaning given in Section 29.R.;

(ll) “Person”, according to the context, includes any person, corporation, firm, partnership or other entity, any group of persons, corporations, firms, partnerships or other entities, or any combination thereof;

(mm) “Option Rights” has the meaning given in Section 30.A;

(nn) “Premises” means that part of the Building identified in Section 1.D.;

(oo) “Prohibited Person” has the meaning given in Section 29.R.;

(pp) “Project” shall mean the mixed-use, mixed-ownership project bounded by North State Street, East Washington Street, North Wabash Avenue and East Randolph Street, Chicago, Illinois which is governed by the REA;

(qq) “Project Mechanical Areas” has the meaning given in Section 3.C.;

(rr) “Project Owners” means the owner or owners from time to time of all or any portion of the Project other than Landlord;

(ss) “Projected Turnover Date” is the date set forth in Section 1.J. as determined pursuant to Section 4.A.;

(tt) “Property” has the meaning given in Section 3.A.;

(uu) “REA” has the meaning given in Section 3.A.;

(vv) “REIT” has the meaning given in Section 29.S.;

(ww) “Rent” means all amounts payable by Tenant to Landlord under this Lease as set forth in Section 5.A.(iii);

(xx) “Rentable Square Feet” has the meaning given to it in Section 5.A.(iv);

(yy) “Rentable Square Feet of the Premises” has the meaning given to it in Section 1.E.;

(zz) “Rentable Square Feet of the Building” has the meaning given to it in Section 1.F.;

(aaa) “Representatives” has the meaning given in Section 5.E.;

(bbb) “Representing Party” has the meaning given in Section29.R.;

(ccc) “RSF” has the meaning given in Section 3.C.;

(ddd) “Rules and Regulations” means the rules and regulations made by the Landlord from time to time pursuant to Section 9; the Rules and Regulations existing as at the date of this Lease are those annexed hereto as Exhibit D;

(eee) “Senior Manager” has the meaning given to it in this Section 1.1;

(fff) “Service Provider” has the meaning given in Section 29.S.;

(ggg) “Taxes”has the meaning given in Section 5.A.(v);

(hhh) “Tenant”means the party named in Section 1.B. and its heirs, executors, administrators, successors and permitted assigns;

(iii) “Tenant Affiliate” has the meaning given in Section 17.H.;

(jjj) “Tenant Audit” has the meaning given in Section 5.E.;

(kkk) “Tenant Parties” has the meaning given in Section 14.C.;

(lll) “Tenant’s Proportionate Share” has the meaning given in Section 1.N.;

(mmm) “Tenant’s Work” has the meaning given in Section 28.C.;

(nnn) “Term”has the meaning given in Section 1.G.;

(ooo) “Turnover Date” has the meaning given in Section 28.C.;

(ppp) “Untenantable”shall have the meaning given in Section 15.D.; and

(qqq) “Workletter”means the agreement between the Landlord and Tenant attached as Exhibit “C”.

2. LEASE OF PREMISES. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the Premises described in Section 3.C, to have and to hold the same, with all appurtenances, unto the Tenant for the Term herein specified.

3. DESCRIPTION OF THE PROPERTY, PROJECT, BUILDING, PREMISES AND COMMON AREAS.

A. The Property. The term “Property” means that certain office building situated or to be situated within certain real estate identified as the “Developer Parcel” in the REA (as hereinafter defined) in the City of Chicago, Illinois, which Developer Parcel is legally described in the REA. The Property is commonly known as “24 East Washington Street, Chicago, Illinois”. The Property is part of a mixed-use, mixed-ownership project bounded by North State Street, East Washington Street, North Wabash Avenue and East Randolph Street, Chicago, Illinois (the “Project”), which is governed, among other things, by, and is subject to, that certain Reciprocal Easement and Operating Agreement dated June 15, 2018 and recorded on June 18, 2018 in the Office of the Recorder of Deeds of Cook County, Illinois as Document No. 1816913081 (as amended from time to time, the “REA”). Except for construction of the Landlord Work as provided herein, Landlord shall have no obligation to construct any other buildings or other improvements at the Property or the Project, and shall have the right to modify, alter and otherwise change the Property and/or the Project (including the design and/or construction plans therefor), other than the Premises, from time to time, in its sole discretion; provided, however, that no such modification shall materially and adversely impact Tenant’s use and occupancy of the Premises or use of the amenities described in Section 39 hereof or use of the Common Areas in accordance with the terms of this Lease.

B. The Building. The term “Building” means the office/retail building located or to be located at the Property, in which the Premises are or will be located. Any reference in this Lease to the term Building shall include such office/retail building, the Property on which it is located and the Common Areas (as hereinafter defined) located at or upon the Property, unless the context requires otherwise.

C. The Premises; Rentable Square Feet. The term “Premises” means the office space located on the floor(s) of the Building set forth in Section 1.D., outlined on the floor plan(s) attached hereto as Exhibit B, subject to adjustment for expansion rights, if any, provided in this Lease. The “Premises” hereunder, for all purposes, shall not include any areas consisting of shafts, risers, mechanical chases, mechanical rooms, riser closets or other similar areas housing Building Systems or other systems or facilities serving the Building and/or other portions of the Project, (herein, collectively, “Project Mechanical Areas”), whether or not such Project Mechanical Areas are located within the area delineated as the Premises in Exhibit B (and access to such Project Mechanical Areas described in this sentence, whether for maintenance, repairs, installations or other operational matters, shall remain under the sole control of Landlord and its designees, and if access to the Premises is required to access any such Project Mechanical Areas, such access shall be subject to the same terms and provisions as set forth in this Lease governing Landlord rights to access the Premises to maintain and repair Building Systems or other core and shell areas located therein). The “Rentable Square Feet of the Premises” (sometimes referred to herein as “RSF”), for purposes of this Lease, shall mean that number of Rentable Square Feet in the Premises as shown in Section 1 hereof, subject to adjustment for any expansion rights provided in this Lease. The “Rentable Square Feet of the Building”, for purposes of this Lease, shall mean that number of Rentable Square Feet in the Building (exclusive of any retail space components thereof) as shown in Section 1 hereof. Without limiting any of the terms set forth in this Lease (including, without limitation, the stipulated Rentable Square Feet of the Premises and the stipulated Rentable Square Feet of the Building as set forth in Section 1 hereof), it is acknowledged, for information purposes, that the Building and the Premises are measured generally in accordance with Office Buildings: Standard Methods of Measurement, ANSI/BOMA Z65.1-2017 as promulgated by the Building Owners and Managers Association (BOMA) International (“BOMA”).

D. The Common Areas. The term “Common Areas” means the areas, facilities, improvements, installations and equipment of the Property and/or the Project which are designated from time to time by Landlord for use in common by the tenants and other occupants of the Building, and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, rest rooms, and other areas as may be designated by Landlord from time to time as part of the Common Areas. Landlord and/or any owner from time to time of all or portions of the Project reserves the right to modify, alter and otherwise change the Common Areas from time to time (including, without limitation removal of portions thereof from the term “Common Areas” hereunder), in its sole discretion, subject to any limitations expressly set forth in this Lease, and so long as such actions do not remove Common Areas that are reasonably necessary for Tenant to access and/or use the Premises as set forth herein. The terms of Section 3.E. below shall apply with respect to Common Areas at the Project.

E. The Project. The term “Project” shall mean the mixed-use, mixed-ownership project bounded by North State Street, East Washington Street, North Wabash Avenue and East Randolph Street, Chicago, Illinois which is governed by the REA. Landlord and/or any Project Owner from time to time of all or portions of the Project each reserves the right to modify, alter and otherwise change the Project from time to time (including, without limitation, removal of portions thereof from the term “Project” hereunder), in its sole discretion, subject to any limitations expressly set forth in this Lease. Except as expressly set forth herein, including Section 38, nothing herein shall be deemed to be a warranty, representation or agreement on the part of Landlord that all or any part of the Project is, will be, or will continue to be, configured as currently existing as of the date of this Lease. In addition to other rights provided to or reserved by Landlord under this Lease, Landlord and/or any Project Owner from time to time of all or portions of the Project each hereby reserves the right, at any time and from time to time, to (i) make alterations or additions to, build additional stories on, and demolish or otherwise change or create, all or any part of any buildings or other improvements in or about the Project, and build other buildings or improvements in or about the Project; (ii) convey portions of the Project to others or withdraw portions of the current Project from the “Project” as described in this Lease or in the REA. Without limiting any other express terms of this Lease, Tenant consents to the performance of all work deemed appropriate by Landlord and/or any Project Owner to accomplish any of the foregoing, and any inconvenience caused thereby. The design and performance of such work shall be in the sole discretion of Landlord or such Project Owner (but without limiting any other express terms of this Lease). Except as may be expressly set forth herein, Landlord shall not be subject to any liability as a result of any change in the Project, nor shall the same entitle Tenant to any compensation or diminution of Rent, or entitle Tenant to terminate this Lease or constitute an actual or constructive eviction.

4. TERM AND POSSESSION.

A. Commencement and Expiration. The term of this Lease (sometimes referred to herein as the Term) shall be the period of time specified in Section 1 hereof. The Term shall commence on the Commencement Date as shown in Section 1 and shall expire without notice to Tenant on the Expiration Date as shown in Section 1, subject to any extension or termination options provided herein. As set forth in Section 28.C. below, Landlord hereby confirms to Tenant that the Premises are in “Turnover Condition” (as described in and required by Section 28.C. hereof) as of the date of mutual execution and delivery of this Lease by Landlord and Tenant, and, accordingly, Landlord agrees to tender possession of the Premises to Tenant in the “Turnover Condition” required by Section 28.C. hereof, on or before the “Projected Turnover Date” described in Section 1 above. For the purposes of this Lease, Landlord shall not be deemed to have given Tenant possession to the Premises unless and until Landlord provides Tenant with full and unencumbered access to the entire Premises, the Premises are in broom-clean condition, vacant and free of all tenancies or other occupants, and the Landlord Work (defined hereafter) within the Premises is in “Turnover Condition” as described in Section 28.C. below.

B. Landlord Work; Turnover Condition. Landlord has heretofore performed or caused to be performed, or shall hereafter perform or cause to be performed, the Landlord Work (as defined in Section 28.A. hereof), all at Landlord’s cost and expense, not to be treated as Expenses (defined hereafter). Landlord shall perform such work in accordance with the terms of Section 28. Upon the Turnover Date, at Landlord’s request, Landlord and Tenant shall enter into a written agreement containing Tenant’s acknowledgment that the “Turnover Condition” requirements set forth in said Section 28 have been met (provided that failure to enter into such written agreement shall not affect the terms of this Lease governing Turnover Condition hereunder).

C. “As Is”. Except for Landlord’s obligation to perform the Landlord Work as set forth in Section 28, Tenant shall accept the Premises and Building “as is”, and Tenant acknowledges that Landlord has made no representations or warranties as to the condition of the Premises or the Building and that Landlord shall not be required to make any improvements to the Premises or the Building to ready the same for Tenant’s occupancy. All improvement or alteration work to the Premises desired by Tenant to ready the same for Tenant’s initial occupancy thereof shall be performed in accordance with the terms and conditions of the Workletter and Section 28 of this Lease and, to the extent not otherwise addressed in the Workletter or Section 28 of this Lease, in accordance with the terms of Section 12 hereinbelow. Notwithstanding anything to the contrary, Landlord agrees that the Building Systems serving the Premises will be in good and working condition as of the Commencement Date (failing of which shall give rise to Landlord’s maintenance and repair obligations otherwise provided in Section 11.B. below). Notwithstanding anything contained herein to the contrary, Landlord shall deliver the Premises to Tenant with the Premises, including the Landlord Work then completed, being in compliance all applicable Laws (defined hereafter) as existing as of the turnover of the Premises to Tenant on the Turnover Date, and with all Building Systems serving the Premises being in good working order and condition as of the turnover of the Premises to Tenant on the Turnover Date (failing of which shall give rise, as the sole recourse therefor, to Landlord’s obligations under Section 11.B. below, provided further, that any costs and expenses incurred by Landlord to so bring the Premises, including the Landlord Work therein, into compliance with Laws as of the turnover of the Premises to Tenant on the Turnover Date, as required under this sentence, shall not be treated as an Expense for purposes of this Lease).

5. RENT.

A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) “Expenses” shall mean (subject to the terms of this Section 5.A.(i), including, without limitation, the exclusions from Expenses described below) all expenses, costs, rentals, outlays and disbursements (other than Taxes) paid or incurred by Landlord, or on Landlord’s behalf, in connection with the Property, and the ownership, management, maintenance, operation, replacement (which “replacements” shall be subject, in any event, to the terms of the last paragraph of this Section 5.A.(i) regarding certain restrictions on capital expenditures that may be included in Expenses hereunder) and/or repair of the Property (or the applicable portions thereof), including the Building and the Common Areas at the Property (including, without limitation, the costs of managing, insuring, maintaining, operating, replacing and/or repairing any conference center, fitness center, rooftop deck, tenant lounge, cafe or other common use facility at the Building, including all equipment rental or other costs associated therewith, but in any event after first applying (i.e., deducting) any user charges collected by Landlord from tenants at the Building for use of such amenity areas from the amount of overall Expenses for the Property which can be passed through to Tenant). Expenses shall include all costs and expenses (including payments on account of taxes and assessments) allocated to the Building or the Property under the REA or under any other declaration of covenants or other recorded instrument to which the Building or Property is from time to time subject, or otherwise constituting Project-related costs and expenses allocated by Landlord (including but not limited to in respect of Common Areas), in good faith, on an equitable basis, to the Building and/or Property. Notwithstanding anything contained herein to the contrary, Expenses shall not include:

(a) costs or other items included within the meaning of the term “Taxes” (as hereinafter defined) or any type of taxes and other matters specifically excluded from the definition of “Taxes” hereunder (except, however, to the extent any taxes are allocated to the Property as an expense item under the REA or are otherwise included in Expenses as part of any rental charges for common use amenity facilities at the Project);

(b) costs of alterations and other leasehold improvements (including the supervision and administration of such construction) and relocations of the premises of tenants of the Building;

(c) capital expenditures, other than those specifically included in Expenses as set forth below in the last paragraph of this Section 5.A.(i);

(d) depreciation or amortization charges, other than those specifically included in Expenses as set forth below in the last paragraph of this Section 5.A.(i);

(e) penalties, interest and principal payments on loans of any type (including, without limitation, any debt that is secured by Mortgages) or any loan fees payable in connection therewith (provided that ordinary payments (not fines or penalties) of financing or rental charges for financing or leasing equipment or capital improvements of a nature that are otherwise permitted to be included in Expenses shall not be deemed to be excluded under this subsection (e));

(f) ground rental payments;

(g) legal and/or arbitration fees and/or court costs in connection with negotiating leases with other tenants in the Building or in connection with enforcing lease obligations of other tenants in the Building;

(h) interest, fines and penalties for delinquent payments made by Landlord;

(i) real estate brokerage and leasing commissions;

(j) any expenditures for which Landlord has been directly reimbursed by tenants at the Building (other than pursuant to tax and operating expense reimbursement provisions in leases, such as Expenses and Taxes);

(k) the costs of providing services (including utility services) to other tenants of the Building without a charge (i.e., excluding any services paid for by such tenants through payment of operating expenses and taxes, such as Expenses and Taxes) that are in excess of those services provided or made available to Tenant without a charge (i.e., excluding any services provided to Tenant and paid for through payment of Expenses and Taxes hereunder), to the extent of such excess;

(l) expenses for repairs, maintenance or replacements for which Landlord is reimbursed from or pursuant to insurance or condemnation proceeds (or for which Landlord would have been entitled to reimbursement had it maintained the insurance required hereunder) other than amounts of deductibles under the Landlord’s insurance policies, which shall be included in Expenses as provided in the last paragraph of this Section 5.A.(i);

(m) advertising expenses, leasing commissions and promotional expenses relating to leasing of space at the Building;

(n) amounts paid to subsidiaries or affiliates of Landlord for services to the Building, to the extent only that the costs of such services exceed the competitive cost of such services were they not so rendered by a subsidiary or affiliate (provided that this exclusion shall in no way reduce or affect the management fee component of Expenses otherwise permitted hereunder);

(o) rentals of Building systems, elevators or other equipment ordinarily considered to be of a capital nature, except to the extent such amounts would otherwise have been included as Expenses as provided below in the last paragraph of this Section 5.A.(i) had such systems, elevators or other equipment been purchased by Landlord; provided that rental costs for equipment at the fitness center or common conference center facility shall be permitted to be included as part of Expenses, so long as all amounts derived from usage charges (if any) for the fitness center or common conference center (as the case may be) are fully applied as a credit against Expenses otherwise attributable thereto;

(p) damages awarded against Landlord or other costs incurred directly by reason of Landlord’s or any Landlord Parties’ breach of any agreement or lease or Landlord’s or Landlord Parties’ negligent or willful conduct, including all court costs and legal fees incurred in defending any such claims;

(q) costs for repairs, maintenance, replacements or services for which Landlord is directly reimbursed from, or which are otherwise paid without cost to Landlord pursuant to, warranties, guaranties or any other source (other than payments by tenants of operating expenses and taxes, such as Expenses and Taxes);

(r) management fees which are at any time in excess of three percent (3%) of gross revenues generated at the Building (as such gross revenues are adjusted and calculated assuming a stabilized fully occupied Building, with such adjustment being made based on the then weighted average rentals per rentable square foot at the Building, to the extent the Building is not fully leased with tenants paying rentals at any given time, all as otherwise permitted under Section 5.C.(iii) below);

(s) costs of correcting design and construction defects in the initial construction of the Landlord Work identified within one (1) year after the date of Substantial Completion of the Landlord Work (or identified at any time thereafter, to the extent such costs are recovered by Landlord or paid for by third party contractors pursuant to any warranties covering such Landlord Work);

(t) legal, appraisal and accounting fees and disbursements in connection with disputes with tenants or other occupants at the Building;

(u) expenses that solely relate to leasing space in the Building, including, without limitation, the cost of tenant improvements (or allowances that Landlord provides to a tenant therefor), the cost of performing improvements to prepare a particular portion of the Building for occupancy by a tenant, the cost of rent concessions given to a tenant, advertising expenses solely related to leasing space at the Building, leasing commissions related to leasing space at the Building, and the cost of permits, licenses, inspections and lease buy-outs that Landlord incurs solely in connection with leasing space at the Building;

(v) expenses that Landlord incurs solely related to selling, financing or refinancing the Project or any portions thereof;

(w) the cost of electricity (lights and outlets) that is furnished to office space at the Building that Landlord has leased (it being understood that Expenses shall include, in any event, the cost of electricity that is required to operate the Common Areas);

(x) salaries and the cost of benefits in either case for personnel above the grade of general manager (with on-site property management personnel, to the extent devoting all or substantially all of their work efforts to the Building, in no event being deemed to be excluded hereunder), to the extent, such personnel above the grade of general manager do not devote substantially all of their work efforts to the Building and do not have compensation equitably allocated to the Building;

(y) costs of Landlord's general corporate overhead and general administrative expenses, including, without limitation, costs associated with the formation and/or operation of the business entity or entities that constitute Landlord or Landlord entity-level accounting charges or costs that Landlord incurs in organizing or maintaining in good standing the entity that constitutes Landlord, or in authorizing Landlord to do business in the jurisdiction where the Building is located (as the same are distinguished from the costs of managing, maintaining, repairing, operating and servicing the Building, and without limiting any charges otherwise expressly permitted under this Lease);

(z) premiums or other costs of any insurance carried by Landlord as to the Project (or any portion thereof) and other unrelated property if and to the extent that such premiums and other costs are not equitably allocated as between the Project and all such other unrelated properties;

(aa) fines or penalties that are assessed against Landlord by any governmental authority by virtue of violations at the Building of applicable Laws;

(bb) fees, dues or contributions that Landlord pays to charities, political parties or political action committees;

(cc) the cost of objects of fine art that Landlord installs in the Building, provided that nothing contained in this clause precludes Landlord from including in Expenses the reasonable cost of maintaining, insuring, and repairing objects of art that Landlord installs in the Common Areas of the Building;

(dd) any costs that are duplicative of any other cost that is included in Expenses;

(ee) costs incurred in removing, handling, and disposing of the property of former tenants or other occupants of the Building;

(ff) any contributions to reserves of any kind (including reserves for Expenses); and

(gg) capital costs incurred in connection with upgrading the Building in order to comply any disability, life, fire and safety codes, ordinances, statutes or other laws as in effect on the Commencement Date, including penalties or damages incurred due to such non-compliance.

Notwithstanding anything contained in the above definition of Expenses to the contrary, the cost of any capital improvements, repairs, maintenance and/or replacements to the Property and/or the Building (including the Building Systems and/or machinery, equipment, facilities, furniture, furnishings, systems and property installed or used in the Building) following the Commencement Date which are intended in good faith to reduce Expenses or utility consumption (herein, an "Expense Reduction Capital Improvement"), or which are required under any governmental laws, regulations, ordinances which were not applicable to the Building as of the Commencement Date, or which are intended primarily (not incidentally) to enhance the safety of the Building or its occupants, shall be included in Expenses in the year of installation and subsequent calendar years as hereinafter provided. In any calendar year, the portion includable in Expenses may be the annual amortization of such cost using as the amortization period the lesser of (i) ten (10) years or (ii) the useful life period as Landlord shall reasonably determine using sound accounting and management practices and in accordance with generally accepted accounting principles (except in the case of an Expense Reduction Capital Improvement, where the period under this subclause (ii) shall instead be the 'payback' period, being defined as the straight line amortization period to zero of the annual anticipated Expense savings to be achieved as a result of such Expense Reduction Capital Improvement), together with interest at the rate of nine percent (9%) per annum (or, if applicable, such other interest rate as may actually be charged to Landlord for acquisition financing or leasing of such capital improvement) on the unamortized cost of any such improvements. In the case of loss or damage to the Building due to fire or other casualty, the costs of repairing, restoring or replacing any portion of the Building which constitute capital improvements shall not be included in Expenses, except to the extent of any insurance deductibles. Notwithstanding the foregoing, the amortized amount in respect of any Expense Reduction Capital Improvement which may be included in Expenses in any calendar year shall not exceed the reduction in Expenses reasonably estimated by Landlord and/or its engineer(s) to be achieved for such calendar year as a result of such Expense Reduction Capital Improvement.

(ii) “Lease Year” shall mean the following designated periods: if the Commencement Date is the first day of a calendar month, the period of twelve (12) consecutive months commencing on the Commencement Date; if the Commencement Date is not the first day of a calendar month, the period commencing with the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term; and, in either case, each consecutive twelve (12) month period (or portion thereof) falling within the Term.

(iii) “Rent” shall mean Base Rent, Additional Rent and any other sums or charges payable by Tenant pursuant to this Lease.

(iv) “Rentable Square Feet” (each a “Rentable Square Foot”), shall mean the rentable area, on a square footage basis, of the Premises (or designated portions thereof) or the Building (or designated portions thereof), as the case may be, measured in accordance with BOMA as described in Section 3.C. above.

(v) “Taxes” shall mean all taxes, assessments and fees levied upon the Building and/or the Property, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including out-of-pocket costs and expenses of protesting, contesting and/or appealing any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate, or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income or any other tax is levied or assessed by any governmental entity, which tax or excise is enacted in lieu of or as a substitute for, in whole or proportionately in part, real estate taxes or other ad valorem taxes, such tax (to the extent it is in lieu of or a substitute for real estate taxes) shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year shall be Taxes which are due for payment (i.e. on a “cash” basis) during such year rather than Taxes which are assessed or become a lien during such year (e.g. for illustration purposes only, during calendar year 2023, the general real estate component of Taxes to be included in “Taxes” for such calendar year under this Lease shall be general real estate taxes assessed against the Property and Building for calendar year 2022, which are payable in 2023). Notwithstanding anything to the contrary in this Lease, it is agreed that “Taxes”, for purposes of this Lease, shall be determined based on the amount in effect from time to time, after accounting for the benefit of the special real estate tax assessment classification currently known as the “Class ‘L’ property tax incentive (the “Landmark Tax Designation”) (which Taxes shall so account for the benefit of the Landlord Tax Designation during the entire stated term of such Landmark Tax Designation, including any extension thereof, if applicable, as contemplated in the last paragraph of Section 5.B.(i) below, and including, if applicable, any period that such Landmark Tax Designation is in place following the initial stated Term of this Lease). Notwithstanding the foregoing, Landlord covenants that Tenant’s Proportionate Share of Taxes, if a similar tenant proportionate share methodology was utilized on a consistent basis throughout the Building, would not result in an amount in excess of 100% of the Building’s Taxes. If the Landmark Tax Designation program is still available at the end of the current stated expiration date thereof, and if Landlord then qualifies therefor and obtains an extension or renewal of the Landmark Tax Designation for a term that extends beyond such current stated expiration date thereof, then Taxes hereunder shall continue to be determined after giving effect to such Landmark Tax Designation, as so extended or renewed; provided that if Landlord incurs any additional costs or expenses in obtaining such renewal or extension of the Landmark Tax Designation, such costs and expenses so incurred by Landlord may, in thereupon determining the amount of Taxes included in Tenant’s calculation of Additional Rent hereunder, be deducted from the overall amount of the beneficial reduction in Taxes otherwise so achieved by virtue of such renewal or extension of the Landmark Tax Designation. Without limitation of the foregoing, Landlord shall, at no out of pocket cost or expense to Landlord, and with no obligation to incur any additional liability or obligations or burdens (either directly, or in any way pertaining to the Building or Project) as a result thereof, reasonably cooperate with Tenant in applying for and procuring state and local tax incentives available to

Tenant, all to the extent requested by Tenant, and only to the extent the owner of the Building or Premises (e.g., as opposed to Tenant itself) is legally required to take such actions requested by Tenant.

(vi) “Tenant’s Proportionate Share” shall mean the percentage determined and subject to adjustment as provided in Section 5.D. below.

(vii) Notwithstanding anything contained herein to the contrary, (A) Landlord shall have no right to additional sums from Tenant, and Tenant shall have no right to additional sums from Landlord (whether in the form of a refund or credit for overpayment or otherwise), relating to new and/or adjusted Expenses more than twelve (12) months after the end of the calendar year to which such sums relate, and (B) Landlord shall have no right to additional sums from Tenant, and Tenant shall have no right to additional sums from Landlord (whether in the form of a refund or credit for overpayment or otherwise), relating to new and/or adjusted Taxes more than eighteen (18) months after the end of the calendar year to which such sums relate.

B. Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

(i) Base Rent (as provided in Section 1.K. above) shall be paid by Tenant in the amounts set forth in Section 1.K. above (subject to adjustment for any expansion options provided hereunder), in advance on or before the first day of each calendar month of the Term, without demand (prorated for any partial calendar month occurring during the Term).

Notwithstanding anything contained herein to the contrary, Base Rent for the initial Premises leased hereunder shall abate for each Rent Abatement Month (as defined in Section 1.L. above); provided that Tenant shall remain responsible for all other obligations of Tenant hereunder during each of the aforedescribed Rent Abatement Months (subject to the abatement of Additional Rent for the Rent Abatement Months as expressly provided for in Section 5.B.(ii) below), and provided further, that such abatement of Base Rent shall not apply for any Rent Abatement Month during which Tenant, at any time, is otherwise in Default (defined in Section 19.A.) under this Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant shall each have the right, at any time and from time to time, to elect, upon delivery of not less than thirty (30) days’ prior written notice to the other, to have Landlord make a cash payment to Tenant equal to the monthly Base Rent attributable to the initial Premises being leased hereunder for any one or more of the Rent Abatement Months which have not theretofore occurred, in which case Tenant shall no longer be entitled to the aforementioned abatement of Base Rent for the applicable Rent Abatement Month(s) for which Landlord has made such cash payment; provided that in no event shall either Landlord or Tenant have the right to exercise such cash conversion right described in this sentence at any time prior to the Commencement Date of this Lease.

Further, notwithstanding anything contained herein to the contrary, Base Rent for that portion of the initial Premises leased hereunder equal to 8,000 RSF shall abate for each Partial Rent Abatement Month (as defined in Section 1.M. above); provided that Tenant shall remain responsible for all other obligations of Tenant hereunder during each of the aforedescribed Partial Rent Abatement Months (including, without limitation, the remaining balance of Base Rent due and owing for each such Partial Rent Abatement Month, but subject to the partial abatement of Additional Rent for the Partial Rent Abatement Months as expressly provided for in Section 5.B.(ii) below), and provided further, that such abatement of Base Rent shall not apply for any Partial Rent Abatement Month during which Tenant, at any time, is otherwise in Default under this Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant shall each have the right, at any time and from time to time, to elect, upon delivery of not less than thirty (30) days’ prior written notice to the other, to have Landlord make a cash payment to Tenant equal to the portion of monthly Base Rent attributable to the initial Premises being leased hereunder which would otherwise be subject to abatement for any one or more of the Partial Rent Abatement Months as provided in this paragraph and which have not theretofore occurred, in which case Tenant shall no longer be entitled to the aforementioned abatement of Base Rent for the applicable Partial Rent Abatement Month(s) for which Landlord has made such cash payment; provided that in no event shall either Landlord or Tenant have the right to exercise such cash conversion right described in this sentence at any time prior to the Commencement Date of this Lease.

(ii) Additional Rent (“Additional Rent”) shall mean Tenant’s Proportionate Share of (a) Expenses for each calendar year falling in whole or in part during the Term and (b) Taxes for each calendar year falling in whole or in part during the Term, and shall be payable by Tenant as hereinafter provided. Prior to each calendar year, or as soon as reasonably possible, Landlord shall reasonably estimate and notify Tenant of the amount of Additional Rent due for such year, and Tenant shall thereafter pay Landlord one‑twelfth of such estimate on the first day of each calendar month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate; provided that such estimate shall not be revised more than twice following the initial estimate of Additional Rent for any given calendar year. Within one hundred fifty (150) days following the end of each calendar year (or as soon thereafter as is reasonably practicable), Landlord shall deliver to Tenant a report (consistent in detail with reports being delivered to other office tenants, generally, at the Building) setting forth Landlord’s determination of Expenses and Taxes for such calendar year and a statement of the amount of Additional Rent that Tenant has paid and that is payable for such year. Tenant acknowledges that Landlord’s determination of Expenses for a calendar year may not be determined until after actual Taxes for such calendar year are determined. Accordingly, Tenant acknowledges that Landlord may report Landlord’s determination of Expenses and Taxes for a calendar year separately. Within thirty (30) days after receipt of such report or reports, whether or not exception is taken thereto, Tenant shall pay to Landlord the amount of Additional Rent due for such calendar year minus any payments of Additional Rent made by Tenant for such year, it being acknowledged by Tenant that in the event Landlord separately reports Landlord's determination of Expenses and Taxes for a calendar year, Landlord may reasonably allocate Additional Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Additional Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other rental obligations under this Lease or refund within a reasonable time thereafter such excess to Tenant if the Term has already expired (so long as the Tenant has provided a forwarding address prior to the expiration) or if Landlord otherwise elects to pay such excess to Tenant in cash (except that, in any such case, Landlord may first offset such excess against any claim for rental or other damages resulting from any monetary default or non-monetary Default of Tenant hereunder), in each case without interest to Tenant.

Notwithstanding anything contained herein to the contrary, Additional Rent relative to the initial Premises leased hereunder shall abate for each of the Rent Abatement Months (as defined in Section 1.L. above); provided that Tenant shall remain responsible for all other obligations of Tenant hereunder during each of the aforedescribed Rent Abatement Months (subject to the abatement of Base Rent for the Rent Abatement Months as expressly provided for in Section 5.B.(i) above), and provided further, that such abatement of Additional Rent shall not apply for any Rent Abatement Month during which Tenant, at any time, is otherwise in Default under this Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant shall each have the right, at any time and from time to time, to elect, upon delivery of not less than thirty (30) days’ prior written notice to the other, to have Landlord make a cash payment to Tenant equal to the monthly Additional Rent attributable to the initial Premises being leased hereunder for any one or more Rent Abatement Month(s) which have not theretofore occurred, using the then monthly estimate of Additional Rent in effect at the time of such payment, in which case Tenant shall no longer be entitled to the aforementioned abatement of Additional Rent for the applicable Rent Abatement Month(s) for which Landlord has made such cash payment; provided further, that Tenant’s Additional Rent obligations under this Lease for the initial Premises relative to any such Rent Abatement Month(s) for which Landlord has made such cash payment shall be fixed at the monthly Additional Rent estimate amount used as the basis for such cash payment calculation, to ensure Tenant obtains the full benefit of any such abatement; and provided further, in no event shall either Landlord or Tenant have the right to exercise such cash conversion right described in this sentence at any time prior to the Commencement Date of this Lease.

Further, notwithstanding anything contained herein to the contrary, Additional Rent relative to that portion of the initial Premises leased hereunder equal to 8,000 RSF shall abate for each of the Partial Rent Abatement Months (as defined in Section 1.M. above); provided that Tenant shall remain responsible for all other obligations of Tenant hereunder during each of the aforedescribed Partial Rent Abatement Months (including, without limitation, the remaining balance of Additional Rent due and owing for each such Partial Rent Abatement Month, but subject to the partial abatement of Base Rent for the Partial Rent Abatement Months as expressly provided for in Section 5.B.(i) above), and provided further, that such abatement of Additional Rent shall not apply for any Partial Rent Abatement Month during which Tenant, at any time, is otherwise in Default under this Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant shall each have the right, at any time and from time to time, to elect, upon delivery of not less than thirty (30) days’ prior written notice to the other, to have Landlord make a cash payment to Tenant equal to the portion of monthly Additional Rent attributable to the initial Premises being leased hereunder which would otherwise be subject to abatement for any one or more of the Partial Rent Abatement Months as provided in this paragraph and which have not theretofore occurred, using the then monthly estimate of Additional Rent in effect at the time of such payment, in which case Tenant shall no longer be entitled to the aforementioned abatement of Additional Rent for the applicable Partial Rent Abatement Month(s) for which Landlord has made such cash payment; provided further, that Tenant’s Additional Rent obligations under this Lease for that portion of the initial Premises leased hereunder equal to 8,000 RSF relative to any such Partial Rent Abatement Month(s) for which Landlord has made such cash payment shall be fixed at the monthly Additional Rent estimate amount used as the basis for such cash payment calculation, to ensure Tenant obtains the full benefit of any such abatement, and provided further, in no event shall either Landlord or Tenant have the right to exercise such cash conversion right described in this sentence at any time prior to the Commencement Date of this Lease.

C. Payment of Rent. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the Rent for the month in which this Lease so begins or ends shall be prorated accordingly, and if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Additional Rent for the year in which the Lease so begins or ends shall be prorated accordingly based on the number of days in such calendar year falling within the Term (and the monthly installments shall be adjusted accordingly); (ii) all

Rent shall be paid to Landlord without offset or deduction (except as may be expressly provided herein), and the covenant to pay Rent shall be independent of every other covenant in this Lease (without limiting, however, any setoff and/or abatement rights otherwise expressly set forth herein), and Tenant agrees to pay Rent due and owing hereunder by the electronic transfer of funds from the Tenant's account to the Landlord's account; (iii) if during all or any portion of any calendar year the Building is not one hundred percent (100%) rented and occupied, Landlord may elect to make an appropriate adjustment of variable Expenses (i.e., those Expenses which vary with occupancy levels at the Building) for such year to determine the Expenses that would have been paid or incurred by Landlord had the Building been one hundred percent (100%) rented and occupied for the entire year, and the amount so determined shall be deemed to have been the Expenses for such year; (iv) any sum due from Tenant to Landlord which is not paid within five (5) business days after the same is due (provided, however, that Tenant shall be entitled to two (2) grace periods in each Lease Year relative to late payment whereby making payment within ten (10) business days after the same is due shall be deemed timely paid) shall bear interest from the date due until the date paid at the annual rate of three percentage (3%) points above the rate then most recently announced by JPMorgan Chase in Chicago, Illinois as its prime or corporate base lending rate (such prime or corporate base lending rate then most recently announced, herein, the “Prime Rate”), from time to time in effect, but in no event higher than the maximum rate permitted by law (the "Default Rate"); (v) in the event of the termination of this Lease prior to the determination of any Additional Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums shall survive the termination of this Lease (provided that if Tenant is then in default, Landlord may offset the amounts reasonably necessary to cure such default or to otherwise satisfy Landlord's damages on account thereof against Landlord's obligation to refund sums to Tenant for over‑payment of Additional Rent); (vi) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed under the express terms of this Lease, and which does not otherwise constitute a regularly scheduled monthly payment of Rent hereunder, shall be due and payable by Tenant within thirty (30) days after Landlord's delivery of a written notice or statement setting forth the amount which is so due; (vii) if Landlord fails to give Tenant an estimate of Additional Rent prior to the beginning of any calendar year, Tenant shall continue to pay Additional Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount (or deduct from subsequent payments of Additional Rent any decreased amount) with respect to all previous months of such calendar year; and (viii) if Landlord receives a refund of Expenses or Taxes attributable to any calendar year for which Tenant has previously paid Tenant's Proportionate Share of such Expenses or Taxes, and no Default exists under this Lease, then Landlord, at its option, shall either (a) pay to Tenant, Tenant's Proportionate Share of the net amount of the Expense or Tax refund so received by Landlord (i.e., after Landlord's payment of any expenses and fees associated with obtaining such Expense or Tax refund), or (b) credit to Tenant, Tenant's Proportionate Share of the foregoing net Expense or Tax refund amount against Tenant's next Additional Rent payments otherwise due and owing under this Lease (provided that Landlord must elect option (a) above if the Term of this Lease has already expired, provided that in such case, any such payment shall only be required so long as Tenant has provided a forwarding address following the expiration of the Term).

D. Tenant’s Proportionate Share. For purposes of this Lease, the term “Tenant’s Proportionate Share” shall mean a fraction, the numerator of which is the Rentable Square Feet of the Premises, and the denominator of which is the Rentable Square Feet of the Building. If changes are made to the Premises based on expansions or contractions thereof otherwise contemplated by this Lease, changing the number of Rentable Square Feet contained in the Premises from that set forth in Section 1 hereof, Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share (i.e., based upon the formula used in calculating Tenant’s Proportionate Share as described in the preceding sentence using BOMA). Notwithstanding anything to the contrary, the Rentable Square Feet of the Building for purposes of this Lease (including, in particular, for purposes of calculating Tenant’s Proportionate Share) shall not at any time during the Term (as may be extended), change from the number of Rentable Square Feet of the Building set forth in Section 1 hereof.

E. Audit Rights. Landlord shall maintain books and records showing Expenses and Taxes in accordance with generally accepted accounting principles in the commercial real estate industry, consistently applied, as adjusted based on the specific terms of this Lease (as applicable), and as customarily adjusted for the operation of “Comparable Buildings” in the “Submarket” (as such terms are defined in Section 8.A. below). Tenant shall have the right, at its expense (except as expressly set forth below), to examine or to have its "Representatives" (hereinafter defined) audit Landlord's accounting records relative to Expenses and Taxes for any calendar year falling in whole or in part during the Term, during normal business hours, at any time within one hundred twenty (120) days following the furnishing to Tenant of the annual statement(s) of such Expenses or Taxes (as the case may be) for the applicable calendar year. Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item within one hundred twenty (120) days after Tenant's receipt of Landlord's annual statement covering Expenses or Taxes (as the case may be), Landlord's statement of Expenses or Taxes, as applicable, shall be considered as final and accepted by Tenant. For purposes hereof, the term "Representatives" shall mean a nationally or regionally recognized independent certified public accounting firm licensed to do business in the State of Illinois. If and to the extent that Tenant engages a Representative to audit Landlord's records pursuant to this Section 5.E., then, prior to such audit, Tenant shall cause such Representative to execute and deliver to Landlord a commercially reasonable form of confidentiality agreement relative to maintaining the confidentiality of all information obtained in the course of any such audit. Further, prior to Tenant examining Landlord's records or engaging any Representative to conduct any such audit, Tenant shall execute and deliver to Landlord a commercially reasonable form of confidentiality agreement relative to maintaining the confidentiality of all information obtained in the course of any such examination or audit. Tenant shall not retain its Representatives on a contingent fee basis. In the event any such audit conducted by Tenant's Representatives (herein, a "Tenant Audit") determines that either (1) Landlord's statement of Expenses overstated Tenant's Additional Rent attributable to such items from the actual amount so required hereunder for any calendar year by an amount in excess of five percent (5%), or (2) Landlord's statement of Taxes overstated Tenant's Additional Rent attributable to such items from the actual amount so required hereunder for any calendar year by an amount in excess of five percent (5%), then Landlord shall be responsible for the payment of reasonable out-of-pocket audit fees incurred by Tenant under this Section 5.E. relative to the audit of such Landlord's Expense statement or Landlord's Tax statement (as the case may be), which payment shall be due within thirty (30) days after Tenant's demand therefor. In the event any such Tenant Audit does not result in such a determination that Landlord's Expense statement or Landlord's Tax statement, as the case may be, overstated Tenant's Additional Rent attributable to such items for such calendar year by more than five percent (5%), then Tenant shall be responsible for all such fees incurred by Tenant in connection with the Tenant Audit. Notwithstanding any exception made by Tenant, Tenant shall pay Landlord the full amount of its Additional Rent as determined by Landlord, subject to readjustment at such time as any such exception may be resolved (i.e., either by agreement of Landlord or by final determination of a court of competent jurisdiction in favor of Tenant). In the event any such Tenant Audit determines that Landlord’s statement of Expenses or Taxes overstated Tenant’s Additional Rent attributable to such items from the actual amount so required hereunder for any calendar year by an amount in excess of five percent (5%), and if Landlord does not accept the results of such Tenant Audit and thereupon refund (or commence credit against Additional Rent thereafter due and owing hereunder), within thirty (30) days after Tenant delivery of such Tenant Audit to Landlord and Tenant’s demand for such refund or credit, the amount of such overpayment as determined by Tenant’s Audit, then, if it is finally determined, as provided in the preceding sentence, that Tenant was overbilled with respect to Expenses or Taxes by more than five percent (5%), Landlord shall promptly reimburse Tenant an amount equal to the amount that Tenant was so overbilled, and, in addition, Landlord shall pay Tenant interest at the Prime Rate (as defined in Section 5.C. above) on the amount so overbilled, accruing for the period commencing on the date when such final determination is made and ending on the date on which Tenant is fully reimbursed for Tenant's overpayment thereof. Landlord shall maintain its books and records showing Taxes and Expenses for a period of not less than two (2) years following the date Landlord delivers to Tenant its annual statement(s) of Taxes and Expenses for the applicable year. The books and records shall be available for review by Tenant and/or Tenant's Representatives at all reasonable times within the foregoing 120-day period, upon Tenant's reasonable prior request therefor to Landlord.

F. Controllable Expenses. Notwithstanding anything contained herein to the contrary, for purposes of computing Tenant's Proportionate Share of Expenses for any calendar year starting with calendar year 2023 and continuing through the Expiration Date, the "Controllable Expenses" (as hereinafter defined) for each such year shall not increase by more than four percent (4%) per calendar year on a cumulative compounding basis (i.e., with calendar year 2023 being the base year for determining Controllable Expenses at the Building, and with the so-called cap on Controllable Expenses, as provided in this Section 5.F., first applying to Controllable Expenses for calendar year 2024). To illustrate the foregoing, if Controllable Expenses are Two and no/100 dollars ($2.00) per Rentable Square Foot of the Building for calendar year 2023, then (i) Controllable Expenses for calendar year 2024 (being the first calendar year hereunder for which Controllable Expenses are to be capped) shall not exceed Two and 08/100 dollars ($2.08) per Rentable Square Foot of the Building for purposes of computing Tenant's Proportionate Share of Expenses for calendar year 2024, and (ii) Controllable Expenses for calendar year 2025 will not exceed Two and 16/100 ($2.16) per Rentable Square Foot of the Building for purposes of computing Tenant's Proportionate Share of Expenses for calendar year 2025, and (iii) Controllable Expenses for calendar year 2026 will not exceed Two and 25/100 dollars ($2.25) per Rentable Square Foot of the Building for purposes of computing Tenant's Proportionate Share of Expenses for calendar year 2026, and (iv) Controllable Expenses for calendar year 2027 will not exceed Two and 34/100 dollars ($2.34) per Rentable Square Foot of the Building for purposes of computing Tenant's Proportionate Share of Expenses for calendar year 2027. For purposes hereof, the term "Controllable Expenses" shall mean all Expenses which vary from year to year but which amounts so incurred therefor are within the reasonable control of Landlord, and which term Controllable Expenses shall expressly exclude, for purposes of this Lease, costs and expenses incurred for or under (i) contracts negotiated pursuant to collective bargaining or other contracts with companies having union labor, (ii) insurance, (iii) utilities (e.g., water, gas, electricity, etc.), (iv) costs incurred due to changes in applicable laws following the Commencement Date, (v) security costs, (vi) management fees otherwise permitted as Expenses hereunder, and (vi) weather related items (e.g., snow and ice removal). In no event shall this Section 5.F. limit, in any manner, the "Taxes" that may otherwise be included under this Lease in computing Tenant's Proportionate Share of Taxes hereunder.

6. USE. Tenant agrees that it shall occupy and use the Premises only as non‑governmental business offices and/or other ancillary office uses in a first class manner, as permitted by law and consistent with Comparable Buildings in the Submarket, and for no other purposes. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, codes, rules, regulations and other governmental requirements (herein collectively, "Laws") issued by any governmental authority (subject, however, to the terms of Section 11.A. below regarding certain structural alterations or capital improvements, the making of which shall not be Tenant's responsibility under the terms of this Lease) and all applicable insurance underwriters regulations and requirements, the REA, and all other covenants, conditions and restrictions of record, all to the extent such Laws and such insurance regulations and requirements and such recorded instruments relate to the condition, use or occupancy of the Premises. Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the

Premises or the Building, which is forbidden by any of the foregoing or which may be dangerous to persons or property, or which, to Tenant's knowledge, may invalidate or increase the rate of insurance on the Building, its appurtenances, contents or operations, or which would create or continue a nuisance or which is contrary to or prohibited by the terms and conditions of this Lease. At no time shall Tenant permit occupancy levels within the Premises to exceed applicable occupancy standards set forth in Section 13-56., et al. of the Chicago Municipal Code or any other applicable requirements under applicable Laws; provided, however, that if occupancy levels in the Premises exceed one person to every (130) Rentable Square Feet on an open floor basis, then Tenant shall be responsible for all additional costs and expenses, if any, required to accommodate such excess density (including, without limitation, compliance with the terms set forth in Section 8.D. below (i.e., regarding supplementary air conditioning units and/or other required actions), as applicable).

7. CONDITION OF PREMISES. Tenant’s possession of the Premises for the conduct of business shall be conclusive evidence that the Premises were then in good order and satisfactory condition, subject to Landlord’s obligation to correct latent defects in the “core and shell” (as defined in Section 15.E. below) components of the base Building (including Building Systems) and/or the Landlord Work, in each case to the extent within the Premises and identified by Tenant in writing to Landlord within one (1) year following the Turnover Date (which shall be promptly corrected upon written notice from Tenant). No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as expressly set forth herein. Nothing in this Section 7 shall be deemed to waive or otherwise negate any of Landlord’s covenants expressly set forth in this Lease.

8. BUILDING SERVICES.

A. Basic Services. During the Term, Landlord shall furnish the following services: (i) heating, ventilating and air conditioning to provide a temperature condition required, consistent with comparable Class-A office buildings in the Central Loop submarket of downtown Chicago, Illinois (collectively with the Project, the "Submarket"), and with such comparable Class A office buildings in the Submarket, collectively, the “Comparable Buildings”), for comfortable occupancy of the Premises under normal business office operations, consistent with seasonal air comfort at other Comparable Buildings in the Submarket and as otherwise described in Exhibit E attached to this Lease, during the business hours established by the Landlord for the Building, which currently are daily, Monday through Friday, from 7:30 A.M. to 6:30 P.M. (Saturday from 7:30 A.M. to 1:00 P.M.) (and which daily hours, Monday through Friday, shall at no time be shortened by Landlord from the aforedescribed 7:30 A.M. to 6:30 P.M. hours) (collectively, “Building Service Hours”), Sundays and Holidays (as hereinafter defined) excepted; (ii) hot and cold water for use in lavatories in common with other tenants from the regular supply of the Building; (iii) janitor service in the Premises and Common Areas of the Building, as set forth in the Cleaning Specifications attached hereto as Exhibit H hereto (as such Cleaning Specifications may be modified from by Landlord time to time, so long as such modifications are consistently applied to base building cleaning services furnished to all tenants generally at the Building, and consistent with cleaning standards at other Comparable Buildings), weekends and Holidays excepted, including periodic outside window washing of the perimeter windows in the Premises as Landlord determines; (iv) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and (v) freight elevator service, upon request of Tenant and subject to scheduling and reasonable charges, if applicable (e.g., if after hours' usage is requested), consistent with charges for similar freight elevator service charged to other tenants, generally, at the Building.

B. Electricity. The Premises shall be separately metered for electrical use, such meter to be installed by Landlord at Tenant’s expense. Tenant shall reasonably cooperate with Landlord in furnishing such information as Landlord and/or the electrical utility company may need in order to effectuate such separate metering. Electricity shall be distributed to the Premises by the electric utility company serving the Building, and Landlord shall permit Tenant to use Landlord's wire and conduits for such distribution, to the extent such wire and conduits are available, suitable and safely capable to be so used. Tenant at its cost shall make all necessary arrangements with the electric utility company for paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises shall be paid for by Tenant. Tenant agrees to purchase from Landlord or its agents, if Landlord so requests, at prices fixed by Landlord for tenants of the Building, all base Building lamps, bulbs, ballasts and starters used in the Premises so long as the charges therefor are at reasonably competitive rates. Landlord confirms, for information purposes, that the base Building electrical specifications at the Building are sufficient for electrical usage in the Premises of (5) watts per usable square foot demand load.

C. Telephones. Tenant shall arrange for telephone and other telecommunication connections and service directly with the carrier of Tenant’s choice, which carrier shall be subject to Landlord’s written consent not to be unreasonably withheld, conditioned, or delayed, and shall be solely responsible for paying for such telephone service. If Landlord owns or acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may reasonably prescribe so long as the total rates charged by Landlord for such connection shall not exceed the rates charged by local carriers for similar service. Except to the extent expressly set forth in this Lease, (i) in no event does Landlord make any representation or warranty with respect to telephone service in the Building and (ii) Landlord shall have no liability with respect thereto. Further, any access by Tenant or its representatives to any of the telephone closets, risers or other telephone cables at the Building, shall be coordinated with Landlord and Landlord’s riser management service provider and shall be subject to Landlord’s reasonable regulations relating thereto (including Landlord’s right to charge certain access fees to Tenant’s telecommunications provider consistent with charges generally imposed by Landlord upon other tenants’ telecommunications providers at the Building). To the extent Tenant requires access to the telephone closets, risers or other telephone cables at the Building, as contemplated by this Section 8.C., Tenant shall pay directly to Landlord’s riser management service provider any charge imposed by said service provider in furnishing coordination services to Tenant (which charge shall be consistent with amounts charged to other tenants, generally, at the Building for similar services). Tenant shall be entitled to Tenant’s Proportionate Share of riser space available at the Building, at no additional charge to Tenant (other than costs incurred by Tenant directly to Landlord’s riser management service provider, as described above, or out-of-pocket costs (without markup), incurred by Landlord for general riser management services if and to the extent the same are included as part of “Expenses” hereunder).

D. Additional Service; Supplemental Air Conditioning Units. Landlord shall not be obligated to furnish any services other than those stated in this Lease. If Tenant requests Landlord to provide, and Landlord elects to furnish, services requested by Tenant in addition to those stated in this Lease, Tenant shall pay Landlord as a charge therefor, Landlord’s rates then established at the Building for the furnishing of such services. If Tenant shall fail to make any such payment within thirty (30) of receiving a statement for such charges from the Landlord, Landlord may, after ten (10) business days’ written notice to Tenant and Tenant’s failure to make such payment within said ten (10) business‑day period, and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such additional service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant’s use of the Premises. Notwithstanding the foregoing, if Tenant desires ventilation, air conditioning or heat during times or on days for which Landlord is not required to provide such service pursuant to Section 8.A. above, Landlord shall provide such service to Tenant provided that (a) Tenant notifies Landlord before 5:00 P.M. on any business day on which Tenant desires ventilation, air conditioning or heat after hours on such business day, or before 5:00 P.M. on the business day immediately preceding any Holiday or weekend day for which Tenant desires such service, and (b) Tenant shall pay Landlord, Landlord’s then current after‑hours HVAC charges in connection with such after‑hours service. For information purposes only, the current after- hours HVAC charges as of the date hereof are $150.00 per hour per floor or partial floor included as part of the Premises. In addition, if Landlord reasonably determines that Tenant’s concentration of personnel or equipment at the Premises is not consistent with ordinary and customary office usage and materially and adversely affects the temperature or humidity in the Premises or the Building, then if Tenant fails to correct such condition, at Tenant’s expense, within thirty (30) days after notice thereof from Landlord (or such lesser period as may be designated by Landlord, in the case of an Emergency Situation (as hereinafter defined)), Landlord may thereafter install (or require Tenant to install) supplementary air conditioning units in the Premises, and Tenant shall pay all of the costs of installation, operation and maintenance thereof. For purposes of this Lease, the term “Emergency Situation” shall mean any situation where the applicable person, in its good faith judgment, concludes that a particular action (including, without limitation, the expenditure of funds) is immediately necessary (x) to avoid imminent material damage to all or any material portion of the Building or Premises, (y) to protect any person from imminent harm, and/or (z) to avoid the imminent unforeseen and unforeseeable suspension of any necessary material service in or to the Building or the Premises, the failure of which service would have a material and adverse effect on the Building or the Premises.

Without limitation of the foregoing, if so requested by Tenant, subject to availability, Landlord shall provide chilled water from the base Building system for Tenant’s supplemental cooling needs on a 24 hours per day/7 days per week basis. Tenant shall be charged for such chilled water at rates established by Landlord from time to time for the Building, based on actual usage of such chilled water as measured by chilled water meters (such meters to be installed by Landlord, at Landlord’s sole cost). Notwithstanding the above, in no event shall Tenant pay a higher rate for chilled water than any other tenant in the Building.

For information purposes only, and without in any way limiting the terms of the preceding paragraph or any other terms set forth in this Lease, it is acknowledged that, currently, CenTrio Energy Chicago LLC provides chilled water to the Building, for which there is a capacity fee and consumption fee for supplemental air conditioning. The current capacity fee is $224.76 per ton per year and the consumption charge of $0.18 per ton-hour plus an administration fee and taxes. All such rates and charges for chilled water will be governed by the preceding paragraph, and shall be subject, in any event, to market adjustments.

E. Failure or Delay in Furnishing Services. Tenant agrees that Landlord and the Landlord Parties shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 29.K. below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant’s use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if any of the services described in Sections 8.A.(i), (ii) (limited to cold water supplied to washrooms at the Premises) or (iv) above, are interrupted for any reason within Landlord’s reasonable control, resulting in a material impairment to Tenant’s ability to conduct Tenant’s customary business operations at the Premises, and Tenant actually ceases to conduct any of its customary operations from the Premises as a result thereof for a period of four (4) consecutive business days, then, as Tenant's sole recourse therefor, Base Rent and Additional Rent shall abate as of the fifth (5th)

consecutive business day of the interruption and thereafter until such time as service is restored such that the material impairment is cured or until Tenant again occupies any portion of the Premises for the conduct of any of such previously discontinued customary business operations therefrom (whichever first occurs). Landlord shall use commercially reasonable efforts to minimize any failure, delay, interruption or diminution in furnishing any service described hereinabove. Notwithstanding the foregoing, if Tenant's right to abatement occurs because of damage or destruction by fire or other casualty or taking by eminent domain, Tenant's abatement period and other rights and obligations shall be governed solely by Sections 15 and 16 below.

F. Holidays. For purposes of this Section 8, “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day and any other public holiday designated by Landlord from time to time as a Holiday for all office tenants at the Building and consistent with holidays recognized at various other Comparable Buildings.

G. Tenant Cleaning. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right (but not the obligation), by written notice to Landlord at any time, to elect to itself cause the entire Premises to be cleaned (rather than receiving cleaning/janitorial services from Landlord) commencing on such date as designated in tenant’s written notice thereof to Landlord, which date shall be no sooner than the first day of the calendar month immediately following the ninetieth (90th) day after the giving of such written notice thereof to Landlord (the “Tenant Cleaning Commencement Date”). If Tenant gives any such notice, then (a) commencing upon the Tenant Cleaning Commencement Date, Tenant, using a cleaning contractor of its choice (who shall have been approved prior thereto by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed so long as such selection is not likely to cause, in Landlord’s good faith opinion, labor disharmony at the Building) shall clean (and Landlord shall not clean) the Premises and provide trash removal services thereto (“Tenant Cleaning”), and (b) there shall be deducted from Expenses payable by Tenant an amount equal to the vacancy credit received by Landlord under its contract with its cleaning service provider for the Building by reason of the fact that Tenant (rather than Landlord) is providing cleaning and trash removal services with respect to the Premises. Tenant shall also have the right from time to time to revoke, and/or reinstitute Tenant Cleaning by giving notice thereof to Landlord as provided above in this Section 8.G.; provided, however, that: (x) Tenant may only give one (1) such notice revoking and/or reinstating Tenant Cleaning in any calendar year, and (y) Tenant shall not have the right to elect to clean less than the entire Premises. Tenant’s rights under this Section 8.G. are personal to the original named Tenant in this Lease and any permitted Tenant Affiliate assignee of Tenant’s entire interest under this Lease pursuant to Section 17 hereof, and shall not be exercised by any other party. For the avoidance of doubt, it is understood and agreed that Expenses shall at all times include all cleaning/janitorial costs and expenses incurred by Landlord relative to Common Areas and/or common amenity areas at the Building, irrespective of whether Tenant has exercised its right to perform Tenant Cleaning hereunder.

9. RULES AND REGULATIONS. Tenant shall observe and comply in all material respects, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply in all material respects, with the Rules and Regulations listed on Exhibit D attached hereto, with such commercially reasonable modifications and additions thereto as Landlord may make from time to time (the “Additional Rules and Regulations”) (provided that Tenant shall be entitled to not less than ten (10) business days’ prior written notice of any such Additional Rules and Regulations before Tenant shall be required to so comply therewith). Landlord shall not be liable for failure of any person to obey the Rules and Regulations or Additional Rules and Regulations; provided, however, (i) Landlord shall use reasonable efforts to enforce such Rules and Regulations or Additional Rules and Regulations, if failure to do so would result in any material breach by Landlord of any of its covenants set forth herein, including any material breach of Landlord’s covenants in Section 25 hereof, and (ii) Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations or Additional Rules and Regulations which are generally applicable to all tenants at the Building. The failure of Landlord to enforce any such Rules and Regulations or Additional Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations or Additional Rules and Regulations which are generally applicable to all tenants at the Building.

10. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as expressly indicated below) and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set‑off or abatement of Rent or any other claim: (a) to change the name or, upon sixty (60) days’ prior notice (unless mandated by the post office or other governmental or quasi-governmental body to do so sooner), to change the street address of the Building; (b) subject to Tenant’s signage rights expressly provided in this Lease and the terms of Section 36 hereof, to install, affix and maintain any and all signs on the exterior or interior of the Building or elsewhere at the Property; (c) to make repairs, decorations, alterations, additions or improvements (collectively, “Improvements”), whether structural or otherwise, in and about the Property, the Project, the Building or the Common Areas, including with respect to Building Systems, Project Mechanical Areas and/or other core and shell items (provided such Improvements do not materially restrict Tenant’s ability to access the Premises or the Building amenities described in Section 39 hereof or the ability of Tenant to use and occupy the Premises as permitted hereunder), and for such purposes to reasonably enter upon the Premises, temporarily close Common Area doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of Common Areas (provided that, in the absence of an Emergency Situation (as defined in Section 8.D. above), in which case prior notice shall not be required, but notice of such entry shall promptly thereafter be made when reasonable to do so, Landlord shall (1) give reasonable notice to Tenant, commensurate with the circumstances, prior to entry upon the Premises under this Section 10(c), and (2) use all reasonable efforts to minimize any interference with Tenant’s use of and business operations at the Premises during the course of any actions taken within the Premises under this Section 10(c), provided further, however, that Landlord in no event shall be required to conduct any such work at hours other than Building business hours unless such work would materially interfere with Tenant’s conduct of business at the Premises and is not of a nature that needs to be done on an emergency basis, in which event Landlord shall perform such work after Building business hours, at no additional cost to Tenant on account thereof, other than as part of “Expenses” as and to the extent otherwise permitted hereunder); (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building, so long as the granting of such exclusive rights does not restrict or interfere with Tenant’s use of, and business operations at, the Premises in accordance with the terms of this Lease including the then-business(es) being conducted in the Premises in accordance with the terms of this Lease; (f) to show or inspect the Premises at reasonable times upon reasonable prior written (which may be by email) notice (provided that Landlord shall only have the right to permit prospective tenants to enter the Premises to view the Premises during the last twelve (12) months of the Term (such right shall include permitting the measurement of the Premises and portions thereof and space planning of the Premises)) and, if Tenant’s right to possession of the Premises has been terminated in accordance with the terms of this Lease, to prepare the Premises for reoccupancy; (g) to, upon reasonable prior written notice to Tenant, install, use and maintain in and through walls, below the floor and above the suspended ceiling in the Premises pipes, conduits, wires and ducts serving the Building, provided that in performing any such work, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s business activities at the Premises and shall restore, within a reasonable time frame, any damage to the Premises caused by any such work, to the extent such damage was not caused by Tenant’s negligence or willful misconduct or Tenant’s breach of its obligations hereunder (but subject, in any event, to the terms of Section 14 and 15 hereof); (h) to take any other action which Landlord reasonably deems necessary or which Landlord, in good faith, deems desirable in connection with the operation, maintenance, marketing or preservation of the Building or the Property so long as same does not materially interfere with Tenant’s use of or materially restrict Tenant’s access to the Premises; and (i) to reasonably approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall reasonably direct in writing, at Tenant’s sole risk and responsibility.

11. MAINTENANCE AND REPAIRS.

A. Tenant’s Obligations. Subject to the terms of Section 15 below, and except for normal wear and tear, Tenant, at its expense, shall maintain and keep the Premises, including all tenant improvements therein, in good order and repair consistent with the first class nature of the Building, and in accordance with all applicable Laws (as defined in Section 6 above), at all times during the Term; provided, however, that, subject to the provisions of Section 22 below, Tenant shall not be obligated to make any structural alterations or capital improvements to the Premises required by any Laws to the extent similar alterations and improvements will be required to be made to the Building as a whole (i.e., as distinguished from alterations or improvements made necessary by Tenant’s particular use of the Premises, and not merely as a result of: Tenant’s “general office” usage or occupancy; or required to be made to, or made necessary by, any work, including, without limitation, the Tenant’s Work or any subsequent “alterations” hereunder, done in the Premises by or on behalf of Tenant), and provided further, that Tenant shall not be obligated to maintain or repair any of the items which Landlord is obligated to maintain and to repair pursuant to Section 11.B. below (subject to Tenant’s indemnity obligations under this Lease). Subject to the terms of Section 15 below, and subject to the terms of Sections 13.C. and 13.D. below, Tenant shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances (but excluding any exterior window glass). Any repairs or maintenance shall be completed with materials of similar (or better) quality to the original materials. All such work (a) affecting structural or other “core and shell” (as defined in Section 15.E. below) components of the Building, (b) affecting the main Building Systems or Common Areas (as distinguished from the distribution channels within the Premises), or (c) otherwise requiring a permit by law, shall, in each instance, be completed under the supervision of Landlord at no cost to Tenant, if Landlord so elects, and shall otherwise be performed in accordance with the same terms and requirements as set forth in Section 12 below.

B. Landlord’s Obligations. Subject to the provisions of Section 15 hereinbelow, Landlord shall keep in good order, repair and condition and shall maintain and make necessary repairs to, and/or replacements of, the core and shell (as defined in Section 15.E. below), including the structural elements of the Building, the Building Systems and the public corridors, public washrooms, lobby and other Common Areas of the Building, all in accordance with applicable Laws and of a quality similar to Comparable Buildings, except that: (a) Landlord shall not be responsible for (and instead Tenant shall be responsible for) the maintenance or repair of any Tenant's Work or other alterations in or at the Premises (including, without limitation, any systems which are located within or otherwise exclusively serve the Premises and are supplemental or special to the Building Systems); and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, licensees, subtenants, contractors or invitees, shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord (or which would have been collected had Landlord maintained the property insurance required to be maintained by Landlord hereunder) with regard to the damage necessitating such repairs. In addition, notwithstanding anything to the contrary set forth herein, but subject to Sections 13.C. and 13.D. below, Landlord shall be responsible for repair or replacement of damage to the Premises caused by the negligence or willful misconduct of Landlord, and/or any Landlord Parties, which repair or replacement shall be performed within a reasonable time frame after the causing of such damage.

12. ALTERATIONS.

A. Requirements. Except as provided in Section 12.D. below, Tenant shall not make any replacement, alteration, improvement or addition to the Premises (collectively an "alteration") without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed, as hereinafter provided). Subject to the terms of Section 12.D. below, in the event Tenant proposes to make any alteration requiring Landlord's consent, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) the names, addresses for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts reasonably required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; (v) a budget of the total anticipated costs for such work; and (vi) all other documents and information as Landlord may reasonably request in connection with such alteration. In the event Tenant requests Landlord to perform any construction management or supervisory services relative to any alterations, and if Landlord agrees to perform such services, then Tenant agrees to pay Landlord, as Landlord's charges for all such services, a fee as may be mutually agreed upon by the parties; otherwise Tenant shall not owe Landlord any fee or other charge for Landlord's review of plans and specifications or Landlord's general coordination of the alterations, provided that Tenant shall pay Landlord all out-of-pocket costs and expenses (if any) incurred by Landlord in connection with any third-party architectural and engineering review of the plans and specifications for such alterations payable by Landlord to such third parties so engaged by Landlord to perform the review (and without mark-up charged by Landlord). Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord. In addition, each alteration shall be performed in compliance with all applicable governmental laws, codes, regulations and requirements, and in compliance with Landlord's insurance company requirements (but only to the extent Tenant has prior notice of such insurance requirements and only to the extent such insurance requirements are consistent with insurance requirements imposed generally at other Comparable Buildings), and in compliance with Landlord’s construction-related rules and regulations for the Building from time to time, a copy of the current drafts of which are available for Tenant's review (it being understood that Landlord may hereafter revise and/or update said construction-related rules and regulations from time to time [the foregoing documents, as so revised and/or updated from time to time, being collectively referred to as the "Revised Construction Manual"] and Tenant shall comply with each such Revised Construction Manual so long as any changes from the draft thereof existing as of the date hereof are reasonable and uniformly imposed, in general, upon other tenants performing construction work at the Building, and are not in conflict with the terms of this Lease). Each alteration shall be performed by agents or contractors hired by Tenant who are reasonably acceptable to Landlord, and shall be performed in harmony with Landlord's employees, contractors and other tenants and their contractors and, at Landlord's option, Landlord shall have the right, at its sole cost and expense (not to be treated as Expenses), to monitor the progress of all such alterations. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, non-affixed equipment and non-affixed trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense, if and to the extent provided in Section 18 below.

B. Liens. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner’s and contractors’ statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic’s lien to be filed against the Building, the Project, or any part of the Building or the Project, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) business days after receipt of notice of the filing of such lien, have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety or title company reasonably satisfactory to Landlord, indemnifying Landlord (and, if applicable, its Mortgagee) against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord within such 10-business day period, then Landlord, without investigating the validity of such lien, may (without limiting any other rights or remedies available to Landlord) pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s out-of-pocket expenses and reasonable attorneys’ fees. If Tenant delivers such bond to Landlord with respect to any such lien, Tenant shall thereafter have the right and duty to diligently contest such lien; provided that Tenant shall, in any event, have any such lien released of record prior to final enforcement thereof.

C. Reasonable Consent. Landlord agrees not to unreasonably withhold, condition or delay its consent to any alterations; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s reasonable opinion, such work: would adversely affect, other than to a de minimis extent, the Building Systems or Common Areas, the structure of the Building or the safety of its occupants, including, without limitation, exterior walls, windows, roof or other “core and shell” (as defined in Section 15.E. below) components of the Building; would increase Landlord’s cost of repairs, insurance or furnishing services (other than di minimis increases in such costs for which Tenant agrees to pay) or otherwise adversely affect Landlord’s ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or hazardous materials in any unlawful manner; or requires entry into another tenant’s premises or use of public areas (other than use of public areas for movement of materials to the Premises); or would involve the use of paint or other materials which is reasonably likely to result in material odors penetrating other tenant premises or Common Areas at the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may reasonably withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall give its approval or disapproval (giving reasonably detailed reasons in writing in case of disapproval) of the plans and specifications or other submissions for any Tenant alterations (other than those constituting Tenant's Work, which shall instead be governed by the Workletter) within ten (10) business days after their delivery to Landlord with Tenant's express written request for Landlord's approval thereof (and, as to any subsequent revised plans and specifications or other submissions submitted by Tenant to Landlord, within five (5) business days after their delivery to Landlord with Tenant's express request for Landlord's approval thereof). In the event Landlord fails to give its approval or disapproval of such plans and specifications or other submissions within said 10-business day (or 5-business day, as applicable) period, then Tenant shall have the right to give Landlord a second written notice requesting Landlord's approval, which notice shall (in addition to again requesting such approval and containing the items for which approval is being requested) contain a sentence, in bold capitalized letters, stating "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD'S RECEIPT HEREOF SHALL CONSTITUTE LANDLORD'S APPROVAL OF THE ENCLOSED PLANS AND SPECIFICATIONS OR OTHER SUBMISSIONS FOR WHICH TENANT IS REQUESTING SUCH APPROVAL UNDER THIS NOTICE", and, in the event that Landlord fails to respond to such second notice within five (5) business days after Landlord's receipt thereof, then, Landlord shall be deemed to have approved such plans and specifications or other submissions for such Tenant alterations so submitted for Landlord's approval.

D. Interior Decorating Alterations. Notwithstanding the foregoing provisions of this Section 12, Tenant may perform certain interior alterations to the Premises such as carpeting, painting (so long as the odors from the same do not materially or unreasonably interfere with any other tenant’s operations), wall coverings, installing non-affixed furniture systems, installing non-load bearing demising walls, or other similar interior decorating improvements, without obtaining Landlord’s consent therefor (but subject to the remaining requirements of this Section 12), but only if (i) such items do not affect the Building structure or Building Systems, the public areas of the Building or any other tenant space and do not require the issuance of any building permits therefor, (ii) such items are not readily visible from any areas that are external to the Premises, including, without limitation, the Common Areas, (iii) such items cost not more than $10.00 per RSF of the Premises, and (iv) Tenant gives prior written notice to Landlord of such items, including a description of the contemplated work and the types of materials being used. Approval of plans and specifications shall not be required for the foregoing interior decorating items.

13. INSURANCE. In consideration of the leasing of the Premises at the rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

A. Tenant’s Insurance. Tenant, at its expense, shall maintain at all times during the Term commercial general liability insurance, including a contractual liability endorsement and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord (when used in this Section 13.A. the term "Landlord" shall include Landlord, its constituent partners and the partners, members, directors, managers, shareholders, officers, agents and employees of each of them), Landlord's property manager, and any Ground Lessor or Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000.00 per occurrence for bodily injury and property damage. Tenant shall also maintain (i) "all risk" or Special Form property insurance (including coverage for terrorism under the Terrorism Risk Insurance Act ("TRIA"), and if terrorism coverage under TRIA is no longer available, then including terrorism coverage, but only if then available at commercially reasonable prices or if otherwise then customary for terrorism coverage to be maintained by office tenants at Comparable Buildings) covering all present and future leasehold improvements (including, without limitation, any Tenant's Work or other alterations) and Tenant's personal property to a limit of not less than the full replacement value thereof, (ii) business interruption insurance in an amount that will reimburse Tenant for extra expense attributable to all perils insured against in this Section 13.A. or other perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as a result of any of such perils, (iii) comprehensive equipment breakdown insurance (without exclusion for explosion), covering all mechanical, electrical and other equipment exclusively serving the Premises (or installed for or on behalf of Tenant) against physical damage from all perils insured against in this Section 13.A., (iv) workers compensation insurance in accordance with the laws of the State of Illinois (v) comprehensive automobile liability insurance coverage with limits of not less than $1,000,000.00 combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of owned, non-owned or hired motor vehicle, and (vi) such other insurance coverages or insurance limits as may be customary from time to time for landlords of Comparable Buildings to obtain from office tenants leasing space therein (provided that Landlord may not, in any event, pursuant to this clause (vi), request changes to the insurance coverages or insurance limits otherwise specified herein on more than one occasion in any 24-month period). Tenant shall deliver to Landlord and any other additional insured such certificates of insurance, in an Acord form reasonably satisfactory to Landlord, at least ten (10) days before the Turnover Date. The "all risk" or Special Form property insurance policies required to be carried by Tenant, and any certificates evidencing such policies, shall provide that the proceeds under such policies with respect to tenant improvements and rent loss shall be payable to Landlord, Tenant and each Ground Lessor or Mortgagee as their interests may appear. Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be reasonably required to recover any such insurance proceeds. Tenant shall procure renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any other additional insured a certificate thereof issued by the insurer at least ten (10) business days before the expiration of any existing policy or evidence of such renewal reasonably acceptable to Landlord if certificates of insurance are not issued by the insurer. All such policies shall be issued by companies of recognized responsibility permitted to do business in the State of Illinois, rated by Best's Insurance Reports or any successor publication of comparable standing at A/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision, to the extent reasonably available in the insurance industry (with Tenant hereby stating to Landlord, for clarification purposes, that Tenant has determined that such provision is not so available as of the date of this Lease), whereby the same cannot be cancelled, allowed to lapse or materially modified unless Landlord is given at least thirty (30) days' prior written notice of such cancellation, lapse or material modification, or, in the event of any cancellation, lapse or material modification by reason of non-payment of the premiums due thereunder, at least ten (10) days' prior written notice of the same (it being understood that in no event may Tenant's insurance coverage be reduced below the coverage required pursuant to this Lease). In addition to the foregoing, Tenant shall give Landlord at least thirty (30) days' prior written notice of any cancellation, lapse or modification reducing the coverage of the insurance policies required to be maintained by Tenant hereunder. The limits of liability required herein may be provided by a single policy of insurance or by a combination of primary and umbrella policies, but in no event shall the total limits of liability available for any one occurrence or accident be less than those required herein. Tenant's policies of insurance may be maintained under "blanket policies" insuring the Premises and other property or locations of Tenant; provided, that such blanket policies shall (i) set forth the amount of the insurance applicable to the Premises, (ii) otherwise comply with the provisions of this Section 13.A., and (iii) afford the same protection to Landlord and any other additional insured required in this Lease as would be provided by Tenant's insurance policies if individually applicable to the Premises. All insurance policies required to be maintained pursuant to this Section 13.A. shall not contain any exclusions for acts of terrorism or similar events, so long a terrorism insurance is available under TRIA (and if terrorism coverage under TRIA is no longer available, then only so long as terrorism coverage is then available at commercially reasonable prices or if it is otherwise then customary for terrorism coverage to be maintained by office tenants at Comparable Buildings). In addition to the other requirements set forth in this Lease, the insurance required to be carried by Tenant under this Lease shall be primary insurance for all claims under it and shall provide that any insurance carried by Landlord, Management Company, and the holder of any Ground Lease or Mortgage is strictly excess, secondary and non-contributing with any insurance carried by Tenant and all Tenant insurance shall contain provisions for cross-liability and severability of interests as between Landlord and Tenant and shall not contain a co-insurance provision. All insurance maintained by Tenant hereunder shall allow for commercially reasonable deductibles. The foregoing "all risk" property insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Landlord, Management Company, each Project Owner and each Ground Lessor or Mortgagee (and those for whom each is in law responsible) with respect to losses payable under such policies. In the event Tenant shall fail to timely procure any such insurance required under this Section 13.A. and to deliver evidence thereof to Landlord as required hereunder, Landlord may at its option, after giving Tenant no less than ten (10) days prior written notice of its election to do so and without limiting any other rights or remedies available to Landlord, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional Rent upon receipt by Tenant of bills therefor. In the event, at any time during the Term, it becomes customary for landlords of Comparable Buildings to obtain copies of insurance policies (or copies of redacted policies) from tenants, rather than certificates of insurance, with respect to any of the insurance coverages described in this Section 13.A. then Landlord may require Tenant to so deliver such copies of policies (or copies of redacted policies, as the case maybe), rather than certificates of insurance, upon notice thereof to Tenant (with it being acknowledged and agreed by Landlord that it is not so customary to obtain copies of insurance policies, whether redacted or otherwise, as of the date of this Lease).

B. Landlord’s Insurance. Landlord agrees to purchase and keep in force and effect, or to cause, pursuant to the REA, to be purchased and kept in full force and effect, at all times during the Term, one hundred percent (100%) replacement cost "all risk" or Special Form property insurance on the core and shell of the Building (as described in Section 15.E. below) (excluding, however, the Tenant's Work and any other tenant improvements, alterations or additions) against fire and other extended coverage perils, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks. Landlord shall also purchase and keep in full force and effect (without limitation of other coverages deemed prudent by Landlord) (i) commercial general liability insurance including contractual liability insurance covering Landlord's indemnity obligations hereunder, and (ii) Workers' Compensation and Employers' liability insurance, all in amounts customarily maintained by landlords of other Comparable Buildings in the Submarket, or as otherwise required by applicable law. All insurance maintained by Landlord hereunder shall allow for commercially reasonable deductibles. The "all risk" property insurance carried by Landlord shall provide for waiver of rights of subrogation, as may be commercially available, effective against Tenant and any of the Tenant Parties with respect to losses payable under such policy.

C. Risk of Loss. By this Section 13, Landlord and Tenant intend that the risk of loss or damage to property as described above be borne by responsible property insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective property insurance carriers in the event of a property loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such property insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

D. General Waiver. In addition to and without limiting or being limited by any other releases or waivers of claims in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, and notwithstanding anything contained herein to the contrary, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other’s respective agents, members, partners, shareholders, officers and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building, the Project, and their contents), the elements of which are insured against hereunder or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under this Section 13. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

14. TENANT’S RESPONSIBILITIES.

A. Waiver of Claims. To the extent permitted by law, Tenant releases Landlord, the Management Company, the Project Owners, and each of their respective constituent members and their respective partners, members, shareholders, officers, directors, managers, owners, employees, agents, successors and assigns (herein, collectively with Landlord, the "Landlord Parties") from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Building or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and employees, except to the extent resulting from the willful misconduct or negligence of any of the Landlord Parties, and except as otherwise expressly provided in this Lease. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any negligence or willful misconduct of Tenant, its employees, agents, invitees or other representatives, or from any breach of Tenant's obligations hereunder, then Tenant shall, subject to the terms of Sections 13.C. and 13.D. hereof, be liable therefor and Landlord may, at Landlord's option, to the extent such damage affects any other Project Owners (including the adjacent owner in the Project currently known as Macy’s), the Building structure or Building Systems, or Common Areas, or any other tenant's premises, or otherwise creates, in Landlord’s good faith determination, an Emergency Situation (as defined in Section 8.D. above), and without limiting any other rights or remedies available to Landlord, repair such damage and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord within thirty (30) days of demand for the total costs of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages (or which would have been so paid if Landlord had maintained the property insurance required to be maintained by Landlord hereunder) (provided that Landlord may otherwise take such self-help recourse, as provided in this sentence, in any event, if such damage is not otherwise remedied by Tenant within applicable notice and cure periods under this Lease and thereby results in a “Default” of Tenant under Section 19 hereof). Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage occurring at or about the Building, the Property and/or the Project. Notwithstanding the foregoing, Tenant shall not be liable for any damage caused by its acts or neglect if Landlord has recovered the full amount of the damage from proceeds of insurance policies (or if Landlord would have recovered such amounts had Landlord maintained the property insurance required to be maintained by Landlord hereunder).

B. Indemnity by Tenant. Subject to the terms of Section 13.C. and Section 13.D. above, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expense for the defense thereof, arising from Tenant’s occupancy of the Premises, the undertaking of any Tenant alterations or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, employees or invitees, in or about the Premises, the Building or the Project, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities and excluding any claims to the extent resulting from the willful misconduct or negligent acts of any of the Landlord Parties. In case of any action or proceeding brought against the Landlord Parties by reason of any such claim being indemnified by Tenant hereunder, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. No persons or entities, other than Landlord and the other Landlord Parties, shall be deemed third party beneficiaries of the indemnities set forth in this Section 14.B.

C. Indemnity by Landlord. Subject to the terms of Section 13.C. and Section 13.D. above, and in addition to and without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold Tenant, its constituent members, and their respective officers, directors, members, managers, owners, partners, shareholders, agents, employees, successors and assigns (collectively, the “Tenant Parties”) harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys’ fees and expenses, imposed on them or otherwise incurred with respect to injury to or death of persons, occurring within the Common Areas of or elsewhere in the Building, or with respect to damage to property, occurring within the Common Areas of or elsewhere in the Building, but only to the extent that the foregoing losses, damages, liabilities, claims, liens, costs and expenses arise from or are caused directly or indirectly by Landlord’s breach or default in its obligations hereunder or otherwise resulting from any negligent act or omission or willful misconduct of Landlord, or any of its employees, agents, officers, directors, members or partners, and in each case only to the extent of the respective Tenant Parties’ liability, if any, in excess of amounts, if any, paid to such Tenant Parties under insurance covering such claims or liabilities, and excluding any claims resulting from the willful misconduct or negligence of the Tenant Parties. No persons or entities, other than Tenant and the Tenant Parties, shall be deemed third party beneficiaries of the indemnities set forth in this Section 14.C.

D. Landlord’s Negligence. Subject to the provisions of Section 13.C. and Section 13.D. above to the extent permitted by law, no agreement of Tenant in this Lease shall be deemed to exempt Landlord from liability or damages for injury to persons caused by or resulting from the negligence of Landlord, its agents or employees, in the operation or maintenance of the Premises or Building.

15. DAMAGE OR DESTRUCTION BY CASUALTY.

A. Termination of Lease, Repair by Landlord. If the Premises or the Building (including any portion thereof providing necessary access to the Premises) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building (including any portion thereof providing necessary access to the Premises) untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building (including any elements thereof within the Premises) so as to render the Premises tenantable, subject to reasonable delays, for insurance adjustments and delays caused by matters beyond Landlord's reasonable control and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of (i) the Premises or (ii) the Building (including any portion thereof providing necessary access to the Premises) untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the core and shell of the Building or the core and shell of the Premises, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right only if the damage was not caused by the gross negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees or others for whom the Tenant is in law responsible, and only if all or a substantial portion of the Premises (including any portion of the Building providing necessary access to the Premises) is rendered untenantable and the estimated time for Landlord required to substantially complete such repair or restoration to render the Premises tenantable will exceed such two hundred seventy (270) day period) shall have the right to terminate this Lease as of the date of notice of such election by giving notice to the other at any time within thirty (30) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building (including any elements thereof within the Premises and including any portion of the Building providing necessary access to the Premises) so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if such repairs and restoration are not completed by a date ("Outside Date") which is twelve (12) months after the date of such fire or other casualty (or ninety (90) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred seventy (270) days and neither party terminated the Lease as permitted), which Outside Date shall be extended by all periods of delay attributable to the acts or omissions of Tenant or Tenant's agents, employees or contractors, for any reason whatsoever but which Outside Date shall not otherwise be extended for other Force Majeure delays under Section 29.K. above, then Landlord or Tenant may terminate this Lease, effective as of the date of notice of such election, by giving written notice to the other within a thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration (provided that Tenant shall have such right only if the damage was not caused by the gross negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, or others for whom Tenant is in law responsible and only if all or a substantial portion of the Premises (including any portion of the Building providing necessary access to the Premises) was rendered untenantable). Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 15 to repair or restore any portion of Tenant's alterations or any other tenant improvements or additions made by or on behalf of Tenant in the Premises, and including the Tenant's Work or any other improvements made by or on behalf of Tenant in the Premises, including improvements performed by Landlord pursuant to this Lease and/or any separate tenant construction agreement or workletter entered into by Landlord and Tenant; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration (unless so insufficient as a result of Landlord failing to maintain the insurance required to be maintained by Landlord under this Lease), or if any mortgagee on the Building applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration (provided that if Landlord elects not to so repair or restore the Premises as a result of any matter described in this clause (ii), Landlord shall promptly notify Tenant of such election, and, to the extent such damage rendered a substantial portion of the Premises untenantable (including any portions of the Building providing necessary access to the Premises), Tenant shall thereafter have the right to terminate this Lease effective upon written notice thereof to Landlord given not later than ten (10) business days after Tenant's receipt of notice of such election by Landlord); and (iii) if any such damage rendering all or substantial portion of the Premises or Building untenantable shall occur during the last eighteen (18) months of the initial Term or the last eighteen (18) months of any extension period provided hereunder, either party (but as to Tenant's right, only if all or a substantial portion of the Premises (including any portions of the Building providing necessary access to the Premises) is rendered untenantable and only if the damage was not caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees or others for whom the Tenant is in law responsible) shall have the option to terminate this Lease by giving written notice to the other within sixty (60) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice, as if such date was the stated expiration date of the Term hereof.

B. Repair by Tenant. If this Lease is not terminated pursuant to this Section 15, Tenant shall, in accordance with Section 12, proceed with reasonable promptness to repair and restore all of Tenant’s alterations and all other alterations, additions and improvements in (or exclusively serving) the Premises (including, without limitation, the Tenant’s Work), other than any repairs or restoration required to be made by Landlord pursuant to Section 15.A. above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. If Landlord allows Tenant to perform work concurrent with Landlord work, then Tenant shall fully cooperate with Landlord in coordinating any work being performed by Tenant under this Section 15.B with work being performed by Landlord under Section 15.A. above. The parties acknowledge and agree that Tenant shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises, and relating to non-affixed items of equipment, furnishings and other personal property owned by Tenant and located at the Premises; provided, however, that notwithstanding the foregoing, if this Lease terminates as a result of any fire or other casualty as provided in this Section 15, then Landlord shall be entitled to Landlord’s Insurance Share (as hereinafter defined) of all insurance proceeds of insurance carried by Tenant relating to improvements and betterments to the Premises, up to the amount of the Allowance, as defined in the Workletter, and any other allowance proceeds hereafter given by Landlord to Tenant under this Lease (the “Landlord Allowance Proceeds Amount”), and Tenant shall be entitled to the balance (if any) of the insurance proceeds from such insurance carried by Tenant (and, in such case, Landlord hereby waives any claims it may have with respect to such balance). For purposes of the foregoing, the term “Landlord’s Insurance Share” shall mean a fraction, the numerator of which is the total Landlord Allowance Proceeds Amount, and the denominator of which is the total documented out-of-pocket costs and expenses incurred by Tenant relative to the Tenant’s Work hereunder, as evidenced by the various cost submittals and draw requests delivered by Tenant to Landlord from time to time under the Workletter (i.e., inclusive of amounts funded with the Allowance, but excluding, however, any costs of furnishings, equipment or other personal property items which are being insured separately by Tenant as provided above).

C. Abatement of Rent. In the event any such fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 15 by reason of such damage, then there shall be no abatement or reduction of Rent where the Landlord’s repairs to the Premises take less than ten (10) business days after the damage occurs to complete. If the Landlord’s repairs take ten (10) business days or more days to complete, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder and possession of the Premises is delivered to Tenant. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Rentable Square Feet of the Premises which is untenantable and not used by Tenant from time to time bears to the Rentable Square Feet of the entire Premises. In the event of termination of this Lease pursuant to this Section 15, Rent shall be apportioned on a per diem basis and be paid to the date of the termination.

D. Untenantability. As used in this Lease, the term “untenantable” means (i) with respect to the Premises or any portion thereof, material impairment to Tenant’s ability to conduct its business operations permitted under this Lease therefrom due to damage to the Premises or the Building and/or material impairment to Tenant’s ability to access the Premises, and (ii) with respect to any other portion of the Building, material impairment to continued occupancy for its intended use due to damage to such portion of the Building. Notwithstanding anything contained to the contrary in this Section 15, the Premises or any portion of the Premises, as applicable, shall be deemed tenantable, for purposes of this Section 15, unless Landlord, pursuant to this Section 15, is required to repair or restore any of the core and shell items located therein. Further, if Landlord, pursuant to this Section 15, is required to repair or restore any of the core and shell items located within the Premises, then the Premises, or portion thereof, as applicable, shall be deemed tenantable following such time as Landlord has substantially completed the repair and restoration work relative to core and shell items located within the Premises required to be performed by Landlord under this Section 15. Notwithstanding the foregoing or anything herein to the contrary, the Premises or any portion thereof, as applicable, shall, in any event, be deemed tenantable for purposes of this Section 15 if Tenant continues to conduct any of its business operations permitted under this Lease from the subject portion of the Premises; it being understood that the Premises shall, in any event, be deemed untenantable for so long as portions of the Building necessary to provide access to the Premises are rendered unusable, and to the extent Tenant is unable to conduct any business operations from the Premises as a result thereof.

E. Core and Shell. The term “core and shell” shall mean all components of the Building consisting of the structural elements thereof (i.e., whether located within the Premises or elsewhere), the base-building electrical, plumbing, heating, ventilating and air conditioning systems, all elevators serving the Premises, all Building Systems and other Project Mechanical Areas, and the public corridors, public washrooms, lobby and other Common Areas of the Building, but specifically excludes the Tenant’s Work or any work related to tenant improvements constructed by or for Tenant or other tenants or installed within the Premises (other than the above described core and shell items) or within any other tenant’s premises.

16. EMINENT DOMAIN.

A. Substantial Taking. If the entire Building, or a substantial part thereof, or any part of the Building which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi public use or purpose, the Term shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking or damaging of which would, in Landlord’s opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Project is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary, in Landlord’s good faith determination, to remodel the Building to conform to the taking, damage, change of grade or closing, Landlord shall have the right to terminate this Lease upon written notice to Tenant given not later than sixty (60) days after Landlord’s receipt of notice of the taking and effective on a date designated by Landlord which is not less than ninety (90) days following the date of Landlord’s delivery of such notice to Tenant (provided that Landlord may not elect to so terminate this Lease unless Landlord also terminates leases for all other similarly affected office tenants at the Building for which Landlord has the right to so terminate). If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises, Tenant shall have the right to terminate this Lease upon written notice to Landlord given not later than sixty (60) days after Tenant’s receipt of notice of the taking and effective on a date designated by Tenant which is not less than ninety (90) days following the date of Tenant’s delivery of such notice to Landlord. In any of the Lease termination events referred to above, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.

B. Taking of Part. In the event a part of the Building or the Premises is taken or condemned by any competent authority and this Lease is not terminated as provided in Section 16.A. above, the Lease shall be amended to reduce (if applicable) the monthly components of Base Rent, or to reduce or increase, as the case may be, the Tenant’s Proportionate Share, to reflect the Rentable Square Feet of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of any of Tenant’s Work, Tenant’s alterations, or any other improvements made by or on behalf of Landlord or Tenant) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if the award in condemnation (or proceeds of sale) is insufficient to pay for the foregoing repairs and restorations required of Landlord hereunder, and if Landlord elects not to perform such repairs and restorations in excess of the award in condemnation (or proceeds of sale) as a result thereof, then Landlord shall promptly notify Tenant of such election, and, to the extent such taking renders any material portion of the Premises untenantable, Tenant shall thereafter have the right to terminate this Lease effective as of such date as is designated by Tenant in a written notice thereof to Landlord given not later than sixty (60) days after Tenant’s receipt of notice of such election by Landlord (which date so designated by Tenant shall be no more than ninety (90) days after the subject taking).

C. Compensation. Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant’s interest, if any, in such award;

provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to any of Tenant’s Work or Tenant’s alterations paid for by Tenant without any credit or allowance from Landlord, and with respect to Tenant’s trade fixtures and moving expenses, so long as there is no diminution of Landlord’s award as a result.

17. ASSIGNMENT AND SUBLETTING.

A. Prohibitions. Except as provided in Section 17.D. and 17.H. below, Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, Tenant’s interest in this Lease, (ii) allow to exist or occur any transfer of or lien upon Tenant’s interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than Tenant and Tenant’s employees (such prohibition includes, without limitation, the use or occupancy of the Premises for desk space and/or mail privileges). Landlord has the absolute right to withhold its consent to any of such acts without giving any reason whatsoever, except as herein expressly provided to the contrary in Section 17.D. and 17.H. below. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Notwithstanding anything to the contrary herein, in no event shall this Lease be assigned or transferred (other than pursuant to a sublease which shall be governed by the terms of this Section 17) except with respect to the Premises in its entirety and then, only subject to the terms of this Section 17. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void and shall be deemed an immediate Default under this Lease.

B. Continuing Liability. No assignment, subletting, use, occupancy, transfer or encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation hereunder except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing, and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses in an aggregate amount not to exceed $3,000, incurred in connection with Landlord’s consideration to approve any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant and in connection with the preparation or negotiation of any documentation reasonably required by Landlord in connection therewith.

C. Notice of Proposed Assignment or Sublease. Subject to the terms of Section 17.H. below, Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than fifteen (15) business days nor more than one hundred eighty (180) days after the date of the giving of Tenant’s notice to Landlord) to assign this Lease or sublet all or any part of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after its receipt of Tenant’s notice, (1) only if the proposed assignment or sublease is for all of the Premises for not less than seventy-five percent (75%) of the then-remainder of the Term, to terminate this Lease as of the date stated in Tenant’s notice for the commencement of such proposed assignment or sublease, or (2) for any assignment or sublease to consent or refuse to consent to the proposed assignment or sublease (which consent shall not be unreasonably withheld, conditioned, or delayed, as described in Section 17.D. below). If Landlord does not give Tenant notice of any election under clause (1) or clause (2) within such 10-business day period, then Tenant may, at its election, deliver a second notice to Landlord with respect to the proposed assignment or subletting transaction, and, to the extent Tenant's second notice expressly states thereon in bold capitalized letters that "THIS IS A SECOND REQUEST PURSUANT TO SECTION 17.C. OF YOUR CHICAGO LEASE. FAILURE TO RESPOND TO TENANT'S REQUEST IN THIS LETTER WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST WILL CONSTITUTE A CONSENT TO THE SUBJECT ASSIGNMENT OR SUBLETTING TRANSACTION.", then if Landlord fails to notify Tenant of its election under clause (1) or clause (2) within such 5-business day period, the assignment or subletting which is the subject of such notice shall be deemed consented to by Landlord. Tenant’s initial notice shall include the name and address of the proposed assignee or subtenant, the material terms of the proposed assignment or sublease and sufficient information, as Landlord reasonably deems necessary, to permit Landlord to determine (i) the financial responsibility of any prospective assignee or subtenant; (ii) the character and the nature of the business of the proposed assignee or subtenant, and (iii) whether Landlord has the right under this Lease to withhold consent to the proposed assignment or sublease. If Tenant’s notice covers all of the Premises and Landlord exercises its right to terminate this Lease as to such space, then the Term of this Lease shall expire and end on the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had otherwise been the expiration date of the Term hereof, but in such event, Tenant shall return possession of the Premises in broom clean, but otherwise then as-is condition, and Tenant shall have no duty of restoration of the Premises under Section 18 hereof, notwithstanding anything in this Lease to the contrary (provided further, that Tenant shall nevertheless be required to remove all of its personal property from the Premises, all as and to the extent it is so required to do so under Section 18 hereof).

Notwithstanding any of the foregoing to the contrary, if Landlord notifies Tenant that Landlord has elected to terminate this Lease pursuant clause (1) above, then Tenant shall have the right, at its election, to rescind its earlier notice to Landlord regarding such transaction, which rescission shall be exercised by notice to Landlord no later than ten (10) business days following Tenant’s receipt of Landlord’s election (time being of the essence), whereupon this Lease shall continue in full force and effect, and Tenant’s earlier notice to Landlord of a desire to make the subject assignment or sublease shall be deemed null and void.

D. Grounds for Withholding Consent. If Landlord, upon receiving Tenant's notice with respect to any such space does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold, condition, or delay its consent to Tenant's assignment of this Lease or subletting the space covered by Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in default hereunder (provided that if any such default is subsequently cured or resolved and waived by Landlord in writing, Tenant shall again have the right to propose such assignment or subletting to Landlord for its consent hereunder); (ii) any notice of termination of this Lease or termination of Tenant's right of possession shall have been given under Section 19 hereof and remains in effect; (iii) in Landlord's reasonable determination, either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises, is of such nature that it will violate any applicable law, or is of such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi tenant floor within the Building; (iv) the proposed use of the Premises by the proposed assignee or subtenant differs, in any respect, with the use set forth in Section 6 hereof or will violate any applicable law, or will impose any obligation upon Landlord or increase Landlord's obligations under or cost of compliance with any laws, or will violate any exclusive right Landlord has granted to any tenant of any part of the Building prior to the date of Tenant's notice; (v) in the reasonable judgment of Landlord, the proposed assignee or subtenant is of character or is engaged in any business which would be deleterious to the reputation of the Building; (vi) in the case of an assignment of this Lease or in the case of a sublease for greater than seventy-five percent (75%) of the Rentable Square Feet of the Premises, in the reasonable judgment of Landlord, the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under this Lease (i.e., if an assignment) and under the proposed assignment or sublease; (vii) the proposed assignee or subtenant is a governmental body (or subdivision or agency thereof); or (viii) the proposed assignee or subtenant is an occupant (or affiliate thereof) of the Building or is a person or entity (or affiliate thereof) Landlord is then in active negotiations with (or has been in active negotiation with during the preceding six months) relative to leasing of space in the Building, and, in either such case, Landlord has suitable space (i.e., meaning of a rentable area reasonably comparable to the rentable area that was the subject of the proposed assignment/subletting transaction) available at the Building for such prospective tenant; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant factors in determining whether to give or withhold its consent. Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment of this Lease or subletting of any part of the Premises must be in keeping with a Class A office building, and shall not violate any laws which are binding on Landlord or the Building.

E. Excess Rent Payment. If Tenant (as Tenant or debtor in possession) shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional Rent one half (½) of any such excess rent or other consideration within thirty (30) days after receipt under any such assignment or, in the case of a sublease, within thirty (30) days after receipt from such subtenant, one half (½) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, one half (½) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a rentable area basis to the space sublet), and (ii) within thirty (30) days after the receipt thereof, one half (½) of any other consideration realized by Tenant from such subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein. Whenever reference is made to the “excess” of rent or other consideration, such excess shall be reduced by charging against the rent or other consideration paid by such assignee or subtenant, reasonable brokerage commissions and other reasonable out-of-pocket costs and expenses (including, without limitation, construction, marketing, legal fees, allowances, and other concessions) which Tenant has paid or given in connection with assigning the Lease or subleasing the applicable portion of the Premises.

F. Lease Assumption. If Tenant shall assign this Lease, then, as a condition to the effectiveness thereof, the assignee shall expressly assume all of the obligations of Tenant hereunder, to the extent accruing on or after the effective date of the assignment, together with Tenant on a joint and several liability basis, in a written instrument executed by Tenant and assignee on a form reasonably acceptable to Landlord, delivered to Landlord not later than the effective date of the assignment. Any such consent given by Landlord relative to a proposed sublease or assignment transaction shall automatically be deemed conditioned upon Landlord’s receipt, on or before the commencement date of such sublease or the effective date of such assignment, of (i) a true and correct copy of the fully executed sublease or assignment instrument, conforming, in all material respects, to the information previously delivered by Tenant to Landlord as part of Tenant’s notice requesting Landlord’s consent, and (ii) an original of Landlord’s form consent instrument used at the Building, executed by Tenant and the proposed subtenant or assignee.

G. Corporation, Partnership and Limited Liability Company Transfers. If Tenant is a corporation, any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 17. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or any change in any partner’s or member’s interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 17. Notwithstanding the foregoing, this Section 17(G) shall not be applicable to, and a change in control shall not be deemed a default if this Lease, if Tenant is a Publicly Traded Entity. As used herein, (i) the term “control” means the power to directly or indirectly direct or cause the direction of the management and policies of Tenant, through the ownership of voting or other ownership interests, and (ii) the term “Publicly Traded Entity” means an entity whose securities are listed on a recognized securities exchange (e.g., New York Stock Exchange) or a wholly owned subsidiary of such an entity.

H. Permitted Transfers. Notwithstanding any of the foregoing, Landlord’s consent shall not be required, and Landlord shall not have any right to terminate this Lease with respect to the Premises or any portion of the Premises or otherwise collect any excess rent under subparagraph E, for an assignment of Tenant’s entire interest under this Lease with respect to the whole of the Premises to a Tenant Affiliate (as hereinafter defined), or with respect to a sublet of all or portions of the Premises to a Tenant Affiliate as a result of such assignment or sublet to a Tenant Affiliate, as long as (i) Tenant is not in Default under this Lease beyond applicable notice and cure periods hereunder at the effective date of such assignment or sublease, (ii) the use of the Premises by the assignee or subtenant shall only be for the use permitted under this Lease, (iii) Tenant gives written notice to Landlord within ten (10) business days after the effective date of the assignment or sublet (it being agreed that the failure to timely deliver such notice shall not invalidate such sublease or assignment), (iv) if an assignment or sublease to a Tenant Affiliate of the type described in subclause (A), (B), or (C) below, the assignee or subtenant has either (1) a net worth, determined in accordance with generally accepted accounting principles, at least equal to the net worth of Tenant as such net worth exists immediately prior to the date of the assignment or sublease to such Tenant Affiliate of the type described in subclause (A), (B), or (C) below, or (2) a financial condition, reasonably determined by Landlord to be sufficient to perform all of Tenant’s obligations under this Lease; and (v) if an assignment, such assignee assumes the obligations of Tenant under this Lease. As used herein, the term “Tenant Affiliate” shall mean any entity (A) which acquires all or substantially all of the business and assets of the Tenant under this Lease, or all or substantially all of the direct or indirect ownership interests of the Tenant under this Lease, in any such case for a purpose other than to circumvent the provisions of this Section 17; (B) which results from an initial public offering of Tenant to become a Publicly Traded Entity; (C) which results from a merger or consolidation with the Tenant under this Lease; or (D) which is controlled by, controls, or is under common control with, the Tenant under this Lease. For purposes of the foregoing, the term “control” and “Publicly Traded Entity” shall have the meanings described in Section 17.G. above. Except as provided in this Section 17.H., and except for Tenant’s duty to pay Landlord’s expenses as provided in the second sentence of Section 17.B. above, all terms of this Section 17 shall apply with respect to an assignment or sublet to a Tenant Affiliate (including, without limitation, the terms of Section 17.B. regarding the continued liability of the “Tenant” making such assignment or sublease, as well as the continued liability of each prior “Tenant” under this Lease).

Notwithstanding the foregoing, it is agreed that Tenant may permit up to ten percent (10%) of the overall Rentable Square Feet of the Premises, in the aggregate, to be occupied (which permission to occupy may but need not be in writing, and which permission under this sentence shall constitute a sublease, if Tenant so elects, or shall otherwise be deemed a license only, and, in either such case, shall terminate upon any termination of this Lease or Tenant's right to possession hereunder) by any of Tenant's clients, agents, consultants, service providers or contractors to which Tenant has a business relationship, including, without limitation, employees, officers, and directors of any Tenant Affiliate (any such permitted occupants under this sentence being referred to as "Other Permitted Occupants") and Landlord's consent shall not be required for any such sublease or license to an Other Permitted Occupant and Landlord shall not otherwise collect any excess rent under subparagraph E. above as a result of such sublet or license to an Other Permitted Occupant, all as long as (i) Tenant gives reasonable prior or subsequent notice to Landlord of such sublease or license transaction, and (ii) such use of the Premises by the Other Permitted Occupant shall comply with all requirements otherwise set forth in this Lease relative to permitted use of the Premises hereunder, and (iii) no such sublease or license rights shall be entered into or otherwise permitted pursuant to this sentence if such sublease or license would, at the time of such sublease or license, cause the aggregate Rentable Square Feet of the Premises which are subject to all such subleases and licenses to Other Permitted Occupants entered into pursuant to this sentence, to exceed ten percent (10%) of the then overall Rentable Square Feet of the Premises, and (iv) the space to be occupied by such Other Permitted Occupant is on a so-called desk or office sharing arrangement or otherwise located within the common general areas of the Premises, and does not in any event, include any separate demising of the Premises to accommodate such occupancy, (v) such sublease or license shall terminate, in any event, on or before the expiration or earlier termination of the Term hereof, (vi) the terms of Section 17.B. above regarding the continued liability of the "Tenant" entering into such sublease or license, as well as the continued liability of each prior "Tenant", shall apply, and (vii) as a condition of occupancy of a portion of the Premises, the Other Permitted Occupant shall, upon Landlord’s request, execute Landlord's standard form of occupancy agreement (which, for the avoidance of doubt, shall not require the payment of any rent, license fee or other amount to Landlord). Tenant shall ensure that any such Other Permitted Occupant abides by the rules and regulations of the Building. Tenant agrees to indemnify and save harmless the Landlord from all costs, liability, claims and damages where the Other Permitted Occupant does or omits to do anything on the Premises or in the Building that would cause a breach of Tenant's obligations under this Lease.

I. Prohibition. In no event shall Tenant assign this Lease or enter into any sublease, license, concession or other agreement for use, occupancy or utilization of any part of the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of gross receipts or sales), and Tenant agrees that all assignments, subleases, licenses, concessions or other agreements for use, occupancy or utilization of any part of the Premises shall provide that the person having an interest in the possession, use, occupancy or utilization of the Premises shall not enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of gross receipts or sales) and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

18. SURRENDER. Upon expiration of this Lease or sooner termination of the Term or Tenant’s right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and tear, and damage by casualty and/or condemnation (other than repairs and restoration required of Tenant as a result of such casualty or condemnation under Sections 15 and/or 16 above, if applicable) excepted, and subject to Section 15 above. If Landlord, in accordance with the following terms of this Section 18, requires Tenant to remove any of Tenant's Work made under the Workletter or any alterations pursuant to Section 12, then, in each case, such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such Tenant's Work or alterations (as the case may be). If Tenant does not remove such Tenant's Work or alterations upon expiration of this Lease, or within thirty (30) days after sooner termination of the Term or Tenant's right to possession of the Premises, then, without limiting any other rights or remedies available to Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the reasonable cost of such removal and restoration to Landlord upon demand (with it being further understood and agreed that any such period following the expiration of this Lease or sooner termination of the Term or Tenant's right to possession of the Premises when such removal and restoration obligations of Tenant are not fully performed shall be deemed a holding over under this Lease, subject to the terms of Section 20 hereof with respect thereto). Notwithstanding the foregoing, as part of Landlord's approval of the plans and specifications for the Tenant's Work or any alterations hereunder, Landlord shall notify Tenant of any such item or items described in this paragraph which Landlord will require Tenant to remove at the end of the Term (or Tenant's right to possession of the Premises) hereunder (which removal requirement shall only be imposed by Landlord if Landlord, in good faith, determines that such item or items (i) would not be customary for office usage at Comparable Buildings in the Submarket or (ii) are of a specialized or extraordinary nature which are excessively costly or hazardous to remove, such as, for example under this subclause (ii), safes, vaults, raised floors, internal stairwells, high-density filing systems, full service kitchens, supplemental fire suppression systems, or supplemental HVAC systems). Notwithstanding the foregoing or anything herein to the contrary, in no event shall Tenant have the right or obligation, at any time, to remove any Landlord Work installed hereunder or any core and shell components at the Premises (all of which shall remain at the Premises and be deemed Landlord's property, both during the Term and as of the expiration or earlier termination of the Term or of Tenant's right to possession hereunder). Without limitation of the foregoing, it is understood and agreed that Tenant shall remove its non-affixed furniture, equipment, trade fixtures, all cabling and wiring which it installed, and all other items of non affixed personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items prior to the expiration of this Lease or within thirty (30) days after sooner termination of the Term or Tenant's right to possession of the Premises, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option and without limiting any other rights or remedies available to Landlord, such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be Landlord's actual cost of removal without obligation to compensate Tenant therefor (with it being further understood and agreed that any such period following the expiration of this Lease or sooner termination of the Term or Tenant's right to possession of the Premises when such removal obligations of Tenant are not fully performed shall be deemed a holding over under this Lease, subject to the terms of Section 20 hereof with respect thereto).

19. DEFAULTS AND REMEDIES.

A. Evidence of Default. The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease: (i) Tenant fails to pay any installment or other payment of Rent within five (5) business days after written notice of such failure from Landlord to Tenant; (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and fails to cure such default within thirty (30) days after written notice thereof to Tenant (provided that such 30-day period shall be extended for the time reasonably required to complete such cure, not exceeding, in any event, an additional 180 day period (which 180-day extension period shall be subject to further extension on account of Force Majeure delays, as and to the extent described in Section 29.K. below), if such failure cannot reasonably be cured within said 30 day period and Tenant commences to cure such failure within said 30 day period and thereafter diligently and continuously proceeds to cure such failure); (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process, which is not released or discharged within sixty (60) days from the date of such levy (or, in any event, such earlier date prior to final enforcement of the same); (iv) a Bankruptcy Event has occurred and, in the case of an involuntary Bankruptcy Event, the same is not dismissed or withdrawn within sixty (60) days after such filing or occurrence; (vi) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors; (vi) a receiver is appointed for Tenant or Tenant's property (or if there is a Guarantor of this Lease, then if a receiver is appointed for such Guarantor or Guarantor's property), which appointment is not discharged within sixty (60) days; (vii) upon the dissolution of Tenant; or (viii) if any other event occurs which, pursuant to the express terms of this Lease, constitutes a "Default" under this Lease which does not, pursuant to such express terms, require or afford any additional notice or cure periods.

B. Right of Re Entry. Upon the occurrence of a Default, unless a cure thereof has been accepted, in writing, by Landlord (at Landlord's discretion), Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant’s right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord in the condition required for surrender as provided herein. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom (subject, however, to the terms of Section 18 hereinabove), without being deemed in any manner guilty of trespass and without relinquishing Landlord’s rights to Rent or any other right given to Landlord hereunder or by operation of law, all to the extent such actions by Landlord are with process of law and required statutory notice.

C. Termination of Right to Possession. If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to mitigate Tenant’s damages as required by applicable law and to relet the Premises on such terms as Landlord shall reasonably deem appropriate and at such rents as then-prevailing in the Submarket; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the reasonable, out-of-pocket costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Premises (collectively, the “Costs of Reletting”); provided, however, if the term for the new tenant extends beyond what would have been the stated expiration date of the Term hereof in the absence of such Default, then such Costs of Reletting shall be amortized over the lease term of any such subsequent tenant, together with an applied interest rate of 6%, and Tenant shall only be liable for such Costs of Reletting (together with applicable interest) for the period attributable to the period through the expiration of the Term (or the date the term would have expired but for a Default and election to terminate the Lease). In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the monthly Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D. Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's reasonable estimate of the aggregate amount of Rent owing from the date of such termination through the stated expiration date of the Term hereof plus Landlord's reasonable estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's reasonable estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the reasonable time needed to relet the Premises and the amount of reasonable concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

E. Other Remedies. During the continuance of a Default, and without limiting Landlord’s rights otherwise provided in Section 29.N. below or any other rights or remedies available to Landlord, Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all reasonable costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

F. Bankruptcy. If a Bankruptcy Event occurs, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

G. Waiver of Trial by Jury. To the fullest extent permitted by law, Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

H. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Chicago, Illinois, or state courts located in Cook County, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

I. Landlord Defaults. The occurrence or existence of any one or more of the following shall constitute a "Landlord Default" under this Lease: (i) Landlord fails to pay any amounts when due from Landlord to Tenant hereunder, and such failure continues for ten (10) business days after Tenant's delivery of written notice of such failure to Landlord; or (ii) Landlord fails to perform any of the other covenants of Landlord under this Lease and fails to cure such failure within thirty (30) days after written notice thereof from Tenant to Landlord (provided, however, if such failure is of a nature that is not reasonably capable of being cured within such 30-day period, and if Landlord commences to cure such failure within said 30-day period and thereafter diligently and continuously proceeds to cure such failure, then such 30 day period shall be extended for the time reasonably required to complete such cure, not exceeding, in any event, an additional 180 days) (which 180-day extension period shall be subject to further extension on account of Force Majeure delays, as and to the extent described in Section 29.K. below), so long as Landlord commences good faith efforts to cure within the initial 30-day period and diligently pursues efforts to cure within such additional period. Upon any Landlord Default under this Lease, Tenant shall be entitled to exercise any and all remedies available to Tenant as expressly provided in this Lease or that would be available to Tenant at law or in equity (including, as permitted under applicable law, the right seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof), subject however to any waivers or other limitations expressly set forth in this Lease (including the limitations expressly provided in Section 24 and Section 29.Q. hereof).

J. Waiver of Consequential and Punitive Damages. Without limitation of the specific rights and remedies to which Landlord is entitled pursuant to the provisions of Section 20 hereof, in no event shall Tenant be liable for, and Landlord hereby waives any claim for, any consequential damages (including loss of profits or business opportunity) and punitive damages arising under or in connection with this Lease (provided that the foregoing shall not exclude any third party claim for consequential damages made against Tenant which is the subject of any indemnity of Landlord expressly set forth in this Lease). Further, in no event shall Landlord be liable for, and Tenant hereby waives any claim for, any consequential damages (including loss of profits or business opportunity) and punitive damages arising under or in connection with this Lease (provided that the foregoing shall not exclude any third party claim for consequential damages made against Landlord which is the subject of any indemnity of Tenant expressly set forth in this Lease).

20. HOLDING OVER. Tenant shall not be permitted to holdover and the Tenant acknowledges it may not do so without the Landlord’s consent which may be denied for any reason or no reason. Notwithstanding the foregoing, if Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant’s right to possession of the Premises, Tenant shall pay Rent during such holding over at (i) for up to the first three (3) months of such holding over, one hundred fifty percent (150%) of the most recent Base Rent (but not Additional Rent, which shall remain at then applicable amounts without inflation or penalty) in effect immediately preceding such holding over, computed on a monthly basis for each such month (or, if a partial month, on a prorated basis for such partial month) that Tenant remains in possession, and (ii) for any period of such holding over exceeding the holdover period described in subclause (i) above, two hundred percent (200%) of the most recent Base Rent (but not Additional Rent, which shall remain at then applicable amounts without inflation or penalty) in effect immediately preceding such holding over, computed on a monthly basis for each such additional month (or, if a partial month, on a prorated basis for such partial month) that Tenant remains in possession. For any such holding over that exceeds thirty (30) days, Tenant shall also pay, indemnify and defend Landlord from and against all claims and actual damages sustained by reason of Tenant's holding over (it being understood that any out-of-pocket costs, expenses or damages or rental abatements due from Landlord to any tenant who will be leasing all or any portion of the Premises following the Term hereof shall be included in such damages being indemnified by Tenant hereunder). At Tenant's request made at any time during the last six (6) months of the Term, Landlord shall notify Tenant of any leasing of the Premises (or any portion thereof) for a term commencing following the termination or expiration of the Term or of Tenant's right to possession hereunder, which may give rise to indemnification obligations of Tenant pursuant to this Section 20. The provisions of this section do not waive Landlord's right of re entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any Lease or right of tenancy between Landlord and Tenant.

21. SECURITY DEPOSIT.

A. Security Deposit. Concurrent with Tenant’s full execution and delivery of this Lease, and as an express condition of Landlord’s obligation to fund any portion of the “Allowance” under the Workletter, Tenant shall deposit with Landlord either cash in the amount set forth in Section 1.O. or an unconditional and irrevocable letter of credit (the “Letter of Credit Security Deposit”) in the amount set forth in Section 1.O. in form and issued by a bank with a Chicago, Illinois office (i.e. wherein said letter of credit may be drawn) reasonably satisfactory to Landlord, as security for the full and faithful performance of every provision of this Lease to be thereafter performed by Tenant (the Letter of Credit Security Deposit, together with (1) any cash from time to time held by Landlord as part of the security deposit following a draw on the Letter of Credit Security Deposit or (2) any cash from time to time held by Landlord as part of the security deposit following Tenant’s election to deposit such cash as the required security deposit under this Section 21 is sometimes referred to herein as the “Security Deposit”). Tenant shall have the right to elect, at its sole discretion, whether the foregoing Security Deposit otherwise required hereunder is delivered in the form of cash or in the form of a letter of credit, in any case meeting the requirements of this Section 21. Upon the occurrence of any Default, Landlord may, as applicable, (i) use, apply or retain all or any part of the Security Deposit which is then held by Landlord in the form of cash (herein, the “Cash Security Deposit”), or (ii) draw on any Letter of Credit Security Deposit, in whole or in part, all to the extent necessary in Landlord’s reasonable judgment to cure such Default (provided that Landlord may draw upon any Letter of Credit Security Deposit in whole in the event Tenant defaults in its obligation to timely deliver a replacement letter of credit as required hereunder), and Landlord may use, apply or retain all or any part of the proceeds thereof, for the payment of any Rent and any other sum in Default, or for the payment of any other amount which Landlord may reasonably spend or become obligated to spend by reason of Tenant’s Default or to compensate Landlord for any other direct (but not indirect), loss or damage which Landlord may suffer by reason of Tenant’s Default. If any portion of the Cash Security Deposit or proceeds from a draw on any Letter of Credit Security Deposit is so used or applied, Tenant shall, within thirty (30) days after written demand therefor, as applicable, deposit cash with Landlord in an amount sufficient to restore the Cash Security Deposit to its original amount or cause the issuing bank to restore any Letter of Credit Security Deposit to its original amount, and Tenant’s failure to do such shall be a “Default” under this Lease, without any additional notice or cure period required hereunder. Landlord shall not be required to keep the Cash Security Deposit or any proceeds from a draw on the Letter of Credit Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on either. The Cash Security Deposit, the Letter of Credit Security Deposit, or any balance thereof after application toward any sums due hereunder, as applicable, shall be returned to Tenant within ten (10) business days after the expiration of the Term and Tenant’s vacation of the Premises. Landlord shall deliver the Security Deposit to the purchaser of Landlord’s interest in the Building, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to same but only if such purchaser acknowledges, in writing, its receipt of the Security Deposit and its agreement to be bound by the terms of this Lease with respect thereto. Tenant hereby agrees not to look to any Mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for any Security Deposit unless such Security Deposit has actually been received by said Mortgagee or successor in title. Landlord agrees to deliver the Security Deposit then being held by Landlord hereunder to any such Mortgagee on or before such time as it succeeds to Landlord’s interest hereunder. Nothing herein shall be construed to limit the amount of damages recoverable by Landlord or any other remedy to the Security Deposit.

Any letter of credit delivered by Tenant hereunder as the Letter of Credit Security Deposit shall expire no earlier than twelve (12) months after issuance and shall provide for automatic renewals of one-year periods unless the issuer has provided Landlord written notice of non-renewal at least forty-five (45) days prior to the then expiration date (whereupon Tenant shall be obligated to provide a replacement letter of credit or a “Letter of Credit Extension”, as described below, meeting the requirements of this Section 21 no later than thirty (30) days prior to the expiration of the then outstanding and expiring letter of credit, as provided below). Any subsequent replacement letter of credit shall expire no earlier than twelve (12) months from the expiration date of the then outstanding and expiring letter of credit and shall provide for automatic 1-year renewals as described above, it being understood that in lieu of replacing any letter of credit, Tenant may procure an amendment extending its expiration date and so providing for automatic 1-year renewals (each a “Letter of Credit Extension”). Tenant shall ensure that at all times during the Term of this Lease and for fifteen (15) business days after expiration of the Term, cash or one or more unexpired letters of credit in the aggregate amount of the Security Deposit required hereunder shall have been delivered to Landlord. To the extent that Tenant is obligated to furnish a replacement Letter of Credit Security Deposit hereunder, Tenant shall deliver cash, a Letter of Credit Extension or a replacement letter of credit to Landlord no later than thirty (30) days prior to the expiration date of the then outstanding and expiring letter of credit; provided, however, that a replacement letter of credit shall not be required to have an effective date earlier than the expiration date of the then existing letter of credit being so replaced (it being the intent that Tenant not be required to have two outstanding letters of credit covering the same required Security Deposit amount at any one time). Failure by Tenant to deliver cash, any Letter of Credit Extension or any replacement letter of credit as required above shall entitle Landlord to draw under the outstanding letter(s) of credit and to retain the entire proceeds thereof as the Cash Security Deposit under this Lease (provided that Tenant shall thereafter continue to have the right to substitute a Letter of Credit Security Deposit for such Cash Security Deposit then being held by Landlord, and Landlord may thereafter demand such substitution, all in accordance with the requirements of this Section 21). Each letter of credit shall be for the benefit of Landlord and its successors and assigns, shall be expressly transferable (but only to a Mortgagee or one or more transferee(s) that is a successor in interest to landlord under this Lease) without any cost to the transferor or transferee thereof, and shall entitle Landlord or its successors or assigns to draw from time to time under the letter of credit in portions or in whole upon presentation of a sight draft.

22. HAZARDOUS SUBSTANCES; ADA.

A. Hazardous Substances. Except for Landlord’s obligations expressly described in Sections 22.B. hereof, Tenant shall comply, at its sole expense, with all laws relating to the protection of public health, safety and welfare and with all environmental laws in its use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, other than office and cleaning supplies which are customarily located within office space in Comparable Buildings in Submarket (and then, only to the extent such cleaning supplies are stored and used in accordance with all applicable Laws). Tenant further agrees that no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination). The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or during the Term included under or regulated by any environmental Laws. In the event that Tenant is notified of any investigation or violation of any environmental law arising from Tenant’s activities at the Premises, Tenant shall promptly deliver to Landlord a copy of such notice. In such event or in the event Landlord, in good faith, believes that a violation of environmental Law exists arising based upon Tenant’s activities, Landlord may, upon notice to Tenant, conduct such tests and studies relating to compliance by Tenant with environmental Laws or the alleged presence of Hazardous Substances upon the Premises as Landlord reasonably deems necessary or desirable, and to the extent any such tests and studies indicate non compliance by Tenant with environmental laws or the presence of Hazardous Substances upon the Premises based upon Tenant’s activities, then such tests and studies shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have, assumed any responsibility to Tenant or any other party for compliance with environmental laws, as a result of the exercise, or non exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord, its constituent members, and their respective officers, directors, members, shareholders, agents, employees, successors and assigns, from and against any and all loss, claim, expense, liability and costs (including reasonable attorneys' fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Premises during the Term by Tenant, its agents, employees, contractors or invitees.

B. Landlord Responsibility. Subject to the terms of Section 22.A. above, Landlord agrees, as to any Hazardous Substances (as now defined) existing in the Premises or the Building or the Property on the Turnover Date, to remove or otherwise remediate such Hazardous Substances to the extent required by law (as now existing), at Landlord's sole cost and expense (and not as part of “Expenses” hereunder). Further, Landlord agrees, as to any Hazardous Substances existing in the Common Areas from time to time, in each case to the extent not caused by Tenant or its employees, agents or contractors, to remove or otherwise remediate such Hazardous Substances to the extent required by law (as existing from time to time, as to the aforedescribed removal/remediation obligations within the Common Areas), at Landlord's sole cost and expense (but subject to inclusion as part of Expenses hereunder, as and to the extent otherwise permitted under Section 5 hereof). Tenant shall cooperate with Landlord in allowing proper access to the Premises to perform the foregoing removal or remediation activities, and shall use reasonable efforts not to take any action which may worsen any such environmental condition once discovered. Landlord shall restore any damage caused to the Building as a result of such action by Landlord under this Section 22.B. In any entry into the Premises under this Section 22.B., Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations or other activities at the Premises. Tenant shall have no claim against Landlord for any failure by Landlord to remove or otherwise remediate Hazardous Substances as required under this Section, unless such Hazardous Substances are located in the Premises or such failure otherwise adversely affects, in any material respect, Tenant's use of the Common Areas or adversely affects, in any material respect, any other rights or obligations of Tenant hereunder. Without limitation of the foregoing, during construction of the Tenant's Work, Landlord shall, following notice thereof from Tenant, remove or otherwise remediate, at Landlord's sole cost and expense, any Hazardous Substances existing in the Premises on the Turnover Date in violation of applicable law as of the time of delivery of the Premises to Tenant on the Turnover Date (herein, "Violation Hazardous Substances"), as necessary to allow Tenant to construct the Tenant's Work in a safe, lawful, and professional manner. In the event any such required abatement or removal by Landlord as described in the preceding sentence results in a delay in the completion of the Tenant's Work, then such activities of Landlord shall constitute "Landlord Delay", all as and to the extent described and provided in Paragraph 4 of the Workletter. Without limitation of the foregoing, if Tenant discovers any Hazardous Substances at the Premises during the course of Tenant's Work which were in compliance of applicable law as of the time of delivery of the Premises to Tenant on the Turnover Date (“Non-Violation Hazardous Substances”), then, to the extent Tenant reasonably determines that the cost of the Tenant's Work will be increased, in any material respect, as a result of having to work around, or to otherwise remove or remediate, such Non-Violation Hazardous Substances, or that the timing for completion of the Tenant's Work will be delayed, in any material respect, as a result of having to work around, or to otherwise remove or remediate, such Non-Violation Hazardous Substances, then, in either such case, Landlord shall, following notice thereof from Tenant, remove or otherwise remediate, at Landlord's sole cost and expense (and not as part of ‘Expenses” hereunder), any such Non-Violation Hazardous Substances, as necessary to allow Tenant to construct the Tenant's Work in a safe, lawful and professional manner. In the event any such required abatement or removal by Landlord as described in the preceding sentence results in a delay in the completion of the Tenant's Work, then such activities of Landlord shall constitute "Landlord Delay", all as and to the extent described and provided in Paragraph 4 of the Workletter. Notwithstanding anything contained herein to the contrary, if Landlord is notified of either Violation Hazardous Substances or Non-Violation Hazardous Substances, Landlord may elect, in lieu of Landlord performing the abatement/remediation work described above in this paragraph, to have Tenant perform the abatement or remediation obligations of Landlord otherwise outlined above, in which case, (i) Tenant shall retain a reputable remediation/abatement provider which is reasonably acceptable to Landlord to perform such abatement or remediation activities, which shall include a scope of work reasonable approved by Landlord, and (ii) Landlord shall be responsible for payment of all reasonable out of pocket costs and expenses payable from time to time by Tenant to such remediation/abatement provider in connection with such remediation/abatement work, which payment(s) shall be made within thirty (30) days after receipt of reasonable supporting evidence of the amounts then due and owing (and upon receipt of appropriate lien waivers from such remediation/abatement provider covering all amounts then due and owing to such remediation/abatement provider), and (iii) subject to the next succeeding sentence hereof, any delay in substantial completion of the Tenant's Work caused solely as a result of such remediation/abatement work being performed by Tenant shall be treated the same as a "Landlord Delay" under Paragraph 4 of the Workletter, as and to the extent the same would have been a Landlord Delay in the event the delays in substantial completion of the Tenant's Work were the result of the Landlord performing such remediation/abatement work, all as and to the extent described and provided in Paragraph 4 of the Workletter. Without limitation of the foregoing, (A) Tenant agrees to use reasonable efforts to work around any Hazardous Substances at the Premises once discovered or known to Tenant, in a manner that complies with Law and that minimizes the costs and delay of remediation/abatement required at the Premises while continuing to provide a safe working environment and allowing for the completion of Tenant’s Work, and (B) whether or not any abatement/remediation work under this paragraph is performed by Landlord or Tenant, Tenant agrees to use commercially reasonable efforts to perform Tenant’s Work, including reasonable acceleration efforts (provided that any additional reasonable out of pocket cost of such acceleration efforts, to the extent approved by Landlord in advance, shall be paid by Landlord, and provided further, that Tenant shall not be required to take any such acceleration efforts for which Tenant will incur reasonable additional out of pocket costs, if Landlord has been specifically requested to so approve such costs and Landlord fails to give Tenant such approval), in a manner to minimize the costs and expenses associated with any Hazardous Substances removal/remediation activities and to minimize any possible claim of "Landlord Delay" hereunder.

C. Americans With Disabilities Act. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA"), establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a primary function area or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas of the Building, except as provided below, and Landlord shall perform all work required for such compliance, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including the Tenant's Work and any other leasehold improvements or other work to be performed in the Premises under or in connection with this Lease; provided that Landlord shall be responsible for any violations of ADA existing at the Premises immediately prior to the Turnover Date hereunder, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of ADA Title III "path of travel" requirements triggered by the Tenant's Work or any other tenant improvements or alterations in the Premises (provided that Tenant shall have no responsibility under this subclause (c) with respect to any Tenant’s Work or other tenant improvements or alterations in the Premises which consists of reasonably customary and standard tenant buildout at the Building and at other Comparable Buildings), and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of ADA Title III compliance in the Common Areas of the Building necessitated by the Building or the Premises being deemed to be a "public accommodation" instead of a "commercial facility" solely as a result of Tenant's particular use of the Premises (as distinguished from general office use). Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

23. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) business days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate, in the form supplied by Landlord, certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) whether or not there is any existing default on the part of Landlord of which Tenant is aware; (v) that Tenant has no off sets or defenses to the performance of its obligations under this Lease, or state any claimed off-sets or defenses in reasonable detail; (vi) that the Premises have been completed in accordance with the terms and provisions hereof, including any separate tenant construction agreement or workletter (if applicable) entered into between Landlord and Tenant, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto, or qualify any such statement to make the same true and correct; and (vii) such additional matters as may be reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective or existing: purchaser under written contract, investor, or mortgagee. If Tenant fails to execute and deliver any such certificate within ten (10) business days after request, which failure continues for three (3) business days after a second request therefor, then such occurrence shall, at Landlord’s election, be deemed a “Default” hereunder, without any further notice or cure periods being required under this Lease.

24. SUBORDINATION.

A. Subordination of Lease. Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Property, any part thereof or any interest therein, may sell and lease back the Property or any part thereof, and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed. Any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a "Mortgagee." Any such lease of the Property (or any part thereof) is herein called a "Ground Lease" and the lessor under any such lease is herein called a "Ground Lessor." This Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this Lease to any future Mortgage and to any future Ground Lease and containing such other reasonable provisions which may be requested in writing by Landlord within ten (10) business days after Tenant's receipt of such written request; provided that any such instrument shall also include recognition and non disturbance provisions to the effect that the Mortgagee or Ground Lessor, as the case may be, will not disturb Tenant's continued occupancy of the Premises and other rights and options under this Lease in accordance with the terms hereof so long as Tenant is not in Default hereunder (any such instrument, an "SNDA") (which execution and delivery by Tenant of such SNDA may, at such Mortgagee's or Ground Lessor's election, be a condition to such Mortgagee's or Ground Lessor's execution and delivery thereof), which SNDA provisions may contain such other terms and conditions as are contained in the Mortgagee's or Ground Lessor's customary form of subordination, non disturbance and attornment agreement, which may include, in any event, the provisions set forth below in this Section 24. Notwithstanding the foregoing or anything herein to the contrary, as to any Mortgage or Ground Lease to which this Lease is currently subordinate, as provided above, and, as to any future Mortgage or Ground Lease to which this Lease will become subordinate, as provided above, Landlord shall, at Tenant's written request, use reasonable efforts to obtain an SNDA meeting the requirements set forth above, within thirty (30) days following the date of such request by Tenant, duly executed on behalf of such Mortgagee and/or Ground Lessor (which execution and delivery by Tenant of such SNDA may, at such Mortgagee's or Ground Lessor's election, be a condition to such Mortgagee's or Ground Lessor's execution and delivery thereof). In the event of a conflict between the terms of any SNDA in effect from time to time and the provisions of this Section 24, as between Tenant and such applicable Mortgagee or Ground Lessor, the terms of the SNDA shall control.

B. Notice of and Opportunity to Cure Defaults. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to be performed or observed by Landlord hereunder, then, concurrently with any notice thereof sent by Tenant to Landlord, Tenant will also give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right which Tenant may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have an additional thirty (30) days after the later of (i) receipt of such notice thereof from Tenant, or (ii) the cure period, if any, provided to Landlord pursuant to this Lease, within which to cure such default (provided that if such default is non-monetary in nature and cannot be cured within that time, then before Tenant may exercise any right or remedy on account of such default, such Mortgagee or Ground Lessor shall have such additional time to cure such default as may be reasonably necessary, if, within such thirty (30) days, the Mortgagee or Ground Lessor has commenced and is diligently and continuously pursuing the remedies necessary to cure such default, including but not limited to commencement of foreclosure proceedings or other proceedings (which may include seeking the appointment of a receiver) to acquire possession of the mortgaged or leased estate, if necessary to effect such cure, which period of time shall be further extended by any period within which such Mortgagee or Ground Lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate by reason of Landlord's bankruptcy).

C. Rights of Successors. If any Mortgage is foreclosed, or Landlord's interest under this Lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:

(i) no person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a "Successor") shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord's interest in this Lease (subject to the terms set forth below in this subsection (i)), nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor (provided further, however, that nothing herein shall be deemed to limit such Successor's service or repair obligations under this Lease which are required to be performed from and after the date such Successor succeeds to Landlord's interest hereunder, and nothing herein shall limit, in any event, Tenant's exercise of any rental abatement expressly permitted under Section 8 of this Lease).

(ii) upon request of any Successor, Tenant will attorn to such Successor, as Landlord under this Lease, subject to the provisions of this Section 24, and will execute and deliver such reasonable instruments as may be necessary or appropriate to evidence such attornment within ten (10) business days after receipt of a written request to do so.

(iii) no Successor shall be bound to recognize any prepayment by more than thirty (30) days of Base Rent or Additional Rent from the date when otherwise due hereunder.

(iv) no Successor shall be bound to recognize any amendment or modification of this Lease made during the term of the subject mortgage or ground lease without the written consent of the Mortgagee or Ground Lessor (as the case may be), other than amendments specifically contemplated by this Lease which have the effect of confirming or implementing the terms set forth herein (e.g., an amendment contemplated by Section 30 or Section 31 below).

(v) no Successor shall have any responsibility for the Security Deposit unless actually received by such Successor.

D. Subordination of Mortgage. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this Lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this Lease and containing such other provisions which may be reasonably requested in writing by such Mortgagee within ten (10) business days after Tenant's receipt of such written request.

E. Liability of Mortgagee and Ground Lessor. Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this Lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any Security Deposit paid to Landlord by Tenant hereunder, unless such Security Deposit has actually been received by such Mortgagee or Ground Lessor.

F. Immediate Default. If Tenant fails within ten (10) business days after initial written demand therefor to execute and deliver any instruments as may be necessary to effectuate any of the covenants of Tenant set forth above in this Section 24 (including, without limitation, any subordination, non-disturbance and attornment agreement as described above), which failure continues for three (3) business days following a second written request therefor, then such failure shall, at Landlord's election, be deemed an immediate "Default" hereunder, without further notice or cure periods, subject to all rights and remedies of Landlord described in Section 19 hereof or otherwise available at Law or in equity.

25. QUIET ENJOYMENT. So long as neither this Lease nor Tenant's right to possession hereunder has expired or has then terminated, in accordance with the terms hereof, and no Default is in existence, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord and any Landlord Parties, as well as anyone claiming through Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant’s light or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

26. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Section 1 hereof (collectively, the “Broker”) in connection with this Lease and that, insofar as Tenant knows, no other broker represented Tenant to negotiate this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s constituent partners and Landlord’s agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted at the direction or on behalf of Tenant in connection with this Lease. Landlord represents to Tenant that Landlord has dealt only with Broker in connection with this Lease and that, insofar as Landlord knows, no other broker represented Landlord to negotiate this Lease or is entitled to any commission in connection herewith. Landlord agrees to indemnify, defend and hold Tenant and Tenant’s constituent members and agents harmless from and against any claims for a fee or commission made by any broker, including the Broker, claiming to have acted at the direction or on behalf of Landlord in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

27. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at their respective addresses set forth in Section 1.A.1. (Landlord) and Section 1.B.1. (Tenant) or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or rejection of receipt, or upon delivery or rejection of delivery.

28. LANDLORD WORK; TENANT’S WORK.

A. Landlord Work. Landlord has heretofore performed or caused to be performed, or agrees to hereafter perform or cause to be performed, at Landlord’s sole cost and expense, (i) certain work identified in Part A of Exhibit A hereto, as well as the requirements set forth in Section 4.C. hereof (herein, the “Pre-Turnover Date Work”), and (ii) certain work identified in Part B of Exhibit A hereto (herein, the “Pre-Commencement Date Work”) (the Pre-Turnover Date Work and Pre-Commencement Date Work, collectively, the “Landlord Work”), all substantially in accordance with the Landlord Work outline specifications (“Landlord Work Outline Specifications”) set forth in Part A and Part B (as the case may be) of said Exhibit A, as such Landlord Work Outline Specifications have been or are hereafter developed into final design drawings and plans and specifications, and as further modified from time to time. For purposes of this Section, “Design Documents” shall mean the Landlord Work Outline Specifications as so developed into final design drawings and plans and specifications, and as further modified from time to time. Landlord Work Outline Specifications and Design Documents are subject to such variations as required by applicable laws and/or as determined by the Landlord, acting in good faith, to be appropriate. Landlord shall notify Tenant of any material adverse changes to the Design Documents which are not within the scope of the Landlord Work Outline Specifications (“Scope Changes”). No Scope Changes shall be permitted which materially adversely affect Tenant’s rights and obligations as set forth in this Lease, unless Landlord obtains Tenant’s consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall be deemed given if Tenant fails to respond to a request for such consent within five (5) business days following such request by Landlord, and such failure continues for an additional three (3) business days after a second request for such consent given by Landlord to Tenant).

B. Substantially Complete. Landlord agrees to Substantially Complete the Landlord Work (including both the “Pre-Turnover Date Work”, which Pre-Turnover Date Work shall also be subject to the terms of Section 28.C. below, as well as the “Pre-Commencement Date Work”), on or before the 15th business day prior to the stated Commencement Date described in Section 1 hereof, subject to extension for Force Majeure (as hereinafter defined).

(i) “Force Majeure” means any of the matters described in Section 29.K. below.

(ii) “Tenant Delay” means any of the following which continues for more than two (2) business days after notice (which may be email notice) to Tenant (1) any delay caused by any default by Tenant or its agents in Tenant’s obligations under this Lease, or (2) delays caused by the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, architects, space planners, brokers, or consultants prior to the Commencement Date that adversely impact Landlord’s ability to Substantially Complete the Landlord Work.

(iii) “Substantial Completion” or “Substantially Complete” or “Substantially Completed” shall mean that the Landlord Work has been completed except for such details of construction, decoration or mechanical adjustments as would not materially interfere with the use of the Premises for the permitted uses under this Lease (collectively, "Punchlist Items") (it being understood and agreed that if Landlord Work within the Premises are Substantially Completed, and if the failure to Substantially Complete the balance of the Landlord Work does not affect Tenant's right to lawfully occupy the Premises for the conduct of business operations therefrom, then the Landlord Work shall be deemed Substantially Completed for purposes of this Lease). If Substantial Completion is delayed in whole or in part by any Tenant Delay, then Substantial Completion shall be deemed to have occurred as of such date as the Landlord Work would have been so completed but for such Tenant Delay. Substantial Completion shall be conclusively evidenced by a certificate of Landlord's architect.

C. Turnover; Tenant’s Work. Landlord shall deliver possession of the Premises to Tenant on or before the Projected Turnover Date described in Section 1 hereof with the Pre-Turnover Date Work within the Premises being completed to the extent required in order for Tenant to legally and safely commence and proceed with the Tenant’s Work (hereinafter defined) in an orderly progression, without material interference or delay on account of the non completion of various components of the Pre-Turnover Date Work within the Premises. The “Turnover Condition” shall be satisfied when all of the Pre-Turnover Date Work within the Premises has been so completed to the condition required in the first sentence of this Section 28.C. The date Landlord actually tenders possession of the Premises to Tenant in such Turnover Condition as described in the preceding sentence is herein referred to as the “Turnover Date”. Without limitation of the foregoing, Landlord hereby confirms that the Premises currently meet Turnover Condition as of the date of execution and delivery of this Lease by Landlord and Tenant, and, accordingly, the Premises will be delivered to Tenant in Turnover Condition on or before the Projected Turnover Date under this Lease.

Subject to the provisions of the Workletter regarding disbursement of the "Allowance" thereunder, Tenant shall, at its sole cost and expense, perform such work as may be necessary or desired by Tenant to improve the Premises for initial occupancy, all subject to and in accordance with the provisions of this Lease, including, without limitation, the provisions of the Workletter attached hereto. All work referred to in this subparagraph, which work is to be constructed within a period following the Turnover Date and prior to the six (6) months following the Commencement Date (or which work was disclosed in “Plans approved by Landlord under the Workletter, but which work has not been completed as of such 6-month anniversary of the Commencement Date, whether due to Force Majeure delays or otherwise, provided Tenant is diligently continuing to performing such work), is hereinafter referred to as "Tenant's Work". Tenant, at Tenant's option, may retain Landlord as construction manager for all or any portion of Tenant's Work, if Landlord agrees to perform such construction management services, all as more particularly described in the Workletter. The Tenant’s Work shall include, in any event, the work described in Part C of Exhibit A (the “Landlord Funded Tenant’s Work”), which Landlord Funded Tenant’s Work shall be performed in accordance with the same terms of this Lease and the Workletter attached hereto as applicable to the balance of the Tenant’s Work, and completed, in any event, on or before the Commencement Date hereunder, all subject to extension for Force Majeure. Landlord agrees to pay or reimburse Tenant for the actual documented out-of-pocket cost and expense directly and solely incurred by Tenant with respect to performance of the Landlord Funded Tenant’s Work, which payment by Landlord shall be made in accordance with the same terms and conditions as applicable to funding of the Allowance under the Workletter, provided that such payment obligation of Landlord under this sentence (and under Part C of Exhibit A) shall be based on cost quotations that are preapproved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed, and based on corresponding paid invoices.

D. Early Occupancy. Any use and occupancy of the Premises by Tenant from and after the Turnover Date and prior to the Commencement Date shall be subject to each and all of the terms and provisions of this Lease applicable to the Premises during the Term, except that: (i) Tenant shall have no obligation to pay Base Rent or Additional Rent with respect to the Premises for any such period prior to the Commencement Date, and (ii) except as provided in this paragraph, Landlord shall have no obligation to furnish any janitorial or other Building services to the Premises at any time prior to the Commencement Date. Notwithstanding the foregoing, but subject to the last sentence of this Section 28.D. below, Tenant shall have the right to occupy any portions or all of the Premises for the conduct of business operations therefrom prior to the Commencement Date; provided that Tenant’s occupancy of any portion of the Premises for the conduct of its business prior to the Commencement Date shall only occur if it is then lawful to do so and if the Building is then completed to the extent necessary such that Landlord is reasonably capable of providing the Building services required under this Lease. Subject to the terms of the preceding sentence and the terms of the last sentence of this Section 28.D., if Tenant elects to occupy any portions or all of the Premises for the conduct of business operations therefrom prior to the Commencement Date, then Tenant shall give not less than two (2) business days’ prior notice thereof to Landlord, and Landlord agrees to furnish, to the Premises, janitorial and other Building services otherwise required of Landlord hereunder, as of the date when such operations are to commence and Tenant has requested for Landlord to begin furnishing such services (such date, the “Early Occupancy Date”) and through the date immediately preceding the Commencement Date, whereupon Tenant shall be obligated to pay Landlord, for the entire Premises an agreed upon user charge on account of janitorial and other Expenses associated with Tenant’s occupancy (the “Early Occupancy Charge”) in the amount of the Early Occupancy Charge set forth in Section 1.Q. above (prorated on a per diem basis for any partial calendar month), for the period from and after the Early Occupancy Date and through the date immediately preceding the Commencement Date. Payment of the Early Occupancy Charge shall be paid monthly, in advance (with the first payment being due and owing on or before the Early Occupancy Date) in accordance with the same terms as applicable to payment of Base Rent hereunder, and shall be deemed “Rent” for purposes of this Lease. Tenant shall, in any event, be required to pay (i) electricity charges for the Premises for all periods from and after the Turnover Date and prior to the Commencement Date, which payments shall be made directly to the electrical utility company pursuant to separate metering covering all such space, and (ii) any after-hours' HVAC costs based on after-hours' HVAC service furnished to the Premises at any time following the Early Occupancy Date and prior to the Commencement Date at Tenant's request therefor (which terms and provisions governing after hours' HVAC prior to the Commencement Date shall be the same after hours' HVAC terms and provisions (including charges) as would apply during the Term pursuant to Section 8.D. above, and which after hours' HVAC charges shall be payable by Tenant to Landlord within thirty (30) days following Landlord's written request therefor from time to time). Without limitation of the foregoing terms of this paragraph, all terms and provisions of this Lease (including, without limitation, Tenant's obligation to pay Base Rent, Additional Rent and all other charges due and owing from Tenant as set forth herein, and Landlord's obligation to furnish all base Building services required to be furnished by Landlord hereunder) with respect to the Premises shall, in any event, apply for the period from and after the Commencement Date and thereafter through the Term of this Lease. Notwithstanding the foregoing or anything in this Lease to the contrary, in no event shall Tenant be permitted to occupy the Premises for the conduct of any business operations therefrom at any time prior to the ninetieth (90th) day following the Turnover Date, unless Landlord otherwise agrees, in writing, at Landlord's sole discretion.

E. Turnover Date; Substantial Completion; Defects.

(i) Upon written notice from Landlord that the Landlord Work is Substantially Completed, the parties shall inspect the Premises and prepare a punchlist of any Punchlist Items. The punchlist shall list any incomplete detail of construction, necessary mechanical adjustments and needed finishing touches relative to the Landlord Work. If the parties are unable to agree on the Turnover Date, the date of Substantial Completion or Punchlist Items, the matter shall be resolved by Landlord’s architect, whose decision shall be final and binding upon the parties. Landlord will complete the Punchlist Items within a reasonable time after the Commencement Date. Landlord shall, in any event, use reasonable efforts to complete such Punchlist Items within 30 days (or longer if diligently and continuously pursuing completion of said items) after written notice from Tenant.

(ii) Notwithstanding anything to the contrary, Tenant shall have one (1) year from of the Commencement Date in which to discover and notify Landlord of any patent and/or latent defects in the Landlord Work within or otherwise serving the

Premises. Landlord, at Landlord’s sole cost and expense (not to be treated as Expenses) shall be responsible for the correction of any such patent and/or latent defects with respect to which it received timely notice from Tenant within a reasonable time frame. Landlord shall, in any event, use reasonable efforts to correct such latent defects within 30 days (or longer if diligently and continuously pursuing completion of said items) after such written notice from Tenant.

29. MISCELLANEOUS.

A. Successors and Assigns. Subject to Section 17 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

B. Entire Agreement. This Lease, and the riders and exhibits and Guaranty, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

D. Counterparts. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for Lease, and it is not effective until execution and delivery by both Landlord and Tenant. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument bearing the date first indicated above. An executed counterpart of this Lease transmitted by pdf or other electronic transmission (including, without limitation, DocuSign or similar electronic signatures) shall be deemed an original counterpart and shall be as effective as an original counterpart of this Lease and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

E. Execution and Delivery. Intentionally omitted.

F. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

G. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

H. Attorneys’ Fees. In any litigation between the parties regarding this Lease, the non-prevailing party shall pay to the prevailing party all reasonable expenses and court costs including reasonable attorneys’ fees incurred by the prevailing party. A party shall be considered the “prevailing party” if: (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party’s voluntary action before trial or judgment; or (b) the other party who initiated the litigation withdraws its action without substantially obtaining the relief it sought. Without limitation of the foregoing, (A) Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in successfully enforcing this Lease or incurred by Landlord as a result of any litigation in which Tenant causes Landlord, without Landlord's fault, to become involved, and (B) Landlord shall pay to Tenant all costs and expenses, including reasonable attorneys' fees, incurred by Tenant in successfully enforcing this Lease or incurred by Tenant as a result of any litigation in which Landlord causes Tenant, without Tenant's fault, to become involved.

I. Delay in Possession. Intentionally omitted.

J. Tenant; Joint and Several Liability. The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, the liability of each shall be joint and several and any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this Lease and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.

K. Force Majeure. Without limiting or being limited by any of the provisions of this Lease, if Landlord or Tenant fails to perform timely any of the terms, covenants or conditions of this Lease on Landlord’s or Tenant’s part to be performed (other than any financial obligation or obligation of either party to pay any amounts due hereunder), and if such failure is due in whole or in part to any events beyond such party’s reasonable control, which may include any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather conditions, act of God, governmental inaction, restrictive governmental law or regulation, Health or Other Emergency (as defined below), inability to procure electricity, gas or other fuel or water or other utilities at the Building after reasonable effort to do so, act or event caused directly or indirectly by the default of the other party or any of the other party’s employees, agents, licensees, invitees or contractors, or any act or failure to act of any Project Owner that is not otherwise an affiliate of Landlord (provided that Landlord shall use good faith efforts to enforce any legally required compliance of such Project Owner, if applicable), or any other cause beyond the reasonable control of such party who has failed to so perform, then such party shall not be deemed in default under this Lease as a result of such failure and any period of time which is provided for performance shall be extended accordingly, provided that such party is using reasonably diligent efforts to cure such failure to the extent reasonably practicable under the circumstances. Nothing in this Section 29.K. shall affect, in any manner, such party’s obligations to pay amounts otherwise due and owing under this Lease as and when due, and failure to timely pay such amounts shall not be subject to “Force Majeure” delays or extensions. Further, it is hereby agreed that nothing in this Section 29.K. shall affect or extend the timeframe for either party’s right to terminate this Lease if such right is specifically provided for in any provision of this Lease. For purposes hereof, “Health or Other Emergency” shall mean an event resulting in a directive, issued by a governmental body having the authority to issue it, that restricts the movements or activities of Landlord or Tenant (or either such party’s respective agents, employees, contractors or other service providers), due to public health or other emergency, in a way that prevents or delays the performance of their respective obligations under this Lease.

L. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

M. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or Tenant’s right to possession or after service of any default notice, or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant or Landlord shall be implied from any omission by the non-defaulting party to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

N. Landlord. The term "Landlord" as used in this Lease means only the owner of Landlord's interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord's interest in the Premises and assignment of this Lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale. In such event, Tenant agrees to look solely to such assignee, grantee or purchaser, with respect thereto (provided that Tenant shall remain entitled to all set-off or rental abatement rights expressly set forth in this Lease and otherwise accruing prior to such assignment, conveyance or sale, subject however, in any event, to the terms of Section 24 hereof). The holder of a mortgage on the Building shall not be deemed such an assignee, grantee or purchaser under this Section 29.N unless and until the foreclosure of the mortgage or the conveyance or transfer of Landlord's interest under this Lease in lieu of foreclosure (or by virtue of the Mortgagee becoming a "mortgagee in possession"), and then subject to the provisions of Section 24 hereof. This Lease shall not be affected by any such assignment, conveyance or sale, and, so long as the terms of this Section 29.N. have been complied with, Tenant agrees to attorn to the assignee, grantee or purchaser. In the event of a conflict between the terms of any SNDA in effect from time to time pursuant to Section 24 above and the provisions of this Section 29.N., as between Tenant and such applicable Mortgagee or Ground Lessor, the terms of the SNDA shall control.

O. Landlord’s Right to Perform Tenant’s Duties. Without limiting Landlord’s rights under Section 19 during the existence of a “Default” by Tenant hereunder, if Tenant fails to timely perform any of its duties under this Lease, and if such failure affects any other Project Owners (including the adjacent owner in the Project currently known as Macy’s), the Building structure, Building Systems, any other tenant's premises or the Common Areas of the Building, or otherwise creates, in Landlord’s good faith determination, an Emergency Situation (as defined in Section 8.D. above), then Landlord shall have the right (but not the obligation), upon five (5) business days’ notice to Tenant and Tenant’s failure to perform within said five (5) business day period (except that no such notice or cure period shall be required in the case of an Emergency Situation as described above), and without limiting any other rights or remedies available to Landlord, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all out-of-pocket sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

P. Landlord Access to Premises. Landlord or Landlord's agents shall have the right to enter upon the Premises, to measure the Premises, to inspect the Premises, to perform janitorial and other services and to make such repairs, alterations, improvements or additions to the Premises and/or the Building (including Building Systems, Project Mechanical Areas and/or other core and shell items) as Landlord may deem necessary or desirable without such action constituting an eviction of the Tenant in whole or in part or giving rise to an abatement of Rent, by reason of loss or interruption of business of the Tenant, or otherwise, provided that such entry shall not adversely affect in any material respect the conduct of Tenant's business from the Premises. Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not interfere with Tenant's access to the Premises or the Building in a material adverse manner. In any entry into the Premises under this Section 29.P. (other than in the case of an Emergency Situation, as defined in Section 8.D. above (or perceived Emergency Situation), whereupon Tenant shall be entitled to prompt written (which may be by email) notice after such entry) or to perform janitorial, cleaning or other services required of Landlord hereunder), Landlord shall (1) give reasonable notice to Tenant, commensurate with the circumstances, but in no event less than 24 hour prior written (which may be by email) notice, prior to entry upon the Premises under this Section 29.P., and (2) use all reasonable efforts to minimize any interference with Tenant's use of and business operations at the Premises during the course of any actions taken within the Premises under this Section 29.P., provided further, however, that Landlord in no event shall be required to conduct any such work or other activities at hours other than ordinary business hours unless such work or other activities would materially interfere with Tenant's conduct of business at the Premises and is not of a nature that needs to be done on an emergency basis and is not a service otherwise required of Landlord hereunder, in which event Landlord shall perform such work or other activities after ordinary business hours, at no additional cost to Tenant on account thereof, other than as part of "Expenses" as and to the extent otherwise permitted hereunder. Notwithstanding the foregoing, Tenant shall be entitled to condition Landlord's access right (except for any Emergency Situation (or perceived Emergency Situation) or to perform janitorial, cleaning or other services required of Landlord hereunder) to require a representative of Tenant to be present and supervise any such entry by Landlord pursuant to this Section 29.P. In any entry into the Premises under this Section 29.P. to make repairs, alterations, improvements or additions to, or outside of, the Premises and/or the Building (including Building Systems, Project Mechanical Areas and/or other core and shell items), other than in the case of an Emergency Situation, as defined in Section 8.D. above (or perceived Emergency Situation), if such entry non-Emergency Situation results in a material impairment to Tenant’s ability to conduct Tenant’s customary business operations at the Premises or any applicable portion thereof, and Tenant actually ceases to conduct any of its customary operations from the Premises as a result thereof for a period of four (4) consecutive business days, then, as Tenant's sole recourse therefor, Base Rent and Additional Rent shall abate as of the fifth (5th) consecutive business day of the interruption and thereafter until such time as Landlord’s entry for such repairs, alterations, improvements or additions ceases, such that the material impairment no longer exists, or until Tenant again occupies any portion of the Premises for the conduct of any of such previously discontinued customary business operations therefrom (whichever first occurs).

Q. Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord, shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, partners, agents, shareholders or owners of any corporation, limited liability company or partnership which is respectively Landlord, the Management Company and/or any Project Owners shall have any personal liability arising from or in connection with this Lease.

R. Prohibited Persons and Transactions. Tenant and Landlord (each, a “Representing Party”) each represents and warrants to the other (i) that neither the Representing Party nor any person or entity that directly owns a ten percent (10%) or greater equity interest in it, nor any of its officers, directors, members of its board of managers or managing members, is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”) signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that the Representing Party’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the term of the Lease the Representing Party shall comply with the Executive Order and with the Money Laundering Act.

S. Taxable REIT Subsidiary. If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust ("REIT"), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Management Company, or a taxable REIT subsidiary that is affiliated with either Landlord or Management Company (each, a "Service Provider"). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord's direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under this Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

T. Landlord as Agent. Landlord may, at its discretion, act as agent for, or as trustee for, the Landlord Parties to the extent necessary to ensure that all waivers and indemnities included in their favor in this Lease are enforceable against the Tenant by them, and by the Landlord.

U. Partial Payment of Rent. Acceptance by Landlord of a lesser amount than the monthly payment of Rent herein stipulated and any endorsement or statement on any check or documentation accompanying any payment of Rent shall not be deemed an acknowledgement of full payment or an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

V. Cellular Service. Landlord, working in conjunction with one or more potential cellular service providers such a Verizon, AT&T or the like, shall commit to install, or cause to be installed, a Building DAS system, all within a reasonably practicable time frame. Tenant shall be entitled to connect its own DAS system to the Building’s DAS and/or install a separate DAS within the Premises, all subject to the terms and conditions of the Workletter, including all Landlord approval rights thereunder (i.e., if Tenant’s work under this section is performed as part of the “Tenant’s Work” under this Lease) or the terms and conditions of Section 12 hereof, including all Landlord approval rights thereunder (i.e., if Tenant’s work under this section is performed as part of any future Tenant’ alterations under this Lease). Upon installation of a DAS system within the Building by the Landlord, Tenant shall be entitled to connect to such DAS system in accordance with the terms set forth above in this Section 29.V. Landlord makes no representations or warranties whatsoever relative to the effectiveness or operational utility of any such DAS.

W. Landlord’s Lien. Landlord hereby waives any statutory landlord's lien against any of Tenant's personal property; provided that the foregoing shall not be deemed a waiver of any judgment liens that might inure to Landlord's benefit following a Default of Tenant hereunder.

X. Access. Notwithstanding anything contained in this Lease to the contrary, so long as this Lease is in effect and neither this Lease nor Tenant’s right to possession of the Premises has been terminated, Landlord shall not prohibit Tenant from having the right to access and use the Premises 24 hours a day, 7 days a week, 365 days a year, all at no additional cost to Tenant (other than Rent and other costs, expenses and charges provided hereunder), and all subject to temporary closures as a result of emergency conditions or as required by applicable Laws or other Force Majeure events, and all subject to casualty or condemnation events as otherwise contemplated by this Lease.

Y. No Re-Measurement. Notwithstanding anything contained herein to the contrary, in no event shall Landlord be permitted to re-measure the Premises or the Building, or otherwise increase Tenant’s Proportionate Share herein; provided, however, Tenant’s Proportionate Share may be increased appropriately to reflect Tenant’s leasing additional space in the Building.

30. RIGHT OF FIRST OFFER. Subject to the provisions hereinafter set forth (including, without limitation, the terms of Section 30.I. below regarding the priority of certain rights of other tenants as therein described), Landlord hereby grants to Tenant the ongoing right to lease, on the terms and conditions hereinafter set forth, each portion of office space on the 9th floor of the Building (herein, the “First Offer Space”) which is not otherwise being leased by Tenant hereunder and which Landlord proposes to lease for any term commencing during the First Offer Period (as hereinafter defined).

A. If Landlord is in serious discussions with a party other than Tenant concerning a lease and/or an option to lease with respect to any portion of the First Offer Space for a term commencing during the First Offer Period (which shall include, in order to constitute serious discussions, delivery by such party to Landlord of a proposal or counterproposal for the leasing and/or granting of leasing options relative to such portion of the First Offer Space which Landlord is willing to accept, or the joint execution by Landlord and such party of a term sheet, letter of intent or other jointly signed proposal for the leasing and/or granting of leasing options relative to such portion of the First Offer Space, which in any such case under this parenthetical is referred to as a “Prospective Tenant Proposal”), and in any event prior to leasing and/or granting options to lease any portion of the First Offer Space for a term commencing during the First Offer Period, Landlord shall give Tenant written notice (“Landlord’s First Offer Notice”) of (i) the location and Rentable Square Feet of such portion of the First Offer Space, (ii) the date of commencement of the term of the demise, as determined by Landlord, with respect to such portion of the First Offer Space (the “First Offer Space Commencement Date”) (and, if applicable under Section 30.E.(iii) below, the expiration date of the term of such demise), (iii) unless the terms of Section 30.F. below apply (in which case Landlord shall instead identify, in the Landlord’s First Offer Notice, the Rent, abatements and allowance terms with respect to the subject First Offer Space as determined under said Section 30.F), the Market Rental Rate (as defined below) for such portion of the First Offer Space (determined as hereinafter provided, and including a description of any allowances, rent abatements and other concessions which are components thereof, as applicable), and (iv) such other terms and conditions upon which Landlord is prepared to lease to Tenant, including, without limitation, if applicable, any first offer and/or expansion rights relative to the First Offer Space which may be offered to a prospective tenant and which would be superior to Tenant’s first offer rights under this Section 30 if so accepted by such prospective tenant (the “Option Rights”).

B. Tenant’s right to lease the First Offer Space described in Landlord’s First Offer Notice shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said right (a “First Offer Exercise Notice”) given not later than fifteen (15) business days after Landlord’s First Offer Notice is given, time being of the essence. If such right is not so exercised, Tenant’s right of first offer shall thereupon terminate as to such portion of the First Offer Space (except as hereinafter provided in this Section 30.B.), and Landlord may thereafter lease and release, and/or grant options to lease, such portion of the First Offer Space without notice to Tenant and free of any right in Tenant under this Section 30, except as hereinafter expressly provided in this Section 30.B. If Landlord shall not have leased or granted options to lease any portion of the First Offer Space described in Landlord’s notice to Tenant given under Section 30.A. above, within the period ending twelve (12) months following the date of Landlord’s notice to Tenant regarding such First Offer Space, then Landlord agrees that it shall not enter into a lease or grant an option to lease with respect to such portion of such First Offer Space for a term commencing within the First Offer Period without again giving the Landlord’s First Offer Notice referred to in Section 30.A. above. Further, if, during the twelve (12) month period described in the preceding sentence, any proposed lease relative to all or any portion of such First Offer Space contemplated to be entered into by Landlord with a third party prospect, has economic terms which are more favorable, on a so-called “net effective rent” basis (as hereinafter defined), from that set forth in the Landlord First Offer Notice by more than ten percent (10%) (with a variance of not more than ten percent (10%) being referred to as the “permitted net effective rent variance”), then Landlord agrees that it shall not enter into a lease or grant an option to lease with respect to such portion of such First Offer Space for a term commencing within the First Offer Period where the economic terms are more favorable, on a so-called “net effective rent” basis, beyond the permitted net effective rent variance, without again giving the Landlord’s First Offer Notice referred to in Section 30.A. above as and when provided thereunder. For purposes hereof, “net effective rent” shall mean, generally, the average net rental rate under a lease, net of all tenant inducements (e.g., tenant improvement allowances, rental abatements, moving allowances, etc.), with the cost of such tenant inducements being appropriately amortized by Landlord, acting in good faith, over the lease term.

C. Tenant may not elect to lease less than the entire area of the First Offer Space described in a Landlord’s First Offer Notice, and if a third party lease would include all or a portion of the First Offer Space together with other space in the Building which is not First Offer Space, Tenant must exercise its right only with respect to such First Offer Space. If Landlord’s First Offer Notice includes first offer or expansion “Option Rights,” then, if Tenant timely exercises its first offer rights hereunder pursuant to Landlord’s First Offer Notice for all First Offer Space described therein, Tenant shall be granted the same first offer and expansion Option Rights as set forth in said Landlord’s First Offer Notice. In no event may Landlord hereafter grant any “Option Rights” relative to the First Offer Space, where the resulting term of the leasing of such space, if the prospective tenant exercises such Option Rights, would commence during the First Offer Period, and which Option Rights are superior to Tenant’s first offer rights under this Section 30, unless Tenant has first had the opportunity to obtain such Option Rights pursuant to and as part of a Landlord’s First Offer Notice as described in Section 30.A. above

D. Tenant may only exercise its right to lease a portion of the First Offer Space, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said right and on the pertinent First Offer Space Commencement Date, this Lease is in full force and effect and Tenant is not in Default under this Lease, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease or a permitted Tenant Affiliate assignee under Section 17 hereof), not less than sixty-seven percent (67%) of the Rentable Square Feet of the Premises are occupied by the original Tenant named herein and/or a Tenant Affiliate permitted under Section 17, and said Tenant or Tenant Affiliate has not assigned this Lease (other than to a permitted Tenant Affiliate under Section 17) or subleased greater than thirty-three percent (33%) of the Rentable Square Feet of the Premises (other than to a permitted Tenant Affiliate under Section 17). Without limitation of the foregoing, no sublessee or assignee (other than an assignee which is a permitted Tenant Affiliate under Section 17 hereof) shall be entitled to exercise said option under this Section 30. In the event Tenant has assigned this Lease to a Tenant Affiliate as of the time of Tenant's exercise of said right or as of the pertinent First Offer Space Commencement Date, then, at Landlord's election, any exercise of the option under this Section 30 and any amendment to this Lease contemplated by Section 30.G. below must be signed by both the original named Tenant (unless such entity no longer exists as a separate legal entity as a result of the transaction giving rise to such assignment to the Tenant Affiliate, such as in the case of a merger or consolidation) and each such successor Tenant Affiliate assignee in order to be effective (with it being understood and agreed, for the avoidance of doubt, that if the entity constituting the "Tenant" hereunder does not change as a result of any such permitted Tenant Affiliate assignment transaction, such as in the case of a sale or transfer of all or substantially all of the direct or indirect ownership interests in Tenant, then only such Tenant entity will be so required to exercise such option under this Section 30 or to otherwise execute any such amendment to this Lease). Notwithstanding anything herein to the contrary, Landlord shall have the right to waive any of the conditions to the effectiveness of Tenant's exercise of its option rights under this Section 30, as such conditions are described above in this Section 30.D., and if Landlord so elects to waive such conditions, the exercise by Tenant shall be deemed effective in all respects. Any such waiver by Landlord shall be in writing in order to be effective for purposes of the immediately preceding sentence. Without limiting the terms and conditions set forth above in this Section 30.D., and except as expressly provided in Section 30.H. below, Tenant’s exercise of its first offer right hereunder shall be irrevocable once given.

E. If Tenant has validly exercised its right to lease a portion of the First Offer Space, then effective as of the First Offer Space Commencement Date such portion of the First Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease, except that:

(i) except as provided in Section 30.F. below (if applicable), Rent per Rentable Square Foot for such portion of the First Offer Space shall be equal to the Market Rental Rate (as defined in Section 32 below);

(ii) the Rentable Square Feet of the Premises shall be increased by the Rentable Square Feet of such portion of the First Offer Space (and Tenant’s Proportionate Share, for all purposes, including for determining Additional Rent on account of Expenses and Taxes due and owing under this Lease, shall be increased accordingly);

(iii) the term of the demise covering such portion of the First Offer Space shall commence on the First Offer Space Commencement Date and shall expire simultaneously with the expiration of the Term of this Lease; provided, however, that if as a result of any fixed expansion rights of other tenants at the Building either (a) set forth in any leases as of the date hereof (as disclosed in Exhibit G hereto), or (b) granted to other tenants as Option Rights following Tenant’s waiver of its first offer rights with respect thereto under Section 30.B. above, Landlord intends to deliver all or any portion of the applicable First Offer Space to satisfy such fixed expansion rights, then the term of Tenant’s lease of such First Offer Space shall expire on the expiration date established by Landlord in its notice relative to such space delivered under Section 30.A. above, as opposed to expiring on the expiration date of the Term of this Lease; and

(iv) except as provided in Section 30.F. below (if applicable), the First Offer Space shall be rented in its “as is” condition as of the First Offer Space Commencement Date (it being acknowledged that the inclusion or exclusion of any allowances, any so-called free rent construction periods, any other rental abatements, and tenant improvement work and/or any other concessions shall, to the extent applicable, figure into the determination of “Market Rental Rate” under Section 32 below);

(v) any initial tenant improvement work desired by Tenant to ready the applicable First Offer Space for occupancy, to the extent performed no later than nine (9) months following the applicable First Offer Space Commencement Date, shall be performed pursuant to the same terms and conditions as set forth in the Workletter relative to performance of the “Tenant’s Work” thereunder, and any allowance included as part of Market Rental Rate (or otherwise included pursuant to Section 30.F. below) shall be disbursed in accordance with the same terms and conditions as set forth in the Workletter relative to disbursement of the “Allowance” thereunder; and

(vi) Any other terms and conditions with respect to Tenant’s proposed leasing of the First Offer Space which were expressly set forth in Landlord’s First Offer Notice shall apply.

F. Notwithstanding anything herein to the contrary, if Landlord delivers a Landlord’s First Offer Notice to Tenant on or before the four (4) year anniversary of the Commencement Date, then, in lieu of the base rental rate, so-called free construction period, rental abatement periods, allowance proceeds, tenant improvement work and/or any other concessions that would otherwise apply if Market Rental Rate terms were to apply to such First Offer Space, Tenant shall instead be offered, in Landlord’s First Offer Notice, the same base rental rate, so-called free construction period, rental abatement periods, allowance proceeds, tenant improvement work and/or any other concessions, if applicable, as Landlord is prepared to accept from a third party prospective tenant, as reflected in the most recent “Prospective Tenant Proposal” (as defined in Section 30.A. above) (but subject to adjustment as described below in this Section 30.F.). If the term for the prospect identified in the Prospective Tenant Proposal varies in any respect from the Term applicable to Tenant’s leasing of the First Offer Space (as described in Section 30.E.(iii) above), then the economic terms delivered by Landlord to Tenant in Landlord’s First Offer Notice may, at Landlord's election, contain an equitable adjustment from that which is the subject of the Prospective Tenant Proposal, determined by Landlord, which adjusted economic terms will thereupon become the terms that Tenant shall be permitted to lease such First Offer Space if Tenant so exercises its option under this Section 30, which adjusted economic terms shall result in the same so-called "net effective rent" as that which is the subject of such Prospective Tenant Proposal which triggered the Landlord’s First Offer Notice from Landlord to Tenant under Section 30.A. above (and such adjustment by Landlord shall be specifically set forth in the applicable Landlord’s First Offer Notice given hereunder).

G. If Tenant has validly exercised its option under this Section 30, within thirty (30) days thereafter, Landlord and Tenant shall enter into a mutually acceptable written amendment to this Lease confirming the terms, conditions and provisions applicable to the First Offer Space as determined in accordance herewith, provided that the failure to do so shall not affect Tenant’s prior exercise of its applicable option rights under this Section 30 or Tenant’s leasing of the applicable First Offer Space hereunder.

H. If Tenant has validly exercised its right to lease a portion of the First Offer Space, Landlord shall use commercially reasonable efforts (including, if applicable, the prompt commencement and diligent prosecution of an eviction action) to deliver possession of such First Offer Space to Tenant on the pertinent First Offer Space Commencement Date. In the event Landlord, after using such reasonable efforts, should be unable to do so, then such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such portion of the First Offer Space or the balance of the Premises; provided, however, that under such circumstances, the term of the lease for such First Offer Space (including, without limitation, the obligation to pay Rent relative to such First Offer Space) shall not commence as to such portion of the First Offer Space until Landlord delivers possession, and provided further, Landlord shall continue to use reasonable efforts to deliver such First Offer Space as soon thereafter as reasonably practicable, and provided further, that Tenant shall be further entitled to one (1) day of abatement of Base Rent relative to the First Offer Space for each day that Landlord is so delayed in delivery of possession of such First Offer Space to Tenant beyond the pertinent First Offer Space Commencement Date (herein, the “Additional Base Rent Abatement”) (provided, however, that notwithstanding the foregoing, Tenant shall only be entitled to such Additional Base Rent Abatement if and to the extent Landlord recovers such Base Rent loss amount from any applicable holdover Tenant as an express part of the holdover damages under such holdover tenant’s lease). Without limitation of the foregoing, if such failure to deliver possession continues for ninety (90) days following the pertinent First Offer Space Commencement Date for any reason, Tenant shall have the right, as its sole recourse (except as otherwise provided in this Section 30.H.), to revoke its prior notice of exercise of such first offer option, by notice of such revocation given to Landlord within ten (10) business days following such ninety (90) day period and in any event prior to such time as Landlord has tendered the applicable First Offer Space to Tenant in the condition required herein (time being of the essence), whereupon this Lease shall continue in full force and effect without regard to such First Offer Space under this Section 30 (provided that Landlord shall again give a Landlord’s First Offer Notice to Tenant under Section 30.A. hereof, and Tenant shall again have first offer rights as provided in this Section 30, prior to Landlord leasing or granting options to lease such First Offer Space for a term commencing during the First Offer Period). Tenant's failure to revoke its exercise of the first offer option as provided in the preceding sentence shall be deemed a waiver of such right by Tenant, and the remaining terms of this Section 30.H. shall thereafter continue to apply with respect to any delay in so delivering possession of the pertinent First Offer Space to Tenant.

I. Tenant’s right to lease all or any particular portion of the First Offer Space is expressly subject and subordinate to any rights or options to lease such portion of the First Offer Space (i) granted to or agreed upon with any existing tenant at the Building as of the date hereof (in any case under this clause (i), a “Prior Rights Tenant”), all as granted or otherwise provided in said Prior Rights Tenant’s lease as of the date hereof or (ii) granted in any lease of such First Offer Space or other space at the Building entered into by Landlord and a third party following notice to Tenant in accordance with this Section 30 and Tenant’s failure to lease such space pursuant to this Section 30 (as such lease may be amended from time to time), and in each case to Landlord’s right to extend or renew the lease of any tenant occupying any portion of the First Offer Space, whether or not pursuant to a renewal or extension option contained in such tenant’s lease. Further, without limitation of the foregoing, and notwithstanding anything in this Lease to the contrary, Tenant’s right to lease all or any particular portion of the First Offer Space is expressly subject and subordinate to any leasing and/or option rights first entered into or granted by Landlord to a third party tenant relative to such First Offer Space prior to the commencement of the First Offer Period (as any such lease containing such leasing or option rights may be extended or renewed, whether or not pursuant to extension or renewal options contained therein). Landlord hereby confirms that the only leasing rights or options granted to Prior Rights Tenants with respect to the Firs Offer Space as existing as of the date of this Lease, as contemplated by subclause (i) above, are described in Exhibit G hereto.

J. As used herein, the term “First Offer Period” shall mean the period commencing with the Commencement Date hereof, and continuing through the balance of the Term of this Lease; provided, however, that the First Offer Period shall not include the last three (3) years of the initial stated Term unless Tenant has then validly exercised the option granted to Tenant in this Lease to extend the Term hereof for an additional period following such initial stated Term as provided in Section 31 below (in which case such First Offer Period shall not include the last three (3) years of such "Extension Period", as such term is defined in said Section 31).

K. In the event Tenant exercises its termination rights under Section 34 below, then Tenant shall have no further first offer rights under this Section 30 for the period commencing with the exercise of said termination right (and from and after the date of Tenant’s exercise of said termination option, this Section 30 shall have no force or effect and shall be deemed null and void).

31. EXTENSION OPTION. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for one period of five (5) years (the "Extension Period") after the expiration of the initial Term (i.e., being the first day of the twelfth (12th) Lease Year hereunder), which Extension Period shall commence on the day immediately following the Expiration Date described in Section 1.I. above (the "Extension Period Commencement Date") and end on the last day of the sixteenth (16th) Lease Year hereunder.

A. Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is twelve (12) months prior to the Extension Period Commencement Date, time being of the essence. If Tenant's option is not so exercised, said option shall thereupon expire.

B. Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the Extension Period Commencement Date this Lease is in full force and effect and Tenant is not in Default under this Lease, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease or a permitted Tenant Affiliate assignee under Section 17) not less than fifty percent (50%) of the Rentable Square Feet of Premises are occupied by the original Tenant named herein or a permitted Tenant Affiliate under Section 17, and said Tenant or Tenant Affiliate has not assigned this Lease (other than to a permitted Tenant Affiliate under Section 17) or sublet greater than fifty percent (50%) of the Rentable Square Feet of the Premises (other than to a permitted Tenant Affiliate under Section 17). Without limitation of the foregoing, no sublessee or assignee (other than an assignee which is a permitted Tenant Affiliate under Section 17) shall be entitled to exercise said option under this Section 31. In the event of an assignment to a permitted Tenant Affiliate as of the time of Tenant's exercise of its extension rights under this Section 31 or as of the pertinent Extension Period Commencement Date, then, at Landlord's election, any exercise of the option under this Section 31 and any amendment to this Lease contemplated by Section 31.E. below must be signed by both the original named Tenant (unless such entity no longer exists as a separate legal entity as a result of the transaction giving rise to such assignment to the Tenant Affiliate, such as in the case of a merger or consolidation) and each such successor Tenant Affiliate assignee in order to be effective (with it being understood and agreed, for the avoidance of doubt, that if the entity constituting the "Tenant" hereunder does not change as a result of any such permitted Tenant Affiliate assignment transaction, such as in the case of a sale or transfer of all or substantially all of the direct or indirect ownership interests in Tenant, then only such Tenant entity will be so required to exercise such extension option under this Section 31 or to otherwise execute any such amendment to this Lease). Notwithstanding anything herein to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant's valid exercise of its extension rights under this Section 31, as such conditions are described above in this Section 31.B., whereupon Tenant's prior exercise of such extension rights shall be valid and in full force and effect in all respects. Any such waiver by Landlord must be in writing in order to be effective for purposes of the preceding sentence.

C. Rent per Rentable Square Foot of the Premises payable during the Extension Period with respect to all space included in the Premises as of the Extension Period Commencement Date shall be equal to the Market Rental Rate for such space. Landlord shall give Tenant written notice of the proposed Market Rental Rate (including a description of any allowances, rent abatements and other concessions which are components thereof, as applicable) within thirty (30) days following written request by Tenant made not earlier than fifteen (15) months prior to the Extension Period Commencement Date; provided that, in any event, and notwithstanding the terms set forth above in this Section 31.C., (i) any exercise of said extension option in accordance with the terms and conditions of this Section 31 shall be irrevocable once given, and (ii) if Tenant has not validly exercised such extension option as of the date which is twelve (12) months prior to the Extension Period Commencement Date, time being of the essence, then the extension option under this Section 31 shall have no further force or effect, and the Term shall not be extended, and shall terminate as originally scheduled. It is understood and agreed that the amenities described in Section 39 below shall remain open during the Extension Period hereunder, unless Landlord notifies Tenant, as part of its Market Rental Rate notice to Tenant (or at any other time prior to Tenant's exercise of its extension option hereunder) that any such amenities may be closed during the Extension Period.

D. If Tenant has validly exercised said option, within thirty (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Extension Period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the Market Rental Rate.

E. Tenant shall take the Premises in their as is condition for the Extension Period, with no inducements, allowances or Landlord Work applicable from the initial Term being applicable to such Extension Period (but without limiting any matters which may be included as part of the Market Rental Rate hereunder) and Tenant shall not have any option to extend the term of this Lease beyond the expiration of the Extension Period.

32. MARKET RENTAL RATE. As used herein, the term “Market Rental Rate” per Rentable Square Foot shall mean (i) the annual rate of net or base rent which is the prevailing market net rental rate for comparable leases or lease expansions (or, as it relates to a determination under Section 31, extension transactions) of space comparable to the level of build-out to the Premises, in the Building and in Comparable Buildings (taking into consideration the duration of the term for which such space is being leased, location and/or floor level within the applicable building, when the applicable rate first becomes effective, quality and location of the applicable building, differences in rentable area and rentable area efficiency for the applicable building, and other relevant factors; and reflecting (i.e. reduced, if applicable, to reflect prevailing concessions which are not being provided to Tenant in kind) prevailing concessions, such as, but not limited to, rental concessions, tenant improvement work, design, construction and moving allowances, brokerage commissions, any base year for taxes and/or expenses and/or any tax and/or expense stops, and time for construction of tenant improvements free of rent obligations) for terms commencing on or about the time for which Market Rental Rate is being determined hereunder, plus (ii) additional prevailing components of the Market Rental Rate as determined by Landlord, in good faith, which may include, among the other then prevailing components of rent, periodic adjustments or additions to a fixed rent based on a share of real estate taxes and other expenses (such as Additional Rent) and increases to adjust for inflation. As part of any Market Rental Rate determination, prevailing market-level security deposits (if any) will be required from Tenant, but only to the extent such security deposit requirements are determined to be part of the prevailing rental rate package for other comparable credit tenants receiving comparable concession packages at Comparable Buildings. Comparable arm's length lease transactions (and, as it relates to a determination under Section 31, extension transactions) at the Building and/or bona fide written proposals or offers to lease comparable space at the Building (and, as it relates to a determination under Section 31, to renew leases of comparable space) received by Landlord from third parties (at arm's length) or given by Landlord to third parties (at arm's length) may be used by Landlord as an indication of the Market Rental Rate.

If Tenant disagrees with Landlord’s determination of Market Rental Rate with respect to any First Offer Space under Section 30 above or with respect to any extension of the Term under Section 31 above (which Tenant must do, if at all, in writing setting forth Tenant’s determination of proposed Market Rental Rate within fifteen (15) business days after notice of Landlord’s determination of Market Rental Rate, as it relates to such First Offer Space under Section 30 above, or within fifteen (15) business days after notice of Landlord’s determination of Market Rental Rate, as it relates to such lease extension under Section 31 above), and if the parties cannot agree on the Market Rental Rate within the later to occur of (i) fifteen (15) business days thereafter, or (ii) the date Tenant exercises the applicable option for which Market Rental Rate is being determined (such later date, the “Arbitration Eligibility Date”), then, at Tenant’s election, and provided that Tenant has theretofore exercised its option for which Market Rental Rate is being determined, such dispute shall be determined by arbitration as hereinafter provided (i.e., it being understood and agreed that the binding arbitration process described in this Section 32. may only commence if and to the extent Tenant has validly exercised its option for which Market Rental Rate is being so determined). Tenant may initiate the arbitration process by written notice to that effect given to Landlord within fifteen (15) business days after such Arbitration Eligibility Date (time being of the essence), and if Tenant fails to so timely deliver such notice so initiating the arbitration process, then Tenant shall be deemed to have waived such right, and Landlord’s determination of Market Rental Rate shall be deemed the applicable Market Rental Rate for all purposes. If Tenant timely exercises such right to initiate the foregoing arbitration process, as described in the preceding sentence, then, within fifteen (15) business days after the giving of such notice, Landlord and Tenant will each select a reputable commercial leasing broker as arbitrator who shall be disinterested and shall be a person that has been actively engaged in the leasing of Class-A office buildings in the downtown Chicago, Illinois area for a period not less than seven (7) years immediately preceding his or her appointment. Landlord and Tenant shall each simultaneously submit to the arbitrators a determination of proposed Market Rental Rate. (If no submittal is made, the parties shall be deemed to have submitted their original determinations.) The arbitrators shall be directed as promptly as possible (and, in any event, within 30 days after commencement of such arbitration proceeding) to select from the two determinations submitted by Landlord and Tenant the one that is closer to the Market Rental Rate as determined by the arbitrators, and said selection shall thereafter be deemed the Market Rental Rate. The arbitrators shall be required to select either Landlord’s determination or Tenant’s determination of Market Rental Rate, and may not select, or determine, any other determination. If the two arbitrators so appointed fail to agree as to which of the determinations submitted by Landlord and Tenant is closest to the actual Market Rental Rate, the two arbitrators shall appoint a third arbitrator, using the criteria described above, to decide upon which of the two determinations submitted is closest to the actual Market Rental Rate. In the event the two arbitrators are not able to so agree upon a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association, using the criteria described above. Each party shall bear the costs of their own appointed arbitrators. The cost of the third arbitrator, if appointed, shall be borne by the losing party. If no determination is made prior to the date for commencement of payment of rent for which Market Rental Rate must be determined, then Landlord’s determination shall be used until the arbitration is completed. If Tenant’s determination is later selected, Landlord shall promptly refund any overpayments to Tenant, but in all cases no later than 10 days after such determination.

33. SIGNAGE.

A. Tenant shall have the right to install and maintain, during the Term hereof, at Tenant's expense, identification signage for Tenant located in the common corridors of any floors of the Building in which Tenant is then leasing the full floor as part of the Premises hereunder and/or entry signage on or near the entry door to the Premises on such floor (collectively, "Full Floor Signage"). The foregoing Full Floor Signage shall be located at areas mutually acceptable to Landlord and Tenant. Tenant shall submit to Landlord plans and specifications relative to the Full Floor Signage, which plans and specifications shall be subject to Landlord's reasonable approval, such approval not to be unreasonably withheld, conditioned or delayed. All work performed under this Section 33.A. shall comply and be performed in accordance with the terms and conditions described in the Workletter (if included as part of the Tenant's Work) and in Section 12 of this Lease. Tenant shall be responsible for the maintenance and repair of the Full Floor Signage and for removal of the same (and restoration of affected areas) at the end of the Term or of Tenant's right to possession hereunder.

B. If Tenant is leasing less than a full floor at the Building as part of its Premises hereunder, then Landlord shall install and maintain during the Term hereof, at Landlord’s expense, Building-standard name identification signage for Tenant located in the multi-tenant elevator lobby on such floor (“Multi-Tenant Floor Lobby Signage”) and Building-standard suite identification signage on or near the entry door to the Premises on such floor (“Entry Signage”). The Multi-Tenant Floor Lobby Signage shall be located at an area within such elevator lobby as designated by Landlord. The Entry Signage shall be located at an area near the entry door to the Premises as designated by Landlord. The design, size, colors and materials for the Multi-Tenant Floor Lobby Signage and the Entry Signage shall be consistent with Landlord’s Building-standard requirements. Landlord shall be responsible for the maintenance of the Multi-Tenant Floor Lobby Signage and the Entry Signage and for removal of the same at the end of the Term or of Tenant’s right to possession hereunder.

C. Landlord, at Landlord’s cost and expense, shall provide and install the Tenant’s corporate name identification and logo signage in the Building lobby (the “Lobby Signage”). The general location of the Lobby Signage and certain other agreed-upon features of the Lobby Signage are shown on Exhibit F attached hereto. Any features of the Lobby Signage not otherwise depicted in Exhibit F (including size, dimensions, materials, colors and other design features) shall in any event, be consistent with the overall design and layout of the Building lobby and with Landlord’s Building standard signage criteria. Lobby Signage will be non-exclusive to the Tenant and all office tenant names identified on lobby identification signs will be ranked, in terms of highest to lowest mounting location, in descending order based on the then current rentable area leased by such office tenants in the Building. In no event shall any other office tenant lobby identification signs be more prominent (i.e., in terms of size of letters) than such Lobby Signage of Tenant, unless such other tenant leases space in the Building that is larger than the Rentable Square Feet of the Premises then leased by Tenant hereunder. Landlord shall be responsible for the maintenance of the Lobby Signage and for removal of the same at the end of the Term or of Tenant’s right to possession hereunder.

D. Tenant shall have the right to place from time to time (but not on a regular basis) within the main lobby, on a stanchion which shall be made available by Landlord therefor (or if not made available by Landlord, then a stanchion provided by Tenant of a professional design and subject to Landlord’s approval thereof, such approval not to be unreasonably withheld, conditioned, or delayed), reasonable professional looking signage welcoming specified invitees of Tenant or identifying a special event taking place at the Premises, provided that Tenant provides Landlord with reasonable advance notification thereof, and provided that such rights are coordinated with Building property management.

E. Tenant shall be entitled to certain media advertising/branding on any media display devices (e.g., elevator monitor screens) located from time to time in the elevators serving the Building (the “Elevator Branding”). all on a non-exclusive, rotating basis with other advertising/branding of other tenants or third parties and other Building and news content. The scope, content, format and timing of display of any such Elevator Branding will be submitted by Tenant to Landlord or its designee, in such form and as required by Landlord (acting in good faith), and shall be subject to Landlord’s prior approval thereof, acting in good faith, in accordance with the standards and quality of other content on such media display devices.

F. The signage and other rights of Tenant set forth in this Section 33 are personal to the original named Tenant hereunder and to any permitted Tenant Affiliate assignee under Section 17 hereof, and no other party shall have the right to exercise such signage rights under this Section 34 without the express written consent of Landlord (at Landlord’s sole discretion).

34. OPTION TO TERMINATE.

A. Tenant shall have the option, to be exercised as hereinafter provided, to terminate the Term of this Lease effective as of the last day of the eighth (8th) Lease Year hereunder (the “Termination Date”), subject to the terms and conditions hereinafter set forth. Tenant’s option to terminate the Term of this Lease shall be exercised, time being of the essence, by written notice to Landlord given on or before twelve (12) months prior to the Termination Date (the “Latest Termination Exercise Date”). If Tenant fails to so timely exercise its termination right as described in the preceding sentence, then Tenant shall be deemed to have waived such right, and this Section 34 shall thereupon be deemed null and void. One-half (1/2) of the Termination Fee (as hereinafter defined) shall be due from Tenant to Landlord on or before the date Tenant exercises its termination option under this Section 34, and the remaining one-half (1/2) of said Termination Fee shall be due from Tenant to Landlord on or before the Termination Date, and such timely payments shall (at Landlord’s option at its sole discretion), be an express condition to the effectiveness of Tenant’s early termination election hereunder. Payment of the Termination Fee shall be made in cash or by cashier’s check or by wire transfer of readily available funds. “Termination Fee” shall mean (A) with respect to the initial Premises demised under this Lease, as described in Section 1 hereof, the sum of $3,660,157.97, plus (B) with respect to any additional space being leased by Tenant hereunder at the time Tenant exercises its termination option under this Section 34 (i.e., in addition to the initial Premises described in clause (A) of this sentence), whether consisting of First Offer Space under Section 30 hereof, or Pre-Occupancy Expansion Space under Section 39 hereof, or otherwise (herein, in any such case, “Additional Premises”), the “Unamortized Additional Space Costs”, as hereinafter defined, calculated as of the Termination Date. For purposes hereof, “Unamortized Additional Space Costs”, shall be determined for each portion of the Additional Premises being demised hereunder as of the date Tenant delivers its termination notice, and shall mean an amount calculated in each instance by determining the outstanding principal balance of a loan as of the Termination Date, which loan has (A) an original principal balance equal to the amount of all rent abatements, allowances, and brokerage commissions (as reasonably determined by Landlord) paid, given or incurred by Landlord and directly associated with the lease of the Additional Premises (but excluding any periods of beneficial occupancy), (B) an interest rate of seven and one-half percent (7.5%) per annum, (C) a term and full amortization period equal to the scheduled initial Term of the Lease for each portion of the Additional Premises (i.e., meaning from and after the respective rent commencement date for each such portion of the Additional Premises, following any upfront full rental abatement period, and through the expiration of the initial Term of the Lease), and (D) payments of principal and interest made, in equal monthly installments, with interest paid in arrears, and assuming that the first payment was made as of the respective rent commencement date, following any upfront full rental abatement period, for each such respective portion of the Additional Premises.

B. Nothing herein shall be deemed a waiver of any rights or remedies available to Landlord hereunder in the event of any default by Tenant at the time Tenant exercises its termination rights hereunder, or as of the Termination Date. Any notice to terminate shall be irrevocable by Tenant once given.

C. If Tenant so elects to terminate this Lease and pays to Landlord the Termination Fee as and when due hereunder, then effective as of the Termination Date this Lease shall be deemed to have expired by lapse of time. Tenant shall be responsible for all Rent and other charges relating to the Premises which accrue on or before the Termination Date.

D. If Tenant exercises its termination right under this Section 34, then Tenant shall vacate and deliver possession of the Premises to Landlord on or before the Termination Date and deliver the Premises to Landlord in the manner set forth in, and the condition required by, this Lease for surrender of the Premises. Any retention of possession by Tenant of all or part of the Premises after the Termination Date shall be deemed a holding over under and subject to the terms of Section 20 of this Lease without consent of Landlord, and shall be subject to the terms and conditions of said Section 20 with respect to such holdover.

E. If Tenant exercises its option to terminate under this Section 34, unless Landlord otherwise expressly consents in writing to any exceptions to the following representations and warranties, Tenant shall be deemed to have represented and warranted to Landlord that there exists no subleases, assignments, liens or encumbrances affecting the Premises or assignments of Tenant’s interest under this Lease which shall survive the Termination Date.

F. Tenant acknowledges that the Termination Fee constitutes a non-refundable payment, notwithstanding any subsequent leasing of the Premises by Landlord. Landlord, in its sole discretion, may invalidate the effectiveness of any prior exercise of Tenant’s termination rights under this Section 34, if Tenant fails to pay the Termination Fee when the same is due hereunder, which failure continues for more than two (2) business days after notice to Tenant (which notice may be by email); provided that Landlord’s failure to so invalidate the effectiveness of Tenant’s termination of this Lease on the Termination Date shall not affect Tenant’s continued obligation to pay the Termination Fee or any rights and remedies of Landlord on account of any such default by Tenant in paying the Termination Fee as and when due hereunder. If Landlord does so invalidate the effectiveness of Tenant’s exercise of its termination rights due to non-payment of the Termination Fee, then any portion of the Termination Fee paid by Tenant shall be applied against Rent next coming due until fully recouped by Tenant.

G. If Tenant exercises its termination right under this Section 34, then Tenant shall no longer have any additional first offer rights under Section 30 hereof, nor any further extension options under Section 31 hereof.

35. SATELLITE DISH. Subject to the terms and conditions hereinafter set forth, and subject to availability and to the terms of the REA, Landlord grants to Tenant, during the Term, the right to install one (1) satellite dish or one (1) antenna and/or other related telecommunications equipment, in any such case relating to Tenant’s business in the Premises, on the roof of the Building where designated by Landlord in its reasonable discretion (size of which shall be subject to Landlord approval based in part on an assessment of Tenant’s commercially reasonable needs), for receiving or transmitting signals and, except as otherwise provided, to connect such equipment through existing mechanical shafts or vertical riser paths to the Premises, all of a location, size, type and weight reasonably determined by Tenant but to be approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed.

A. Tenant shall have up until the Turnover Date hereunder to notify Landlord, in writing (a "Satellite Notice"), that it desires to use the roof area under this Section 35 to install such satellite dish or antenna or other telecommunications equipment in accordance with this Section 35; if, as of the Turnover Date, Tenant has failed to so deliver a Satellite Notice to Landlord, then Tenant shall have no further rights under this Section 35, and this Section 35 shall be null and void. Further, if Tenant timely delivers a Satellite Notice, and then fails to install such satellite dish or antenna or other telecommunications equipment in accordance with this Section 35 on or before the last day of the first (1st) Lease Year hereunder, then, at Landlord's election, by written notice thereof delivered to Tenant, Landlord may terminate any further rights of Tenant under this Section 35, and upon such election by Landlord, Tenant shall have no further rights under this Section 35, and this Section 35 shall be null and void. The Satellite Notice shall specify in detail the requirements of such installation and the size, type, weight and other specifications for the proposed satellite dish or antenna and/or other related telecommunications equipment, all of which shall be subject to the approval of Landlord. Landlord shall not unreasonably withhold, condition, or delay its approval provided that the use of the roof for such purposes shall (i) be subject to Landlord's reasonable supervision, (ii) shall not materially adversely affect the structural safety or integrity of the Building or otherwise materially adversely affect any roof warranties held by Landlord, (iii) meet reasonable aesthetic and other standards of Landlord and Landlord's architect and (iv) satisfy other conditions hereinafter set forth. Landlord and Tenant shall work in good faith to designate an area for such installation ("Installation Area"). Landlord reserves the right to change such Installation Area if upon sixty (60) days' notice thereof to Tenant from time to time, if Tenant's use of the then current Installation Area is causing disruption or interference with other equipment located on the roof or Building that was existing prior to the installation of Tenant's telecommunications equipment, or is causing disruption or interference with Building operations or safety-related matters, whereupon Tenant, at Landlord's expense (being the reasonable out-of-pocket costs and expenses so incurred by Tenant therefor, which shall not be treated as Expenses), shall relocate its satellite dish or antennae and/or other related equipment to such other designated Installation Area within the aforedescribed sixty (60) day period, all in accordance with the terms set forth in this Section 35. Without limitation of the terms of the preceding sentence, Landlord shall have the right to relocate Tenant's satellite dish or antennae and/or other related equipment on the roof to another Installation Area on the roof, for any reason, at Landlord's sole cost (which shall not be treated as Expenses), only if (a) such move does not create any material interference to Tenant's future usage of Tenant's installation that was moved; (b) any temporary interference is minimized; (c) Tenant's equipment continues to work, in all material respects, in the manner it worked prior to such move; and (d) such relocation space on the roof is no less than the minimum contemplated fifty (50) square feet area set forth above, or such lesser square footage as the area then being so relocated (and Landlord, at its expense, shall thereby have the right to control such relocation activities described in this sentence). The right granted to Tenant under this Section 35 shall be subject to the following conditions precedent: (1) Landlord's architect (acting reasonably, when considering Tenant's operational needs in conjunction with the design and operational needs of the Building) shall approve of the location of the Installation Area and the appearance of those portions of the equipment to be visible to the public; (2) Landlord's structural engineer (acting reasonably, when considering Tenant's operational needs in conjunction with the structural, systems and operational needs of the Building) shall approve of the location of the Installation Area, the design and specifications of the equipment, the load caused on the roof of the Building by such equipment, and other structural requirements of the installation; (3) the installation must comply with the applicable requirements of any covenant, condition or restriction of record and any municipal, county, state, federal or other governmental ordinance, law, rule or regulation including, but not limited to zoning ordinances, and with all reasonable rules and regulations for the Building, and cannot materially adversely affect any roof warranties held by Landlord; (4) the installation and operation of such equipment shall not interfere with the safety or operations of the Building or materially reduce or affect its structural integrity, and shall comply with the terms of this Lease; and (5) at Landlord's request, Tenant shall enter into Landlord's standard form license agreement used at the Building relative to the rights granted under this Section 35, the terms of which shall not conflict with the terms set forth in this Section. Tenant shall be obligated to pay Landlord a reasonable annual license fee (as increased by two and one-half percent (2.5%) compounding annually) in connection with the roof top rights of Tenant exercised under this Section 35 by delivery of a Satellite Notice, whether or not Tenant thereafter installs any such satellite dish or antenna or other telecommunications equipment on the roof.

B. Except as expressly set forth herein, Tenant shall pay all costs and expenses of any kind related to the installation, operation, maintenance or removal of its communication equipment, including any reasonable architect's or engineering fees incurred by Landlord in connection with required approvals and any other reasonable out-of-pocket costs incurred by Landlord. Tenant shall maintain all such equipment in good repair. Subject to the terms of Sections 13.C. and 13 D. and Section 14 of this Lease, Tenant shall be responsible for any damage, loss or injury to the Building or other property and for any injury to persons caused by installation, operation, maintenance or removal of such equipment. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, (i) remove the communication equipment and restore that portion of the roof of the Building where the communications equipment was located to its condition existing prior to the installation thereof, ordinary wear and tear excepted, and (ii) repair any damage or destruction caused by such removal. Restoration and repair herein required to be performed by Tenant shall be completed under the reasonable supervision of Landlord or Landlord's representative at no additional cost to Tenant. Notwithstanding the foregoing, Tenant shall not remove, and shall not be reimbursed for the cost thereof, any portion of the communication equipment which is embedded or permanently attached in or to the Building including, but not limited to, cables and other wiring. To the extent not expressly prohibited by law, and except to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant agrees to hold Landlord and its constituent members, and their agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorney's fees, for injuries to persons and damage to or theft, misappropriation or loss of property occurring in or about the Building and arising out of the installation, maintenance, operation, removal or other use of the communications equipment installed hereunder.

C. All work performed by or on behalf of Tenant under this Section 35 shall comply and be performed in accordance with the terms and conditions described in the Workletter (i.e., if included as part of the Tenant’s Work) and in Section 12 of this Lease. The satellite dish and other rights of Tenant set forth in this Section 35 may not be assigned to any party, and may be exercised only by Tenant, or any permitted assignee (including a permitted Tenant Affiliate assignee) under Section 17 hereof designated by Tenant in writing to Landlord (it being understood that only one such party shall have the right, at any given time, to have a satellite dish or antenna or other communications equipment located on the roof pursuant to this Section 35), and no other party shall have the right to exercise such rights under this Section 35 without the express written consent of Landlord (at Landlord’s sole discretion).

D. Notwithstanding anything to the contrary contained herein, Landlord does not hereby represent that the roof area is suitable for Tenant’s intended use or operation of the aforedescribed satellite dish or antennae or other communications equipment, nor shall

Landlord be responsible to ensure the quality of, or ability to receive or transmit signals to or from, any such satellite dish or antennae or other communications equipment contemplated by this Section 35.

36. COMPETITORS. Provided that the Lease and/or Tenant’s right of possession of the Premises shall not have then been terminated, Landlord agrees that Landlord shall not, without the prior written consent of Tenant (which consent may be withheld in Tenant’s sole discretion), hereafter during the Term, enter into any direct lease or other occupancy arrangement with a Competitor (as hereinafter defined) covering space at the Building. “Competitor” shall mean any or all of the following (i) Ticketmaster; (ii) StubHub; (iii) Viagogo (who is, as of the Effective Date, related to StubHub); and (iv) SeatGeek. Landlord shall not be deemed to have violated the restrictions set forth in this Section 36 if (A) any tenant or occupant of the Building enters into an assignment, sublease or other occupancy arrangement with any of the aforedescribed Competitors (provided that Landlord agrees to withhold its consent to any such assignment, sublease or other occupancy arrangement under this clause (A), to the extent withholding consent is reasonably permitted under the terms of such lease or occupancy agreement and under applicable law), or (B) any tenant or occupant of the Building merges or consolidates with or into, or acquires or is acquired by, any of the aforedescribed Competitors. Without limitation of the foregoing, Landlord agrees to include such restrictions on assignments or subleases or other occupancy arrangements with any of the aforedescribed Competitors, as contemplated by clause (A) of the preceding sentence, within any lease hereafter entered into between Landlord and a prospective tenant, at any time during the Term of this Lease, for space at the Building.

37. SUBSTITUTION OF OTHER PREMISES.

A. At any time after the date of this Lease, Landlord shall have the one-time right to substitute for the Premises then being leased or to be leased hereunder (the “Existing Premises”) other premises within the Building (the “New Premises”), provided that the New Premises shall be of reasonably comparable size, layout, finishes and configuration as that of the Existing Premises. The New Premises shall: reasonably similar or better views than the Premises; be on the 8th floor or higher at the Building; contain at least 95% of the Rentable Square Feet of the Existing Premises; and contain reasonably equivalent or greater improvements (in quality and value) constructed by Landlord at its sole cost and expense (not to be treated as Expenses), and the Base Rent payable from time to time for the New Premises shall not exceed the Base Rent payable hereunder from time to time for the Existing Premises, and “Tenant’s Proportionate Share” for purposes of determining Additional Rent hereunder shall not increase from that applicable to the Existing Premises.

B. If Landlord exercises its one-time substitution right under this Section 37, then Tenant shall vacate and surrender the Existing Premises on or before the later of (A) the one hundred twentieth (120th) day after the date Landlord gives notice of substitution or (B) the tenth (10th) day after the day Landlord has completed the work to be done by Landlord in the New Premises pursuant to this subsection B. and tendered possession thereof to Tenant. As of the earlier of the date of such vacation and surrender or the date when such vacation and surrender is required, the New Premises shall be the Premises hereunder and the Existing Premises shall cease to be the Premises hereunder. Landlord shall (i) pay all out-of-pocket expenses incurred by Tenant in connection with packing and unpacking, disassembling and re-assembling furniture and work stations, unwiring and re-wiring of all data and telecom equipment, and all other costs reasonably included in moving its fixtures, furnishings and equipment and other property from the Existing Premises to the New Premises, and (ii) pay Tenant’s actual out-of-pocket expenses for reprinting of business cards and marketing materials (not to exceed the sum of $2,000.00), (iii) improve the New Premises so that it is substantially similar in build-out to the Existing Premises, and reimburse Tenant for all out-of-pocket costs incurred in connection with the relocation (or, if the same cannot reasonably be relocated, then replacement) of any telephone or other communications equipment from the Existing Premises to the New Premises within thirty (30) days after Tenant’s presentation of a bill for such costs. However, instead of paying Tenant’s expenses incurred in connection with moving its property, Landlord may elect to either move Tenant’s property or provide personnel to do so, in which event such move may not be made except during evenings, weekends or holidays, so as to incur the least inconvenience to Tenant. In no event shall Landlord be responsible for the cost of any new, additional or replacement equipment unless Tenant’s existing equipment cannot reasonably be reused in the New Premises.

C. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant’s business, nor to any abatement or reduction in Rent, nor shall Tenant’s obligations under this Lease be otherwise affected, as a result of the substitution of the New Premises. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section 37. Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide to Landlord such approvals, instructions, plans, specifications and other information as may be reasonably requested by Landlord in connection with such obligations.

D. Upon substitution of the New Premises for the Existing Premises, the Rentable Square Feet of the New Premises shall be substituted for the Rentable Square Feet of the Existing Premises. Further, Tenant’s Proportionate Share and Base Rent shall be recalculated and adjusted based on the new Rentable Square Feet of the New Premises; provided that in no event shall Base Rent or Tenant’s Proportionate Share for purposes of determining Additional Rent hereunder increase in connection with the substitution of the New Premises under this Section 37, from that otherwise applicable to the then Existing Premises. At Landlord’s request, Tenant shall execute a supplement to this Lease confirming the substitution of the New Premises for the

Existing Premises. Any failure of Tenant to surrender possession of the Existing Premises as of the outside date required by this Section 37 shall thereupon be deemed a holding over by Tenant pursuant to Section 20 of this Lease. Tenant shall return possession of the Existing Premises in broom clean, but otherwise then as-is condition, and Tenant shall have no duty of restoration of the Existing Premises under Section 18 hereof, notwithstanding anything in this Lease to the contrary (provided further, that Tenant shall nevertheless be required to remove all of its personal property from the Existing Premises, all as and to the extent it is so required to do so under Section 18 hereof).

38. AMENITIES.

A. Landlord has heretofore constructed or shall hereafter construct on or before the later of July 1, 2022, and the date on which Tenant occupies the Premises for the purpose of conducting business (such later date is the “Amenities Delivery Date”), and in either case shall thereupon offer the use of a conference center to Building tenants, generally, at the Building, and Tenant shall have the right to use such conference center, subject to prior scheduling by Landlord (on a first-come first served basis), and subject to Tenant's payment of charges for Tenant's use of any such conference center, at an hourly or daily rate consistent with the charges imposed upon other tenants, generally, at the Building (and without limitation of costs and expenses relating to the conference center that are permitted to be included in Expenses pursuant to Section 5 hereof, including, without limitation, costs of leasing the conference center equipment, which shall be permitted to be included in Expenses notwithstanding anything in this lease to the contrary, but in any event after first applying (i.e., deducting) any such hourly or daily rate user charges collected by Landlord from tenants at the Building from the amount of Expenses which can be passed through to Tenant, and without limiting any charges, such as catering charges, that may be incurred by Tenant in connection with its use of such conference center). Use of the conference center shall be subject to such Rules and Regulations as may be promulgated by Landlord therefor from time to time. Landlord shall complete any incomplete portion of the aforedescribed conference center facility, and to offer the same for usage by Building tenants (including Tenant), on or before the Amenities Delivery Date. Unless Tenant otherwise agrees (at its discretion), the conference center amenity contemplated by this paragraph shall, at a minimum, continue to be available at the Building during the entire initial stated Term of this Lease (and, further, during the entire Extension Period hereunder, unless Landlord notified Tenant, as part of its Market Rental Rate notice relative to the extension option under Section 31 above, or at any other time prior to Tenant's exercise of its extension option under Section 31, that said conference center amenity may be closed during the Extension Period).

B. Landlord has heretofore constructed or shall, on or before the Amenities Delivery Date, construct and in either case shall thereupon offer the use of a rooftop deck and a tenant lounge area (containing, among other things, a bar for the purpose of serving alcohol) to Building tenants, generally, at the Building, and Tenant and its employees shall have the right to use such rooftop deck and tenant lounge area (as the case may be) upon the same terms and conditions as applicable to usage generally by other tenants at the Building, without payment of any fee or other charge relative to such rooftop deck or tenant lounge area usage (subject, however, to costs and expenses relating to the rooftop deck that are permitted to be included in Expenses pursuant to Section 5 hereof). Use of the rooftop deck and tenant lounge area shall be subject to such Rules and Regulations as may be promulgated by Landlord therefor from time to time. Landlord shall complete any incomplete portion of the aforedescribed rooftop deck and tenant lounge facilities, and to offer the same for usage by Building tenants (including Tenant), on or before the Amenities Delivery Date. Unless Tenant otherwise agrees (at its discretion), the rooftop deck and tenant lounge area amenities contemplated by this paragraph shall, at a minimum, continue to be available at the Building during the entire initial stated Term of this Lease (and, further, during the entire Extension Period hereunder, unless Landlord notified Tenant, as part of its Market Rental Rate notice relative to the extension option under Section 31 above, or at any other time prior to Tenant's exercise of its extension option under Section 31, that said rooftop deck and tenant lounge area amenity may be closed during the Extension Period). The operation of any such bar described above shall be subject to Landlord having made arrangements with an operator thereof who has obtained all required liquor licensing allowing such legal usage; and Landlord agrees to use reasonable good faith efforts to have such an operator engaged at all times during the Term in order to provide the bar service as and when required hereunder.

C. Landlord shall construct, on or before the Amenities Delivery Date, and thereupon offer the use of a bicycle storage area to Building tenants, generally, at the Building, and Tenant and its employees shall have the right to use such bicycle storage area for storage of bicycles upon the same terms and conditions as applicable to usage generally by other tenants at the Building, without payment of any fee or other charge relative to such bicycle storage area usage (subject, however, to costs and expenses relating to the bicycle storage area that are permitted to be included in Expenses pursuant to Section 5 hereof). Use of the bicycle storage area shall be subject to such Rules and Regulations as may be promulgated by Landlord therefor from time to time. Landlord shall complete any incomplete portion of the aforedescribed bicycle storage area, and to offer the same for usage by Building tenants (including Tenant), on or before the Amenities Delivery Date. Unless Tenant otherwise agrees (at its discretion), the bicycle storage area amenity contemplated by this paragraph shall, at a minimum, continue to be available at the Building during the entire initial stated Term of this Lease (and, further, during the entire Extension Period hereunder, unless Landlord notified Tenant, as part of its Market Rental Rate notice relative to the extension option under Section 31 above, or at any other time prior to Tenant's exercise of its extension option under Section 31, that said bicycle storage area amenity may be closed during the Extension Period).

D. Landlord has heretofore constructed or shall hereafter construct, on or before the Amenities Delivery Date, and in either case shall thereupon offer the use of a fitness center to Building tenants, generally, at the Building, and Tenant and its employees shall have the right to use such fitness center upon the same terms and conditions as applicable to usage generally by other tenants at the Building (subject, however, in any event, to costs and expenses relating to the fitness center that are permitted to be included in Expenses pursuant to Section 5 hereof, including, without limitation, costs of leasing the fitness center equipment, which shall be permitted to be included in Expenses, notwithstanding anything in this lease to the contrary ). Use of the fitness center shall be subject to such Rules and Regulations as may be promulgated by Landlord therefor from time to time. Landlord shall complete any incomplete portion of the aforedescribed fitness center, and to offer the same for usage by Building tenants (including Tenant), on or before the Amenities Delivery Date. Unless Tenant otherwise agrees (at its discretion), the fitness center amenity contemplated by this paragraph shall, at a minimum, continue to be available at the Building during the entire initial stated Term of this Lease (and, further, during the entire Extension Period hereunder, unless Landlord notified Tenant, as part of its Market Rental Rate notice relative to the extension option under Section 31 above, or at any other time prior to Tenant's exercise of its extension option under Section 31, that said fitness center amenity may be closed during the Extension Period).

E. Landlord has heretofore constructed or shall, on or before the Amenities Delivery Date, construct and in either case shall thereupon offer the use of a cafe to Building tenants, generally, at the Building, and Tenant and its employees shall have the right to use such cafe upon the same terms and conditions as applicable to usage generally by other tenants at the Building (subject, however, to costs and expenses relating to the rooftop deck that are permitted to be included in Expenses pursuant to Section 5 hereof). Use of the cafe shall be subject to such Rules and Regulations as may be promulgated by Landlord therefor from time to time. Landlord shall complete any incomplete portion of the aforedescribed cafe, and to offer the same for usage by Building tenants (including Tenant), on or before the Amenities Delivery Date. Unless Tenant otherwise agrees (at its discretion), the cafe contemplated by this paragraph shall, at a minimum, be available at the Building during the entire initial stated Term of this Lease. The operation of any such cafe described above shall be subject to Landlord having made arrangements with an operator thereof who has obtained all required licensing allowing such legal usage.

F. Landlord may temporarily close any the foregoing (or future) base Building amenities in order to perform repairs, alterations or improvements or in the event of an emergency, and, in particular, Landlord may temporarily close the rooftop deck and/or tenant lounge common amenity facilities for private parties. Landlord shall use good faith diligent efforts to minimize the time periods for any such temporary closure of the foregoing amenities. Landlord shall have the right to relocate any of the foregoing common amenity areas from time to time to other locations at the Building, all at Landlord's sole cost and expense (provided that the foregoing amenities will not be closed during the course of the relocation, other than for temporary closures unrelated to the relocation as described above in this Section 38.F.). Further, following the initial stated Term hereof, Landlord may add or remove amenities at the Building (including those specified above in this Section 38) as Landlord deems necessary or desirable (provided that Landlord shall not so remove any such amenities during the Extension Period hereunder, unless Landlord notified Tenant, as part of its Market Rental Rate notice relative to the extension option under Section 31 above, or at any other time prior to Tenant's exercise of its extension option under Section 31, that said amenities may be closed during the Extension Period).

39. PRE-OCCUPANCY EXPANSION OPTION. Subject to the provisions hereinafter set forth (including the terms and conditions of Section 39.F. below regarding “available office space”), Landlord hereby grants to Tenant the option to lease, on the terms and conditions hereinafter set forth, all or a portion of the office space on the 9th floor of the Building which is not otherwise being leased by Tenant as part of the initial Premises hereunder (the “Pre-Occupancy Expansion Space”), the exact area and location of the Pre-Occupancy Expansion Space to be designated by Tenant (and finalized by Landlord as provided in Section 39.E. below) within the parameters set forth in Section 33.B. below.

A. Tenant’s option to lease the Pre-Occupancy Expansion Space shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said option given not later than the day preceding the Commencement Date hereunder, time being of the essence. If Tenant’s option is not so exercised, said option shall thereupon terminate and Tenant shall not thereafter have any right to lease the Pre-Occupancy Expansion Space pursuant to this Section 39. Tenant’s exercise notice, to be effective hereunder, shall indicate the Rentable Square Feet desired by Tenant to comprise the Pre-Occupancy Expansion Space, all within the parameters set in Section 33.B. below.

B. Tenant may not elect to lease, as the Pre-Occupancy Expansion Space, an area which is less than 10,000 RSF or an area which is greater than 15,000 RSF, and the location shall generally be the northside of the 9th floor.

C. Tenant may only exercise its right to lease a portion of the Pre-Occupancy Expansion Space, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of said right and on the Commencement Date, this Lease is in full force and effect and Tenant is not in Default beyond applicable cure periods under this Lease (it being understood that if Tenant is then in default under this Lease, then the effectiveness of any exercise of Tenant’s expansion option under this Section 39 may, at Landlord’s election, be conditioned upon Tenant first having cured such default within applicable cure periods hereunder), and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease or a permitted Tenant Affiliate assignee under Section 17 hereof), the original Tenant named herein has not assigned this Lease (other than to a permitted Tenant Affiliate under Section 17 hereof) or subleased any portion of the Premises (other than to a permitted Tenant Affiliate under Section 17 hereof). Without limitation of the foregoing, no sublessee or assignee (other than an assignee which is a permitted Tenant Affiliate under Section 17 hereof) shall be entitled to exercise said option under this Section 39 and no exercise of said option by the original Tenant named herein or by a permitted Tenant Affiliate assignee shall be effective in the event said Tenant or Tenant Affiliate assigns this Lease (other than to a permitted Tenant Affiliate under Section 17) or subleases any portion of the Premises (other than to a permitted Tenant Affiliate under Section 17 hereof) prior to the Commencement Date. In the event Tenant has assigned this Lease to a Tenant Affiliate under Section 17 hereof as of the time of Tenant’s exercise of said right or as of the Commencement Date, then, at Landlord’s election, any exercise of the option under this Section 39 and the lease amendment contemplated by Section 39.E. below must be signed by both the original named Tenant (i.e., unless such entity no longer exists as a separate legal entity as a direct result of the transaction giving rise to the assignment of this Lease to such Tenant Affiliate, such as in the case of a merger) and each such successor Tenant Affiliate assignee in order to be effective. Notwithstanding anything herein to the contrary, Landlord shall have the right to waive any of the conditions to the effectiveness of Tenant’s exercise of its option rights under this Section 39, as such conditions are described above in this Section 39.C., and if Landlord so elects to waive such conditions, the exercise by Tenant shall be deemed effective in all respects. Any such waiver by Landlord shall be in writing in order to be effective for purposes of the immediate preceding sentence.

D. If Tenant has validly exercised its option to lease Pre-Occupancy Expansion Space, then the applicable Pre-Occupancy Expansion Space shall be included as part of the Premises for all purposes of this Lease, subject to all of the terms, conditions and provisions of this Lease applicable to the balance of the Premises, including the following terms set forth in this Section 33.D. Without limitation of the foregoing:

(i) Base Rent per square foot of Rentable Square Feet of the applicable Pre-Occupancy Expansion Space shall be at the same respective rates from time to time as Base Rent for the initial Premises (i.e., as described in Section 1 hereinabove);

(ii) the Rentable Square Feet of the Premises shall, for all purposes of this Lease, be increased by the Rentable Square Feet of the applicable Pre-Occupancy Expansion Space (and Tenant’s Proportionate Share, for all purposes, including for purposes of determining Additional Rent payable for Expenses and Taxes hereunder, shall be increased accordingly);

(iii) the term of the demise covering the applicable Pre-Occupancy Expansion Space shall commence on the later of the Commencement Date and the date on which Tenant is granted occupancy of the Pre-Occupancy Expansion Space in the condition required for the initial Premises on the Turnover Date (which shall include Landlord having completed the Landlord Work in the Pre-Occupancy Expansion Space), and shall expire simultaneously with the expiration or earlier termination of the Term of this Lease, including any extension or renewal thereof; and

(iv) the turnover date for such Pre-Occupancy Expansion Space shall be the later of (A) the Turnover Date hereunder, or (B) within five (5) business days after Tenant’s exercise of said option, and Tenant shall be subject to the same beneficial occupancy terms relative to the Pre-Occupancy Expansion Space, for periods prior to the Commencement Date (including payment of the Early Occupancy Charge) as applicable to the balance of the Premises, and the applicable Pre-Occupancy Expansion Space shall be delivered to Tenant in “Turnover Condition”, as defined in Section 28.C. and otherwise rented in its as-is condition as of the Commencement Date; provided that Tenant shall be entitled to an “Allowance” for any “Tenant’s Work” performed therein or within the balance of the Premises equal to $135.00 per Rentable Square Foot of the applicable Pre-Occupancy Expansion Space, which Tenant’s Work shall otherwise be performed and which Allowance shall otherwise be disbursed pursuant to the terms of the Workletter, and provided further, that the Tenant’s Work at the Pre-Occupancy Expansion Space shall include, in any event, the Landlord Funded Tenant’s Work described in Part C of Exhibit A, (which Landlord Funded Tenant’s Work shall be performed in accordance with the same terms of this Lease and the Workletter attached hereto as applicable to the balance of the Tenant’s Work); and

(v) Tenant shall be entitled to an abatement of Base Rent and Additional Rent relative to the Pre-Occupancy Expansion Space for each of the Rent Abatement Months under this Lease, all in accordance with the same terms and conditions as applicable to the balance of the initial Premises hereunder.

E. If Tenant has validly exercised its option to lease Pre-Occupancy Expansion Space, within thirty (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Pre-Occupancy Expansion Space being leased by Tenant as determined in accordance herewith, which amendment shall include a final floor plan to be prepared by or on behalf of Landlord showing, the exact area, location and configuration of the Pre-Occupancy Expansion Space, determined in accordance with this Section 39.E. The size and location of the applicable Pre-Occupancy Expansion Space shall be determined by Tenant in its exercise notice, in accordance with the parameters described in Section 39.B. above (provided that the exact size, configuration and location shall be determined by

Landlord and set forth in a final floor plan prepared by Landlord’s architect, so long as the size is consistent with the Rentable Square Feet which was so designated by Tenant in its exercise notice, plus or minus 10% (to be decided by Landlord) and so long as the location meets the criteria described in Section 39.B. above, and provided that such space shall be in a commercially leasable configuration and location, including, without limitation, a reasonably proportionate share of the window line located on such floor of the Building, reasonable access to the elevator lobby on such floor of the Building, and which configuration and location shall satisfy all applicable building codes).

F. Tenant’s right to lease all or any particular portion of the Pre-Occupancy Expansion Space shall only apply to the extent there is “available office space” (as hereinafter defined) on the 9th floor of the Building at the time of Tenant’s exercise of its option under this Section 39, to meet the Pre-Occupancy Expansion Space size and other requirements in accordance with the parameters set forth in this Section 39.C. above and as such size is designated by Tenant in its exercise notice. For purposes of the foregoing, office space on the 9th floor shall be deemed “available office space” if, at the time of Tenant’s exercise notice, such office space is not the subject of any lease or option to be lease that has been entered into between Landlord and another tenant or otherwise granted by Landlord to another Tenant, and Landlord is not then in “serious discussions” with a prospective tenant for the leasing of the subject office space and/or the granting of options to lease the subject office space (which shall include, in order to constitute serious discussions, delivery by Landlord to such party of a second proposal for the leasing and/or granting of leasing options relative to such subject office space, or delivery by such party to Landlord of a proposal or counterproposal for the leasing and/or granting of leasing options relative to such subject space, or the joint execution by Landlord and such party of a term sheet, letter of intent or other jointly signed proposal for the leasing and/or granting of leasing options relative to such subject office space).

40. SELF HELP/SET-OFF RIGHTS-ALLOWANCE DISBURSEMENT DEFAULTS. If Landlord has defaulted in its obligation to disburse the “Allowance” (as defined in the Workletter), in any such case as and when required under the Workletter (herein, in any such case, an “Allowance Disbursement Default”), which Allowance Disbursement Default continues for a period of ten (10) business days after written notice thereof from Tenant to Landlord, which written notice states therein, in all capital and bold letters, that “FAILURE TO DISBURSE THE PENDING REQUEST FOR DISBURSEMENT OF THE ALLOWANCE WITHIN TEN (10) BUSINESS DAYS FOLLOWING YOUR RECEIPT OF THIS NOTICE SHALL GIVE RISE TO TENANT'S SELF HELP AND SET-OFF RIGHTS SET FORTH IN SECTION 40 OF OUR CHICAGO LEASE FOR SPACE AT 24 EAST WASHINGTON”, then Tenant shall have the right to remedy such Allowance Disbursement Default by disbursing the applicable amount so in default from Tenant’s own funds, for payment of items for which such payment from Landlord would have otherwise been applied as described in the Workletter, and by thereafter deducting such Allowance Disbursement Default amounts so in default and so disbursed by Tenant from Rent thereafter becoming due hereunder until such amount expended by Tenant has been fully offset against Rent due from time to time hereunder. Notwithstanding the foregoing, if Landlord, in good faith, notifies Tenant in writing within ten (10) business days after receipt of Tenant’s notice described above, that Landlord contests Tenant’s assertion that Landlord has committed an Allowance Disbursement Default and states in reasonable detail the basis for its contest, then, in such case, Tenant shall not have the right to offset any amounts from Rent coming due under this Lease in accordance with the foregoing unless and until the issue of whether Landlord has committed an Allowance Disbursement Default has been finally resolved in Tenant’s favor in a binding arbitration proceeding (i.e., if the parties mutually agree, at their discretion, to have the dispute resolved by such binding arbitration) or by a court of competent jurisdiction. If Tenant exercises its remedy under this Section 40, then the remedy available to Tenant under this Section 40 shall be the sole recourse of Tenant on account of any such Allowance Disbursement Default.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.

LANDLORD:		TENANT:
	BSREP II SS CHICAGO LLC, a Delaware limited liability company	VIVID SEATS LLC, a Delaware limited liability company
By:	/s/ Matthew Whitty	By:	/s/ Lawrence Fey
Name:	Matthew Whitty	Name:	Lawrence Fey
Its:	Vice President	Its:	Chief Financial Officer